UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AMERICAN HEALTHCARE REIT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

18191 Von Karman Avenue Suite 300 Irvine, CA 92612 (949) 270-9200
April 11, 2023
Dear Stockholder:
On behalf of our Board of Directors, I cordially invite you to attend the 2023 Annual Meeting of Stockholders of American Healthcare REIT, Inc., to be held on June 15, 2023 at 8:00 a.m. local time, at the Irvine Marriott, located at 18000 Von Karman Avenue, Irvine, California 92612. We look forward to your attendance.
The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be acted upon by our stockholders, including the election of the nine directors named in this Proxy Statement, the ratification of the appointment of our independent registered public accounting firm, the approval, on an advisory (non-binding) basis, of the compensation paid to our named executive officers and the approval of the American Healthcare REIT, Inc. Second Amended and Restated 2015 Incentive Plan.
We will provide an update on our portfolio, our company and our vision for the next year and beyond at the 2023 Annual Meeting of Stockholders, and our stockholders will have an opportunity to ask questions.
None of our stockholders own more than 5% of the total aggregate shares of our Class T and Class I common stock issued and outstanding and entitled to vote, so every stockholder’s vote is important and assists us in establishing the necessary quorum to conduct business at the 2023 Annual Meeting of Stockholders. Regardless of the number of shares of our common stock you own, it is very important that your shares be represented at the 2023 Annual Meeting of Stockholders. ACCORDINGLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE 2023 ANNUAL MEETING OF STOCKHOLDERS IN PERSON, I URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. You may do this by completing, signing and dating the accompanying proxy card and returning it in the accompanying self-addressed, postage-paid return envelope. You also may authorize a proxy via the Internet at https://www.proxyvote.com or by telephone by dialing toll-free 1 (800) 690-6903. Please follow the directions provided in the proxy statement. This will not prevent you from attending and voting in person at the 2023 Annual Meeting of Stockholders, but will assure that your vote will be counted if you are unable to attend the 2023 Annual Meeting of Stockholders.
YOUR VOTE COUNTS. THANK YOU FOR YOUR ATTENTION TO THIS MATTER, AND FOR YOUR CONTINUED SUPPORT OF, AND INTEREST IN, OUR COMPANY.
Sincerely,
Jeffrey T. Hanson
Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 15, 2023
NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders of American Healthcare REIT, Inc., a Maryland corporation, will be held on June 15, 2023 at 8:00 a.m. local time, at the Irvine Marriott, located at 18000 Von Karman Avenue, Irvine, California 92612, for the following purposes, which are more completely set forth in the accompanying Proxy Statement:

1.	to consider and vote upon the election of the nine directors named in the Proxy Statement, each to hold office for a one-year term expiring at the 2024 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies;

2.	to consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023;

3.	to approve, on an advisory (non-binding) basis, the compensation paid to our named executive officers for the year ended December 31, 2022;

4.	to approve the American Healthcare REIT, Inc. Second Amended and Restated 2015 Incentive Plan; and

5.	to transact such other business as may properly come before the 2023 Annual Meeting of Stockholders or any adjournments or postponements thereof.
These proposals are discussed in the following pages, which are made part of this notice. Our stockholders of record at the close of business on March 20, 2023 are entitled to vote at the 2023 Annual Meeting of Stockholders of American Healthcare REIT, Inc. We reserve the right, in our sole discretion, to adjourn or postpone the 2023 Annual Meeting of Stockholders to provide more time to solicit proxies for the meeting.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 15, 2023.
The proxy statement and annual report to stockholders are available at https://www.proxyvote.com.
You may obtain directions to attend the 2023 Annual Meeting of Stockholders of American Healthcare REIT, Inc. by calling 1 (949) 270-9258.
Please sign and date the accompanying proxy card and return it promptly in the accompanying self-addressed, postage-paid return envelope whether or not you plan to attend. You also may authorize a proxy electronically via the Internet at https://www.proxyvote.com or by telephone by dialing toll-free 1 (800) 690-6903. Instructions are included with the proxy card. If you attend the 2023 Annual Meeting of Stockholders, you may vote in person if you wish, even if you previously have returned your proxy card or authorized a proxy electronically. You may revoke your proxy at any time prior to its exercise.
By Order of the Board of Directors,

Mark E. Foster
EVP, General Counsel and Secretary
April 11, 2023
i

PROXY STATEMENT
The accompanying proxy is solicited by the Board of Directors of American Healthcare REIT, Inc., or American Healthcare REIT, for use in voting at the 2023 Annual Meeting of Stockholders, or the annual meeting, to be held on June 15, 2023 at 8:00 a.m. local time, at the Irvine Marriott, located at 18000 Von Karman Avenue, Irvine, California 92612, and at any adjournment or postponement thereof, for the purposes set forth in the attached notice. The proxy solicitation materials are being distributed to stockholders entitled to vote on or about April 11, 2023.
About the Meeting
What is the purpose of the annual meeting?
At the annual meeting, stockholders will be asked to: (i) consider and vote upon the election of the nine directors named in this Proxy Statement, each to hold office for a one-year term expiring at the 2024 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies; (ii) consider and vote upon the ratification of the appointment of Deloitte & Touche LLP, or Deloitte & Touche, as our independent registered public accounting firm for the year ending December 31, 2023; (iii) approve, on an advisory (non-binding) basis, the compensation paid to our named executive officers for the year ended December 31, 2022, or the say on pay proposal; (iv) approve the American Healthcare REIT, Inc. Second Amended and Restated 2015 Incentive Plan; and (v) to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
Management will provide an update on our portfolio, our company and our vision for the next year and beyond and will respond to questions from stockholders. In addition, representatives of Deloitte & Touche, our independent registered public accounting firm, are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions from our stockholders.
What is our Board of Directors’ voting recommendation?
Unless you give other instructions on your proxy card, the individuals named on the card as proxy holders will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors unanimously recommends that: (i) you vote your shares “FOR” each of the nominees to our Board of Directors; (ii) you vote your shares “FOR” the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for the year ending December 31, 2023; (iii) you vote your shares “FOR” approval of the advisory (non-binding) say on pay proposal; and (iv) you vote your shares “FOR” approval of the American Healthcare REIT, Inc. Second Amended and Restated 2015 Incentive Plan. No director has informed us that he or she intends to oppose any action intended to be taken by us.
What happens if additional proposals are presented at the annual meeting?
Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If other matters are presented and you are authorizing a proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.
Who is entitled to vote?
Only stockholders of record at the close of business on March 20, 2023, or the record date, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they hold on that date at the annual meeting or any adjournments or postponements thereof. As of the record date, we had an aggregate of 66,210,308 shares of our Class T and Class I common stock issued and outstanding and entitled to vote. Each outstanding share of our common stock, regardless of share class, entitles its holder to cast one vote on each proposal to be voted on at the annual meeting.

What constitutes a quorum?
If holders of more than 50.0% of the aggregate Class T and Class I shares of our common stock outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.
How do I vote my shares at the annual meeting?
Authorizing a Proxy by Mail — Stockholders may authorize a proxy by completing the accompanying proxy card and mailing it in the accompanying self-addressed, postage-paid return envelope. Completed proxy cards must be received by June 14, 2023.
Authorizing a Proxy by Internet — Stockholders may authorize a proxy electronically using the Internet at https://www.proxyvote.com until 11:59 p.m. Eastern Daylight Saving Time on June 14, 2023.
Authorizing a Proxy by Telephone — Stockholders may authorize a proxy by telephone by dialing toll-free at 1 (800) 690-6903 until 11:59 p.m. Eastern Daylight Saving Time on June 14, 2023.
Can I revoke my proxy after I return my proxy card or after I authorize a proxy by telephone or the Internet?
If you are a stockholder of record as of March 20, 2023, you may revoke your proxy at any time before the proxy is exercised at the annual meeting by delivering to our Secretary a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person (although attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request). To revoke a proxy previously submitted by telephone or the Internet, you may simply authorize a proxy again at a later date using the same procedure set forth above, but before the deadline for telephone or Internet proxy authorization, in which case the later submitted proxy will be recorded and the earlier proxy revoked.
If you hold shares of our common stock in “street name,” you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.
What vote is required to approve each proposal that comes before the annual meeting?
•In the election of directors, the nine director nominees receiving a plurality of the affirmative (“FOR”) votes cast at a meeting at which a quorum is present will be elected. This means that the nine director nominees receiving the largest number of affirmative (“FOR”) votes cast at a meeting at which a quorum is present will be elected.
•To ratify the appointment of Deloitte & Touche, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present must be cast in favor of the proposal.
•To approve the advisory (non-binding) say on pay proposal, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present must be cast in favor of the proposal. As an advisory vote, this proposal is not binding upon us. However, the Compensation Committee of our Board of Directors, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions.
•To approve the American Healthcare REIT, Inc. Second Amended and Restated 2015 Incentive Plan, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present must be cast in favor of the proposal.
Abstentions and broker non-votes have no impact on any of the above proposals.
Will my vote make a difference?
Yes. Your vote is needed to ensure that the proposals can be acted upon. Unlike most other public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of shares of our common stock. As a result, a large number of our stockholders must be present in person or by proxy at the annual meeting to constitute a quorum. THEREFORE, YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES! Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder proxies. We encourage you to participate in the governance of American Healthcare REIT and welcome your attendance at the annual meeting.
Who will bear the costs of soliciting proxies for the meeting?
American Healthcare REIT will bear the entire cost of the solicitation of proxies from its stockholders. We have retained Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials and solicitation of votes. We anticipate paying Broadridge Financial Solutions, Inc. approximately $190,000 for such services, which includes estimated postage and other out-of-pocket expenses, plus other fees and expenses for other services related to this proxy solicitation such as the printing and review of proxy materials and our annual report, dissemination of broker search cards and solicitation of brokers and banks, and delivery of executed proxies. In addition to the distribution of these proxy materials, the solicitation of proxies may be made in person, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.
Who should I call if I have any questions?
If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:
Broadridge Financial Solutions, Inc.
51 Mercedes Way
Edgewood, New York 11717
American Healthcare REIT, Inc.
Call toll-free: 1 (855) 976-3325

PROPOSAL FOR
ELECTION OF DIRECTORS
(Proposal No. 1)
Background
Our Board of Directors currently consists of 12 directors and is comprised of Jeffrey T. Hanson, Scott A. Estes, Brian J. Flornes, Harold H. Greene, Dianne Hurley, Marvin R. O’Quinn, Danny Prosky, Valerie Richardson, Gerald W. Robinson, Mathieu B. Streiff, J. Grayson Sanders and Wilbur H. Smith III. Messrs. Greene, Robinson and Sanders will retire from our Board of Directors effective June 14, 2023 and are not standing for re-election. Our Board of Directors thanks Messrs. Greene, Robinson and Sanders for their distinguished service to our company throughout the years. Messrs. Greene, Robinson and Sanders are not retiring as a result of any disagreement with our company. The retirement is part of our broader Board of Directors refreshment initiative, which included the appointment of Mr. Estes in August 2022, Mr. O’Quinn in January 2023 and Ms. Richardson in January 2023. Our charter and bylaws provide that the number of directors never be less than one, with a maximum of 15 directors, and that our directors each serve a term of one year, but may be re-elected.
The following table is as of April 11, 2023 and sets forth the names of and summary information regarding each incumbent director nominated by our Board of Directors to serve as our director for a term of office commencing on the date of the 2023 Annual Meeting of Stockholders and ending on the date of the 2024 Annual Meeting of Stockholders. Each director will hold office until his or her successor has been elected and qualifies or until the director's earlier resignation or removal.

Name	Position	Appointed as Director Since	Age	Committees	Appointed to Committee Since
Jeffrey T. Hanson	Non-Executive Chairman of the Board of Directors	2015	52
Danny Prosky	Chief Executive Officer, President, Director	2021	58
Mathieu B. Streiff	Director	2021	47
Scott A. Estes	Independent Director	2022	52	Audit	2022
Brian J. Flornes	Independent Director	2016	59	Audit; Nominating and Corporate Governance (Chairman)	2016; 2021
Dianne Hurley	Independent Director	2016	60	Audit (Chairwoman); Compensation	2016; 2021
Marvin R. O’Quinn	Independent Director	2023	71	Compensation	2023
Valerie Richardson	Independent Director	2023	64	Nominating and Corporate Governance	2023
Wilbur H. Smith III	Independent Director	2016	50	Nominating and Corporate Governance	2021
Unless otherwise instructed on the proxy, the shares represented by proxies will be voted FOR each of the nominees for director named below. Each of the nominees has consented to being named as a nominee in this proxy statement and has agreed that, if elected, he or she will serve on our Board of Directors for a one-year term ending on the date of the 2024 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualifies. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by our Board of Directors. We are not aware of any family relationship among any of the nominees to become directors, the executive officers or other key officers of American Healthcare REIT. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him or her and any other person relating to his or her election as a director, except that such nominees agreed to serve as our directors if elected.
Director Qualifications
We believe that our Board of Directors should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to our operations and interests. Each director also is expected to: exhibit high standards of integrity, commitment and independence of thought and judgment; use his or her skills and experiences to provide independent oversight to our business; participate in a constructive and collegial manner; be willing to devote sufficient time to carrying out his or her duties and responsibilities effectively; devote the time and effort necessary to learn our business; and represent the long-term interests of our stockholders. Furthermore, we believe our Board of Directors should be comprised of persons with skills in areas such as: finance, real estate, leadership of business organizations and legal matters.
In addition to the targeted skill areas as noted above, we endeavor to select members of our Board of Directors which have a strong record of achievement in key knowledge areas that are critical for directors to add value to our Board of Directors, including:
•Strategy — knowledge of our business model, the formulation of corporate strategies, knowledge of key competitors and markets;
•Relationships — understanding how to interact with investors, accountants, attorneys, management companies and markets in which we operate; and
•Functional — understanding of finance matters, financial statements and auditing procedures, technical expertise, legal issues and marketing.
Information about Director Nominees
Jeffrey T. Hanson, age 52, has served as our non-executive Chairman of the Board of Directors since June 2022, having previously served as our Executive Chairman of the Board of Directors since October 2021, and our Chief Executive Officer and Chairman of the Board of Directors from January 2015 until October 2021. He was also one of the founders and owners of AHI Group Holdings, LLC, or AHI Group Holdings, an investment management firm that owned a controlling interest in American Healthcare Investors, LLC, or American Healthcare Investors, which served as one of the company’s co-sponsors and indirectly owned a majority interest in Griffin-American Healthcare REIT IV Advisor, LLC, or our former advisor. Mr. Hanson was a founding principal of and served as Managing Director of American Healthcare Investors from December 2014 until October 2021. Mr. Hanson also served as Chief Executive Officer and Chairman of the Board of Directors of Griffin-American Healthcare REIT III, Inc., or GA Healthcare REIT III, from January 2013 until October 2021, and previously served as Chief Executive Officer and Chairman of the Board of Directors of Griffin-American Healthcare REIT II, Inc., or GA Healthcare REIT II, from January 2009 to December 2014. He also served as Executive Vice President of Griffin-American Healthcare REIT Sub-Advisor, LLC, or Griffin-American Healthcare REIT Advisor, from November 2011 to December 2014. He served as the Chief Executive Officer of Grubb & Ellis Healthcare REIT Advisor, LLC, or Grubb & Ellis Healthcare REIT Advisor, from January 2009 to November 2011 and as the Chief Executive Officer and President of Grubb & Ellis Equity Advisors, LLC, or Grubb & Ellis Equity Advisors, from June 2009 to November 2011. He also served as the President and Chief Investment Officer of Grubb & Ellis Realty Investors, LLC, or Grubb & Ellis Realty Investors, from January 2008 and November 2007, respectively, until November 2011. He also served as the Executive Vice President, Investment Programs, of Grubb & Ellis Company, or Grubb & Ellis, from December 2007 to November 2011 and served as Chief Investment Officer of several investment management subsidiaries within Grubb & Ellis’ organization from July 2006 to November 2011. From 1997 to July 2006, prior to Grubb & Ellis’ merger with NNN Realty Advisors, Inc., or NNN Realty Advisors, in December 2007, Mr. Hanson served as Senior Vice President with Grubb & Ellis’ Institutional Investment Group in the firm’s Newport Beach office. While with that entity, he managed investment sale assignments throughout the Western United States, with a significant focus on leading acquisitions and dispositions on healthcare-related properties, for major private and institutional clients. During that time, he also served as a member of the Grubb & Ellis President’s Counsel and Institutional Investment Group Board of Advisors. Additionally, from December 2015 to November 2016, Mr. Hanson served as a member of the board of directors of Trilogy Investors, LLC, or Trilogy. Mr. Hanson received a B.S. degree in Business from the University of Southern California with an emphasis in Real Estate Finance.
Our Board of Directors selected Mr. Hanson to serve as a director because he currently serves as our non-executive Chairman of the Board of Directors, and previously served as our Chief Executive Officer and Chairman of the Board of Directors for eight years. Mr. Hanson has also served in various executive roles overseeing all aspects of commercial real estate investment activities. Additionally, Mr. Hanson has insight into the development, finance, operations and marketing aspects of our company. He has knowledge of the real estate and healthcare industries and relationships with chief executive officers and senior management at other real estate and healthcare companies. Our Board of Directors believes that Mr. Hanson brings an important perspective to our Board of Directors.

Danny Prosky, age 58, has served as our Chief Executive Officer, and as a member of our Board of Directors, since October 2021, and has served as our President since January 2015. Mr. Prosky previously served as our Chief Operating Officer from January 2015 to October 2021 and our Interim Chief Financial Officer from October 2015 to June 2016. He was also one of the founders and owners of AHI Group Holdings. Mr. Prosky was a founding principal of and served as Managing Director of American Healthcare Investors from December 2014 until October 2021. Mr. Prosky has also served as President and Chief Operating Officer of GA Healthcare REIT III from January 2013 until October 2021, as its Interim Chief Financial Officer from August 2015 to June 2016, and as one of its directors from December 2014 until October 2021. Mr. Prosky previously served as President, Chief Operating Officer and a director of GA Healthcare REIT II from January 2009 to December 2014 and as Executive Vice President of Griffin-American Healthcare REIT Advisor from November 2011 to December 2014. He served as the President and Chief Operating Officer of Grubb & Ellis Healthcare REIT Advisor from January 2009 to November 2011 and as Executive Vice President and Secretary of Grubb & Ellis Equity Advisors Property Management, Inc. from June 2011 to November 2011. He also served as the Executive Vice President, Healthcare Real Estate of Grubb & Ellis Equity Advisors from September 2009 to November 2011, having served as Executive Vice President, Healthcare Real Estate and Managing Director, Healthcare Properties of several investment management subsidiaries within the Grubb & Ellis organization from March 2006 to November 2011, and was responsible for all medical property acquisitions, management and dispositions. He served as the Executive Vice President — Acquisitions of Grubb & Ellis Healthcare REIT, Inc., which is now known as Healthcare Trust of America, Inc., from April 2008 to June 2009, having served as its Vice President — Acquisitions from September 2006 to April 2008. Mr. Prosky previously worked for HCP, Inc., which is now known as Healthpeak Properties, Inc., or PEAK, a publicly traded healthcare real estate investment trust, or REIT, where he served as the Assistant Vice President — Acquisitions & Dispositions from February 2005 to March 2006 and as Assistant Vice President — Asset Management from November 1999 to February 2005. From 1992 to 1999, he served as the Manager, Financial Operations, Multi-Tenant Facilities for American Health Properties, Inc., or American Healthcare Properties. Additionally, since December 2015, Mr. Prosky has also served as a member of the board of directors of Trilogy. Mr. Prosky received a B.S. degree in Finance from the University of Colorado and an M.S. degree in Management from Boston University.
Our Board of Directors selected Mr. Prosky to serve as a director because he is our Chief Executive Officer and President and his primary focus has been on the acquisition and operation of healthcare and healthcare-related properties. He has significant knowledge of, and relationships within, the real estate and healthcare industries, due in part to the 14 years he worked at PEAK and American Health Properties. Our Board of Directors believes that his executive experience in the real estate industry coupled with his deep knowledge of our company’s strategies and operations bring strong financial and operational expertise to our Board of Directors.
Mathieu B. Streiff, age 47, has served as a member of our Board of Directors, since October 2021. Prior to that, he served as our Executive Vice President from August 2022 until December 2022, and as our Chief Operating Officer from October 2021 until August 2022. Mr. Streiff also served as our Executive Vice President and General Counsel from January 2015 until October 2021. He was also one of the founders and owners of AHI Group Holdings. Mr. Streiff also was a founding principal and served as Managing Director from December 2014 until October 2021, and General Counsel from December 2014 to December 2019, of American Healthcare Investors. He also served as Executive Vice President, General Counsel of GA Healthcare REIT III from July 2013 until October 2021, having served as its Executive Vice President from January 2013 to July 2013. Mr. Streiff served as Executive Vice President, General Counsel of GA Healthcare REIT II from September 2013 to December 2014, having served as its Executive Vice President from January 2012 to September 2013. He also has served as Executive Vice President of Griffin-American Healthcare REIT Advisor from November 2011 to December 2014. Mr. Streiff served as General Counsel, Executive Vice President and Secretary of Grubb & Ellis from October 2010 to June 2011, after previously serving as the firm’s Chief Real Estate Counsel and Senior Vice President, Investment Operations. From September 2002 until March 2006, Mr. Streiff was an associate in the real estate department of Latham & Watkins LLP in New York, New York. Additionally, since December 2015, Mr. Streiff has also served as a member of the board of directors of Trilogy. Mr. Streiff received a B.S. degree in Environmental Economics and Policy from the University of California, Berkeley and a J.D. degree from Columbia University Law School. He is a member of the New York State Bar Association.
Our Board of Directors selected Mr. Streiff to serve as a director because he was our Chief Operating Officer and has significant operational and legal experience relevant to our business, including in the areas of negotiating and structuring healthcare real estate acquisitions, financings, disposition transactions, corporate finance and corporate governance. Additionally, Mr. Streiff has 18 years of experience in the real estate and healthcare industries and relationships with executive officers and senior management at other real estate and healthcare companies. Our Board of Directors believes that his executive experience in the real estate industry coupled with his deep legal background and knowledge of our company’s strategies and operations bring valuable financial and operational expertise to our Board of Directors.

Scott A. Estes, age 52, has served as one of our independent directors and a member of our Audit Committee since August 2022. Mr. Estes has also served as a member of the board of trustees and audit committee chairman of JBG Smith Properties, a NYSE-listed REIT, located in Bethesda, Maryland that owns, operates, invests in and develops a dynamic portfolio of mixed-use properties in the high growth and high barrier-to-entry submarkets in Washington, DC since June 2017. Mr. Estes has also served as an independent director and audit chairman of Essential Properties Realty Trust, a NYSE-listed REIT located in Princeton, New Jersey that acquires, owns and manages primarily single tenant properties since June 2018. Previously, Mr. Estes served as Executive Vice President—Chief Financial Officer of Welltower Inc., or Welltower, a NYSE-listed, S&P 500 constituent REIT, located in Toledo, Colorado, focused on healthcare infrastructure, from January 2009 to October 2017. Mr. Estes also served as Senior Vice President and Chief Financial Officer of Welltower from March 2006 to January 2009 and as Vice President of Finance of Welltower from April 2003 to March 2006. During his tenure at Welltower, Mr. Estes was significantly involved in managing the capital allocation effort supporting that company’s rapid growth, with direct oversight of capital markets transactions, which raised over $14 billion of equity capital and $10 billion of unsecured debt capital. From January 2000 to April 2003, Mr. Estes served as a Senior Equity Research Analyst and Vice President with Deutsche Bank Securities, a financial services firm, with primary coverage of the Healthcare REIT and Healthcare Services industry sub-sectors. Additionally, Mr. Estes served as a Vice President of Bank of America Securities from January 1998 through December 1999 covering the Healthcare REIT and Seniors Housing sectors, and as an Associate Analyst and Vice President at Morgan Stanley’s equity research department from m March 1994 through December 1997. Mr. Estes received his B.A. degree in Economics in 1993 from The College of William and Mary.
Our Board selected Mr. Estes to serve as a director based on his financial and business expertise, particularly in his capacity as chief financial officer of a large, NYSE-listed healthcare real estate investment trust. Our Board believes that his experience in the oversight of financial reporting, capital markets and capital raising, corporate finance and accounting, treasury, tax and audit functions, as well as his previous service on the board of directors of two other NYSE-listed REITs, will bring value to us, particularly in his role as a member of our audit committee.
Brian J. Flornes, age 59, has served as one of our independent directors and a member of our Audit Committee since February 2016 and as our Nominating and Corporate Governance Committee chairman since October 2021. Mr. Flornes served as the Chief Executive Officer of Vintage Senior Living, or Vintage, from June 2010 to September 2018, having co-founded the company in 1998 and served as its Co-Chief Executive Officer from inception to June 2010. Vintage, located in Newport Beach, California, owned and operated senior housing communities specializing in independent senior living, assisted living and memory care services for Alzheimer’s and other dementia with 24 communities in California and Washington. Vintage grew to be one of the largest assisted living providers in California and consistently ranked in the “Top 50” owners and operators of senior housing across the nation, according to the Assisted Living Federation of America. Vintage sold the majority of its portfolio of communities in 2016, which encompassed in excess of 3,200 resident units with more than 2,000 associates. Since February 2006, Mr. Flornes has been responsible for a direct joint-venture relationship with one of the nation’s largest pension funds. The joint venture, with $325 million of committed capital, has acquired 19 senior living communities and net asset value has grown to more than 2.5 times invested capital. From 1995 to 1998, Mr. Flornes served as Founder and Principal of American Housing Concepts, a real estate development firm directly associated with ARV Assisted Living, one of the largest senior living providers in the early 1990s. Prior to American Housing Concepts, Mr. Flornes served in several roles and ultimately as President of Development, from 1992 to 1995, of ARV Assisted Living. Throughout his career, Mr. Flornes has directly contributed to the acquisition and development of more than 8,000 units of senior living in 11 states and has been responsible for $1.5 billion in financing. Mr. Flornes was a longstanding member of the American Senior Housing Association and also served on the board of the California Assisted Living Association. Mr. Flornes is a member of the World Presidents’ Organization. Mr. Flornes received a B.A. degree in Communication as well as an M.B.A. degree from Loyola Marymount University.
Our Board of Directors selected Mr. Flornes to serve as a director because of his particular experience with the acquisition, development, operation and financing of healthcare-related properties and senior housing communities. He has significant knowledge of, and relationships within, the real estate and healthcare industries, due in part to his more than 30 years of industry experience managing all aspects of senior living. Mr. Flornes’ vast real estate experience in senior living also enhances his ability to contribute insight on achieving our investment objectives. Our Board of Directors believes that this experience will bring valuable knowledge and operational expertise to our Board of Directors.
Dianne Hurley, age 60, has served as one of our independent directors and our Audit Committee chairwoman since February 2016 and as a member of our Compensation Committee since October 2021. Ms. Hurley also serves as an independent director and audit committee chairwoman and member of the Nominating and Corporate Governance Committee of AG Mortgage Investment Trust, Inc. (NYSE: MITT), a publicly traded residential REIT located in New York, New York, since December 2020. Prior to that, Ms. Hurley was an independent director and audit committee chairwoman of CC Real Estate Income Fund located in New York, New York, from March 2016 until its liquidation in August of 2020, and an independent director and nominating and corporate governance committee member of NorthStar Realty Europe, located in

New York, New York, from August 2016 until its sale in October of 2019, and an independent director and audit committee member of NorthStar/RXR New York Metro Income, Inc. located in New York, New York, from February 2015 until December 2018. Since April 2022, Ms. Hurley has also served as a Managing Director of asset management recruiting and human capital management consulting at Glocap. Prior to that, she served as the Chief Administrative Officer of A&E Real Estate, located in New York, New York, an owner/operator of multifamily properties, where she worked on the firm’s business and administrative management from March 2017 until June 2020. From January 2015 to 2022, Ms. Hurley has also worked in operational and financial management and consulting to startup and transitional organizations including Moravian Academy located in Bethlehem, Pennsylvania, BayPine Capital located in Boston, Massachusetts, a large cap digital private equity firm, Stonecourt Capital located in New York, New York, a middle-market growth private equity firm, Imperial Companies located in New York, New York, a real estate private investment firm, and RedBird Capital Partners located in New York, New York. From September 2009 to November 2011, Ms. Hurley served as the Chief Operating Officer, Global Distribution, at Credit Suisse Asset Management, where she was responsible for overall management of the sales business, strategic initiatives, financial and client reporting and regulatory and compliance oversight. From 2004 to September 2009, Ms. Hurley served as the founding Chief Administrative Officer of TPG-Axon Capital, where she was responsible for investor relations and fundraising, human capital management, compliance policy implementation, joint venture real estate investments and corporate real estate. Earlier in her career, Ms. Hurley worked in the real estate department at Goldman Sachs. Ms. Hurley holds a Bachelor of Arts from Harvard University in Cambridge, Massachusetts and a Master of Business Administration from Yale School of Management, New Haven, Connecticut.
Our Board of Directors selected Ms. Hurley to serve as a director in part due to her financial expertise, particularly in the real estate industry. Our Board of Directors believes that her service on the board of directors of several REITs, as well as her finance, operations, regulatory and compliance experience, will bring valuable insight to us, particularly in her role as the Audit Committee chairwoman and audit committee financial expert. With her extensive background in real estate finance and real estate operations, Ms. Hurley brings valuable business skills to our Board of Directors.
Marvin R. O’Quinn, age 71, has served as one of our independent directors and a member of the Compensation Committee since January 2023. Mr. O’Quinn has also served as the President and Chief Operations Officer of CommonSpirit Health located in Chicago, Illinois, since February 2019, where he spearheaded the growth and policy development of a health system resulting from the merger of Dignity Health and Catholic Health Initiatives that included 140 hospitals, approximately 150,000 employees and $30 billion in annual revenue. From January 2009 until February 2019, Mr. O’Quinn served as the Senior Executive Vice President and Chief Operating Officer of Dignity Health, a not-for-profit corporation located in San Francisco, California, that operated hospitals and ancillary care centers located in California, Arizona and Nevada. He also served as President and Chief Executive Officer of Jackson Health System in Miami, Florida, from 2003 to 2009. Prior to that, Mr. O’Quinn served as Executive Vice President and Chief Operating Officer of Atlantic Health System in Florham Park, New Jersey, from 2000 until 2003. Mr. O’Quinn has also held executive positions with New York Presbyterian Health System, located in New York, New York, as well as Providence Medical Center and Providence Milwaukie Hospital, located in Portland, Oregon. Additionally, throughout his career, Mr. O’Quinn has held key positions within other hospitals and medical centers throughout the Northwest, including Legacy Emanuel Hospital & Health Center, Willamette Falls Hospital, Valley Children’s Hospital and Harborview Medical Center. Mr. O’Quinn also currently serves as chairman of the board of directors for Dignity Health Global Education, headquartered in Phoenix, Arizona, and holds board appointments with First Initiatives Insurance, Ltd., a captive insurance company headquartered in Englewood, Colorado, that serves CommonSpirit Health, and Premier, Inc., (NASDAQ: PINC), located in Charlotte, North Carolina, a Nasdaq-listed healthcare improvement company that completed its IPO in October 2013. Mr. O’Quinn holds a master’s degree in Health Administration and a bachelor’s degree in Science and Biology from the University of Washington.
Our Board selected Mr. Quinn to serve as a director due to his strong background in healthcare delivery systems and healthcare management. Mr. Quinn’s vast understanding of the healthcare industry and extensive leadership experience throughout his more than 40-year career in the healthcare field enhances his ability to contribute valuable insight and assist our company in achieving business success. With his significant experience, Mr. Quinn will bring valuable industry knowledge to our company.
Valerie Richardson, age 64, has served as one of our independent directors and a member of the Nominating and Corporate Governance Committee since January 2023. Ms. Richardson has also served as the Chief Operating Officer of the International Council of Shopping Centers, or ICSC, a professional trade organization serving the retail marketplaces industry, located in New York, New York since February 2021. She previously served as the Vice President of Real Estate for The Container Store, Inc., located in Coppell, Texas, where she led its real estate team for 20 years from September 2000 until February 2021. Before joining The Container Store, Inc. in the fall of 2000, she also served as Senior Vice President – Real Estate and Development for Ann Taylor, Inc., headquartered in New York, New York, where she administered the company’s store expansion strategy for Ann Taylor and Ann Taylor Loft. Prior to that, Ms. Richardson was Vice President of

Real Estate and Development of Barnes & Noble, Inc., the country’s largest bookselling retailer. Ms. Richardson began her real estate career at Trammell Crow Company, a Dallas-based real estate developer, where she became a Partner in its Shopping Center Division. Additionally, since 2018, Ms. Richardson has also served as a member of the Board of Directors for Kimco Realty Corporation (NYSE: KIM), North America’s largest publicly traded owner and operator of open-air, grocery-anchored shopping and mixed-use centers, where she also serves as a member of its Audit, Executive Compensation and Nominating and Corporate Governance Committees. Since 2004, Ms. Richardson has been a member of the Board of Trustees of ICSC and was elected as ICSC Chairman for the 2018 to 2019 term and ICSC Vice-Chairperson for the 2017 to 2018 term. She also served on the Board of the ICSC Foundation from 2011 to 2019, and as a Trustee at Baylor Scott & White Medical Center – Plano from 2010 to 2016. Ms. Richardson earned an M.B.A. in Real Estate from the University of North Texas and a B.S. in Education from Texas State University.

Our Board of Directors selected Ms. Richardson to serve as director in part due to her over 40 years of experience in the retail real estate industry during which time she held various executive positions. Our Board believes that Ms. Richardson’s service on the board of directors of a large NYSE-listed REIT that owns and operates shopping centers will bring valuable insight to us, particularly in her role on the Nominating and Corporate Governance Committee. With her broad understanding of real estate strategy and perspective on industry best practices, Ms. Richardson will contribute beneficial business knowledge and skills to our company.
Wilbur H. Smith III, age 50, has served as one of our independent directors since February 2016 and as a member of our Nominating and Corporate Governance Committee since October 2021. Mr. Smith is the Chief Executive Officer, President and Founder of Greenlaw Partners, LLC, a full-service real estate development and operating company, and Greenlaw Management, Inc., a commercial property management company, collectively known as Greenlaw, which are located in Irvine, California and which he founded in March 2003. Mr. Smith personally oversees all aspects of Greenlaw’s acquisition, operations and investment development/redevelopment programs. Since inception and under Mr. Smith’s leadership, Greenlaw has completed in excess of $5.0 billion in acquisitions and dispositions of commercial real estate properties. The majority of Greenlaw assets have been in joint ventures with leading global institutional groups including Walton Street, Westbrook, Cigna, UBS, Guggenheim, Cross Harbor and Cerberus. Currently, Greenlaw owns and manages a joint venture portfolio in California approaching $3.0 billion in value that has approximately 10,000,000 square feet of buildings primarily comprised of office, industrial, retail, medical office and multifamily assets. Prior to Greenlaw, Mr. Smith served as Vice President of Newport Beach based Makar Properties from 1999 to 2003. Mr. Smith also served as Trustee of Partners Real Estate Investment Trust from June 2013 to December 2013 and since 2012 has served on the Board of California Waterfowl Association. Mr. Smith is an active member of Young Presidents Organization and currently serves on the board of the Orange County Gold Chapter. In addition, Mr. Smith is a founding member of Tiger21 Orange County Chapter and sits on the executive board of the University of Southern California Lusk Center for Real Estate as well as on the University of Southern California Price School of Public Policy Advisory Board for the Bachelor of Science in Real Estate Development. Mr. Smith is a licensed California real estate broker and received a B.S. degree in Agriculture from California Polytechnic State University, San Luis Obispo, and earned a Master’s degree in Real Estate Development from the University of Southern California.

Our Board of Directors selected Mr. Smith to serve as a director due to his vast experience in the acquisition, operations, investment and disposition of commercial real estate as well as his experience with a number of leading global institutions through joint ventures, matching acquisitions with the appropriate investment structures/channels. Mr. Smith’s experience in the commercial real estate industry, capital markets and real estate operations enhances his ability to contribute to our investment strategies and help us achieve our investment objectives. Our Board of Directors believes his executive experience in the real estate industry will bring strong financial and operational expertise to our Board of Directors.
Vote Required
The nine director nominees receiving a plurality of the affirmative (“FOR”) votes cast at a meeting at which a quorum is present will be elected. For purposes of the proposal to elect the director nominees, abstentions and broker non-votes will count toward the presence of a quorum but will have no impact on the proposal. A properly executed proxy card, or instruction by telephone or the Internet, indicating “FOR” a nominee will be considered a vote in favor of the proposal to elect the director nominee to which it applies. A properly executed proxy card, or instruction by telephone or the Internet, indicating “WITHHOLD” will be considered a vote against the director nominee to which it applies.
Our Board of Directors recommends a vote FOR each of the nominees for election as directors.

EXECUTIVE OFFICERS
Information regarding our executive officers is set forth below. Each of our executive officers has stated that there is no arrangement or understanding of any kind between him or her and any other person relating to his or her appointment as an executive officer.
For biographical information regarding Mr. Prosky, our Chief Executive Officer and President, see “Proposal for Election of Directors — Information about Director Nominees” above.
Brian S. Peay, age 57, has served as our Chief Financial Officer since June 2016. He also served as Executive Vice President and Chief Financial Officer of American Healthcare Investors and as Chief Financial Officer of GA Healthcare REIT III from June 2016 until October 2021. Mr. Peay served as Chief Financial Officer of Veritas Investments, Inc., located in San Francisco, California, one of the largest owners and operators of rent-controlled apartments in the San Francisco Bay Area, from September 2015 to May 2016, where he was responsible for the financial planning, corporate budgeting, tax structuring and management of the accounting function of the company. Mr. Peay previously served as Vice President Finance & Sales Ops of MobileIron, Inc., located in Mountain View, California, a leader in security and management for mobile devices, applications and documents, from October 2013 to September 2015. Mr. Peay served as Chief Financial Officer of Glenborough, LLC from November 2006 to March 2012, and prior to its purchase by Morgan Stanley Real Estate Fund V, Mr. Peay also previously served in executive capacities including Chief Financial Officer, SVP — Joint Ventures (Business Development), Chief Accounting Officer and VP Finance with Glenborough Realty Trust, Inc., a real estate investment and management company focused on the acquisition, management and leasing of high quality commercial properties in major markets across the country, from November 1997 to November 2006, where he was responsible for the finance, accounting and reporting, risk management, information technology and human resource functions of the company. Prior to Glenborough Realty Trust, Inc., Mr. Peay served as Chief Financial Officer & Director of Research at Cliffwood Partners, L.P. from August 1995 to November 1997. Mr. Peay also served as Manager at Kenneth Leventhal & Co., a certified public accounting firm specializing in real estate that subsequently merged with Ernst & Young LLP, from August 1988 to August 1995. Mr. Peay received a B.S. degree in Business Economics from the University of California, Santa Barbara. Mr. Peay became a Certified Public Accountant in the State of California in 1992; his current status is not practicing.
Gabriel M. Willhite, age 42, has served as our Chief Operating Officer since August 2022, having previously served as our Executive Vice President, General Counsel since October 2021. Mr. Willhite served as our Assistant General Counsel — Transactions from January 2020 until October 2021. He also served as Executive Vice President, General Counsel of American Healthcare Investors from January 2020 until October 2021 and prior to that served as Senior Vice President, Assistant General Counsel — Transactions of American Healthcare Investors since April 2016. Mr. Willhite also served as Assistant General Counsel — Transactions of GA Healthcare REIT III from January 2020 until October 2021. From November 2012 until April 2016, Mr. Willhite served as Legal Counsel for Sabal Financial Group, L.P., a real estate and finance company based in Newport Beach, California which was a subsidiary of Oaktree Capital Management, where he was responsible for overseeing portfolio acquisitions, financings, joint ventures, dispositions and strategic workout transactions. Prior to joining Sabal Financial Group, Mr. Willhite was an associate in the transactional practice group of Greenberg Traurig, LLP in Irvine, California. Mr. Willhite received a B.A. degree in Political Science and Communication from the University of Southern California and a J.D. degree from University of Minnesota Law School. He is a member of the California State Bar Association.

Mark E. Foster, age 50, has served as our Executive Vice President, General Counsel since August 2022 and as our Secretary since February 2023. Prior to that, Mr. Foster was a partner in the commercial real estate practice group at Snell & Wilmer, L.L.P., located in Costa Mesa, California from September 2016 until July 2022. From June 2012 until September 2016, Mr. Foster served as Vice President, General Counsel and Corporate Secretary to Sabal Financial Group, L.P. based in Newport Beach, California, which was a subsidiary of Oaktree Capital Management, where he was responsible for all legal matters related to the company’s management of over $6 billion in real estate and debt assets. From January 2008 until June 2012, Mr. Foster served as Senior Counsel for Rockefeller Group Development Corporation, located in Irvine, California, where he focused on all aspects of commercial real estate acquisition, development and operations. From June 2003 until December 2007, Mr. Foster served as Regional General Counsel for Toll Brothers, Inc. (NYSE: TOL), located in Orange, California, where he oversaw the acquisition and development of dozens of residential projects throughout California. Mr. Foster began his legal career in the real estate group at the law firm of Allen Matkins, LLP, located in Irvine, California where he was employed from September 1998 to June 2003. Mr. Foster received a B.A. degree in International Relations, Political Science and Economics from the University of Southern California, and a J.D. degree from the University of Southern California, Gould School of Law. Mr. Foster is a member of the California State Bar Association and a licensed real estate broker in the state of California.

Stefan K.L. Oh, age 52, has served as our as our Chief Investment Officer since March 2023, having previously served as our Executive Vice President, Head of Acquisitions from October 2021 to March 2023, as our Executive Vice President of Acquisitions from October 2015 to October 2021, and as our Senior Vice President of Acquisitions from January 2015 to October 2015. Mr. Oh also served as Executive Vice President, Acquisitions of GA Healthcare REIT III from October 2015 to October 2021, having previously served as its Senior Vice President, Acquisitions since January 2013. Mr. Oh has also served as Executive Vice President, Acquisitions of American Healthcare Investors from October 2015 to October 2021, having previously served as its Senior Vice President, Acquisitions since December 2014. Mr. Oh also served as Senior Vice President — Acquisitions of GA Healthcare REIT II from January 2009 to December 2014 and as Senior Vice President, Acquisitions of AHI Group Holdings from January 2012 to December 2014. Mr. Oh served as the Senior Vice President, Healthcare Real Estate of Grubb & Ellis Equity Advisors from January 2010 to January 2012, having served in the same capacity for Grubb & Ellis Realty Investors since June 2007, where he had been responsible for the acquisition and management of healthcare real estate. Prior to joining Grubb & Ellis, from August 1999 to June 2007, Mr. Oh worked for PEAK, where he served as Director of Asset Management and later as Director of Acquisitions. From 1997 to 1999, he worked as an auditor and project manager for Ernst & Young AB in Stockholm, Sweden and from 1993 to 1997 as an auditor within Ernst & Young LLP’s EYKL Real Estate Group in Los Angeles, California. Mr. Oh received a B.S. degree in Accounting from Pepperdine University and is a Certified Public Accountant in the State of California (inactive).

OTHER KEY OFFICERS
Information regarding our other key non-executive officers is set forth below. Our other key non-executive officers have stated that there is no arrangement or understanding of any kind between them and any other person relating to their appointment as key non-executive officers.
Kenny Lin, age 46, has served as our Executive Vice President, Chief Accounting Officer and Deputy Chief Financial Officer since March 2023, having previously served as our Executive Vice President, Accounting & Finance from October 2021 to March 2023 and as our Vice President, Accounting & Finance from September 2020 to October 2021. He also served as Executive Vice President, Accounting & Finance of American Healthcare Investors from February 2020 to October 2021, and prior to that served as Senior Vice President, Accounting & Finance, Vice President, Accounting & Finance and Director, Accounting & Finance of American Healthcare Investors since November 2016, March 2014 and November 2012, respectively. Mr. Lin also served as Vice President, Accounting & Finance of GA Healthcare REIT III from September 2020 to October 2021. Mr. Lin previously served as Chief Financial Officer of Mobilitie, LLC, a privately-owned telecommunications infrastructure company based in Newport Beach, California, since 2012 and prior to that date, he served as Chief Accounting Officer and Director of Financial Reporting since October 2010 and April 2008, respectively, where he oversaw the accounting, taxation, financial reporting and human resources functions of the company. Prior to joining Mobilitie, LLC, Mr. Lin was a Senior Accountant at Grubb & Ellis in Santa Ana, California, from June 2005 until April 2008, where he was responsible for managing financial reporting and was integral to the consolidation aspects of Grubb & Ellis’ merger with NNN Realty Advisors. Throughout his career, Mr. Lin has served in various financial accounting roles within publicly traded companies, including Johnson & Johnson, Bank of New York Mellon Corp. and STAAR Surgical Company. Mr. Lin received a B.S. degree in Accounting from California State University, Los Angeles and a Master’s degree in Accounting from the University of Southern California. Mr. Lin is a Certified Public Accountant in the State of California, and he is also a Certified Financial Planner and Certified Management Accountant.
Wendie Newman, age 60, has served as our Executive Vice President of Asset Management since October 2021, having previously served as our Vice President of Asset Management from June 2017 to October 2021. She has also served as Executive Vice President of Asset Management of American Healthcare Investors from December 2016 to October 2021. Ms. Newman also served as Vice President of Asset Management of GA Healthcare REIT III from June 2017 to October 2021. Ms. Newman previously served as Senior Vice President of Lillibridge Healthcare Services, located in Chicago, Illinois, a wholly owned subsidiary of Ventas, Inc., or Ventas, one of the leading publicly traded REITs, from June 2011 to November 2016, where she was responsible for the financial performance of the medical office building assets within the western region portfolio. Prior to it being acquired by Ventas, Ms. Newman served as Senior Asset Manager of Nationwide Health Properties, a publicly traded REIT that invested in healthcare-related assets, from June 2008 to May 2011. Ms. Newman also served as Vice-President, Asset Manager of PM Realty Group, one of the leading providers of property management services, from March 2005 to April 2008, where she was responsible for the asset management of a portfolio consisting of office, industrial and retail properties. Prior to PM Realty Group, Ms. Newman served as Regional Manager of Sares-Regis Group, from January 2004 to February 2005. Ms. Newman also previously served in property manager roles with CB Richard Ellis, Inc., Greystone Group LLC, and Fairfield Properties, Inc. during her career. Ms. Newman received a

B.S. degree in Business Administration from the University of Southern California and an M.B.A. in Finance from California State University, Long Beach.
Ray Oborn, age 53, has served as our Executive Vice President of Asset Management since October 2021. He also served as Executive Vice President of Asset Management of American Healthcare Investors from October 2020 to October 2021. Mr. Oborn served as President of Cherrywood Pointe Investment, located in Minneapolis, Minnesota, from February 2017 to August 2020 where he was directly responsible for managing the firm’s senior housing portfolio and strategic growth initiatives. During that same period, Mr. Oborn also served as Executive Vice President of United Properties, the parent company of Cherrywood Pointe Investment, a real estate investment and development company also located in Minneapolis, Minnesota. Additionally, Mr. Oborn served as Senior Regional Vice President of operations for Brookdale Senior Living from December 2014 to February 2017, and in executive capacities with New Perspective Senior Living from April 2013 to October 2014 and with Silverado Senior Living from October 2010 to January 2013. Prior to Silverado, Mr. Oborn served as Senior Vice President of Operations for the western division and oversaw in excess of 70 communities in the Western US and Canada at Sunrise Senior Living, from January 2008 to September 2010. He began his career with ManorCare Health Services in 1995 as a licensed nursing home administrator. Mr. Oborn received a bachelor’s degree in behavioral science and health and an M.B.A. from the University of Utah.
Cora Lo, age 48, has served as our Senior Vice President, Associate General Counsel and Assistant Secretary since February 2023, having previously served as our Senior Vice President, Assistant General Counsel from October 2021 to February 2023 and our Secretary from January 2015 to February 2023. From December 2015 to October 2021, she also served as our Assistant General Counsel. Ms. Lo also served as Senior Vice President, Assistant General Counsel — Corporate of American Healthcare Investors from December 2015 to October 2021, having previously served as its Senior Vice President, Securities Counsel from December 2014 to December 2015. Ms. Lo also served as Assistant General Counsel of GA Healthcare REIT III from December 2015 to October 2021, and also served as its Secretary from January 2013 to October 2021. Ms. Lo served as Secretary of GA Healthcare REIT II from November 2010 to December 2014, having previously served as its Assistant Secretary from March 2009 to November 2010. Ms. Lo also served as Senior Vice President, Securities Counsel of AHI Group Holdings from January 2012 to December 2014. Ms. Lo served as Senior Corporate Counsel for Grubb & Ellis from December 2007 to January 2012, having served as Senior Corporate Counsel and Securities Counsel for Grubb & Ellis Realty Investors since January 2007 and December 2005, respectively. She also served as the Assistant Secretary of Grubb & Ellis Apartment REIT, Inc., which was later known as Landmark Apartment Trust, Inc., from June 2008 to November 2010. From September 2002 to December 2005, Ms. Lo served as General Counsel of I/OMagic Corporation, a publicly traded company. Prior to 2002, Ms. Lo served as an attorney in private practice, representing public and private company clients in all areas of corporate and securities law. Ms. Lo also interned at the United States Securities and Exchange Commission, or SEC, Division of Enforcement in 1998. Ms. Lo received a B.A. degree in Political Science from University of California, Los Angeles and received a J.D. degree from Boston University. Ms. Lo is a member of the California State Bar Association.

CORPORATE GOVERNANCE
Director Attendance at Meetings of the Board of Directors
Our Board of Directors held eight meetings during the fiscal year ended December 31, 2022. Each of our incumbent directors attended at least 75.0% of the aggregate number of meetings of our Board of Directors held during the period for which he or she served as a director and of the aggregate number of meetings held by all committees of our Board of Directors on which he or she served during the periods in which he or she served.
Director Attendance at Annual Meetings of the Stockholders
Although we have no policy with regard to attendance by the members of our Board of Directors at our annual meetings, we invite and encourage the members of our Board of Directors to attend our annual meetings to foster communication between stockholders and our Board of Directors. Each of the members of our Board of Directors at the time attended our most recent annual meeting of stockholders.
Stockholder Communication with the Board of Directors
Any stockholder who desires to contact members of our Board of Directors, or a specified committee of our Board of Directors, may do so by writing to: American Healthcare REIT, Inc., Board of Directors, 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, Attention: Secretary. Communications received will be distributed by our Secretary to such member or members of our Board of Directors as deemed appropriate by our Secretary, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal controls and auditing matters are received, they will be forwarded by our Secretary to the Audit Committee for review.
Director Independence
Under the listing standards of either the NYSE or NASDAQ, upon a listing of our common stock, at least a majority of our directors would be required to qualify as “independent” as affirmatively determined by our Board of Directors. Although our shares are not listed for trading on the NYSE or NASDAQ, after review of all relevant transactions or relationships between each director, or any of his or her family members, and American Healthcare REIT, our senior management and our independent registered public accounting firm, our Board of Directors has determined that Messrs. Estes, Flornes, Greene, O’Quinn, Robinson, Sanders and Smith, and Mses. Hurley and Richardson, who comprise a majority of our Board of Directors, meet the current independence and qualifications requirements of the NYSE and NASDAQ. Following the retirement of Messrs. Greene, Robinson and Sanders, independent directors will continue to comprise a majority of our Board of Directors. In addition, our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee members would qualify as independent under the NYSE and NASDAQ rules applicable to audit committee and compensation committee members.
Board of Directors Leadership Structure
Jeffrey T. Hanson has served as our non-executive Chairman of the Board of Directors since June 2022. From October 2021 to June 2022, he served as our Executive Chairman of the Board of Directors. Mr. Hanson also served as our Chief Executive Officer and Chairman of the Board of Directors from January 2015 to October 2021. Danny Prosky assumed the role of Chief Executive Officer and became a member of our Board of Directors in October 2021. Our independent directors believe this Board of Directors leadership structure is in the best interests of our stockholders as Mr. Hanson is uniquely positioned to lead our Board of Directors with his exceptional depth of knowledge about our company and the opportunities and challenges we face. As our former Chief Executive Officer, Mr. Hanson provides valuable industry and strategic perspective to our Board of Directors. Separating the roles of Chairman of the Board of Directors and Chief Executive Officer also allows our Chief Executive Officer to focus on managing our business and operations, while our Chairman of the Board of Directors focuses on board of directors matters, which we believe is especially important in light of the high level of regulation and scrutiny of public company boards of directors. Our Board of Directors retains the authority to modify this structure to best address our unique circumstances, and so advance the best interests of all stockholders, as and when appropriate.
In addition, although we do not have a lead independent director, our Board of Directors believes that the current structure is appropriate and that, for the reasons set forth below, its existing corporate governance practices achieve independent oversight and management accountability. Our governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, many members of senior management. These governance practices are reflected in our Code of Business Conduct and Ethics, as amended, or our Code of Ethics, and our Corporate Governance Guidelines. Some of the relevant processes and other corporate governance practices include:
•A majority of our directors are independent directors. Each director is an equal participant in decisions made by our full Board of Directors.
•We have separate chairman of the Board of Directors and chief executive officer roles.
•An Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee comprised entirely of independent directors.
•Strategic and risk oversight by our Board of Directors and committees of the Board of Directors.
•The consideration of factors including diversity, age, skills, and such other factors as our Board of Directors deems appropriate given the current needs of our Board of Directors and our company, when appointing new directors.
•Each of our directors is elected annually by our stockholders.
•An annual Board of Directors and committee of the Board of Directors evaluation process.

Committees of our Board of Directors
Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The principal functions of each committee are briefly described below. Additionally, our Board of Directors may from time to time establish other committees to facilitate our Board of Directors’ oversight of management of the business and affairs of our company. Each committee’s charter is available on the Investor Relations—Corporate Governance section of our website at www.AmericanHealthcareREIT.com. The current chairs and members of each committee are set forth below.
Audit Committee. We have established an audit committee which currently consists of Ms. Hurley and Messrs. Greene, Flornes and Estes, all of whom are independent directors, with Ms. Hurley serving as the chairwoman of the Audit Committee through June 14, 2023. The Board of Directors has determined that Ms. Hurley qualifies as an audit committee financial expert under applicable SEC rules. Mr. Greene will retire and we expect that Mr. Estes will serve as chairman of the Audit Committee effective June 14, 2023. The Audit Committee held five meetings during the fiscal year ended December 31, 2022. Our audit committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The Audit Committee: (1) has direct responsibility for appointing and overseeing an independent registered public accounting firm registered with the Public Company Accounting Oversight Board, or PCAOB, to serve as our independent auditors; (2) reviews the plans and results of the audit engagement with our independent registered public accounting firm; (3) approves audit and non-audit professional services (including the fees and terms thereof) provided by, and the independence of, our independent registered public accounting firm; and (4) consults with our independent registered public accounting firm regarding the adequacy of our internal controls. The Audit Committee also approves the audit committee report required by SEC regulations to be included in our annual proxy statement. Additionally, the Audit Committee oversees the investigation and handling of any concerns or complaints that arise under the our whistleblower policy, which includes a third-party administered whistleblower hotline and dedicated email address to enable all interested parties, including our employees, to submit confidential complaints, concerns, unethical business practices, violations or suspected violations for any and all matters pertaining to accounting, internal control, or auditing, as well as potential violations of a law, rule, regulation, or our Code of Ethics. Pursuant to our Audit Committee charter, the Audit Committee will be comprised solely of independent directors.
Compensation Committee. We established a compensation committee in October 2021, which is currently comprised of Messrs. Greene, O’Quinn and Sanders and Ms. Hurley, all of whom are independent directors, with Mr. Greene serving as the chairman of the Compensation Committee until his retirement from the Board of Directors on June 14, 2023. We expect that Ms. Hurley will serve as chairwoman of the Compensation Committee upon Mr. Greene’s retirement. Mr. Sanders will also retire and we expect Ms. Richardson will be appointed as a member of the Compensation Committee effective as of June 14, 2023. The Compensation Committee held five meetings during the fiscal year ended December 31, 2022. The primary focus of our Compensation Committee is to assist our Board of Directors in fulfilling its responsibilities with respect to officer and director compensation. Our Compensation Committee assists our Board of Directors in this regard by: (1) reviewing and approving our corporate goals with respect to compensation of executive officers; (2) reviewing and acting on compensation levels and benefit plans for our executive officers; (3) recommending to our Board of Directors compensation for all non-employee directors, including Board of Directors and committee retainers, meeting fees and equity-based compensation; (4) administering and granting awards under the American Healthcare REIT, Inc. Amended and Restated 2015 Incentive Plan, or the 2015 Incentive Plan; and (5) setting the terms and conditions of such awards in accordance with the 2015 Incentive Plan. Our Compensation Committee fulfills these responsibilities in accordance with its charter and current laws, rules and regulations. Stock-based compensation plans will be administered by our Board of Directors if the members of our Compensation Committee do not qualify as “non-employee directors” within the meaning of the Securities Exchange Act of 1934, as amended, or the Exchange Act; however, our Board of Directors has determined that each member of our Compensation Committee is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.
Nominating and Corporate Governance Committee. We established a nominating and corporate governance committee in October 2021, which is currently comprised of Messrs. Flornes, Robinson and Smith and Ms. Richardson, all of whom are independent directors, with Mr. Flornes serving as the chairman of the Nominating and Corporate Governance Committee. Effective as of June 14, 2023, Mr. Robinson will retire from the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held three meetings during the fiscal year ended December 31, 2022. Our Nominating and Corporate Governance Committee’s primary focus is to assist our Board of Directors in fulfilling its responsibilities with respect to director nominations, corporate governance, Board of Directors and committee evaluations and conflict resolutions. Our Nominating and Corporate Governance Committee assists our Board of Directors in this regard by: (1) identifying individuals qualified to serve on our Board of Directors, consistent with criteria approved by our Board of Directors, and recommending that our Board of Directors select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders; (2) developing and implementing the process necessary to identify prospective members of our Board of Directors; (3) determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on our Board of Directors; (4) overseeing an annual evaluation of our Board of Directors, each of the committees of our Board of Directors and management; (5) developing and recommending to our Board of Directors a set of corporate governance principles and policies; (6) periodically reviewing our corporate governance principles and policies and suggesting improvements thereto to our Board of Directors; and (7) considering and acting on any conflicts-related matter required by our charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our directors, could reasonably be compromised, including approval of any transaction involving any of our affiliates. Our Nominating and Corporate Governance Committee fulfills these responsibilities primarily by carrying out the activities enumerated in its charter and in accordance with current laws, rules and regulations.
Corporate Governance
Pursuant to our Nominating and Corporate Governance Committee’s charter, our Nominating and Corporate Governance Committee developed and recommended a set of formal, written guidelines for corporate governance, or our Corporate Governance Guidelines, which were adopted by our full Board of Directors. We also adhere to what we believe to be industry leading policies to ensure our management and employees are acting in a manner which protects the best interest of our stockholders. This includes our Code of Ethics, Whistleblower Policy, Insider Trading Policy, Regulation FD and Disclosure Policy, and Related Party Transactions Policy.
Our Nominating and Corporate Governance Committee also, from time to time, reviews our governance structures and procedures and suggests improvements thereto to our full Board of Directors. Such improvements, if adopted by the full Board of Directors, will be incorporated into our Corporate Governance Guidelines.
Periodic Evaluations
Our Nominating and Corporate Governance Committee conducts an annual evaluation of its own performance and oversees the annual evaluations of our Board of Directors, each of the other committees of our Board of Directors and management.
Conflicts of Interest
Our Nominating and Corporate Governance Committee considers and acts upon any conflicts of interest-related matter required by our charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our directors, who is not an independent director, could reasonably be compromised, including approval of any transaction involving our affiliates.
Director Nomination Procedures and Diversity
Our Nominating and Corporate Governance Committee, among other things, assists our Board of Directors in fulfilling its responsibilities with respect to director nominations. In selecting a qualified nominee for recommendation to our Board of Directors, the Nominating and Corporate Governance Committee considers such factors as it deems appropriate, which may include: the current composition of our Board of Directors; the range of talents of a nominee that would best complement those already represented on our Board of Directors; the extent to which a nominee would diversify our Board of Directors; a nominee’s standards of integrity, commitment and independence of thought and judgment; a nominee’s ability to represent the long-term interests of our stockholders as a whole; a nominee’s relevant expertise and experience upon which to be able to offer advice and guidance to management; a nominee who is accomplished in his or her respective field, with superior credentials and recognition; and the need for specialized expertise. While we do not have term limits for our Board of Directors or a formal refreshment policy, our Nominating and Corporate Governance Committee and Board of Directors regularly evaluate potential candidates and consider the potential benefits of adding new members to the Board of Directors. Most recently, in August 2022 and January 2023, Messrs. Estes and O'Quinn and Ms. Richardson joined our Board of Directors, and in April 2023, Messrs. Greene, Robinson and Sanders made the determination to retire from service on our Board of Directors.

While we do not have a formal diversity policy, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities. Accordingly, we actively seek out qualified women and individuals from underrepresented communities to include in the pool from which board of director nominees are chosen. Our Nominating and Corporate Governance Committee annually reviews our Board of Directors’ composition by evaluating whether our Board of Directors has the right mix of skills, experience and backgrounds. As part of such annual review process, our Nominating and Corporate Governance Committee reviews its own effectiveness in recommending director nominees with diverse backgrounds and experiences relative to any perceived needs in the composition of our Board of Directors.
While our full Board of Directors remains responsible for selecting its own nominees and recommending them for election by our stockholders, our Board of Directors has delegated the screening process necessary to identify qualified candidates to our Nominating and Corporate Governance Committee.
Our Nominating and Corporate Governance Committee annually reviews director suitability and the continuing composition of our Board of Directors; it then recommends director nominees who are voted on by our full Board of Directors. In recommending director nominees to our Board of Directors, our Nominating and Corporate Governance Committee considers candidates for membership on our Board of Directors recommended by its own members, other directors and management, as well as by our stockholders, provided such stockholder nominations for our Board of Directors meet the established director criteria. Notice of proposed stockholder nominations for our Board of Directors must be delivered in accordance with the requirements set forth in our bylaws and SEC Rule 14a-8 promulgated under the Exchange Act. Nominations must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years and a representation that the nominating stockholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Nominations should be delivered to: American Healthcare REIT, Inc., Board of Directors, 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, Attention: Secretary.
In evaluating the persons nominated as potential directors, our Nominating and Corporate Governance Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the Nominating and Corporate Governance Committee determines are relevant.
Our Board of Directors, based on the recommendation of our Nominating and Corporate Governance Committee, selects the slate of directors to be nominated for election at the annual meeting of stockholders. Our Nominating and Corporate Governance Committee retained Ferguson Partners, L.P., or Ferguson Partners, as its independent consultant to assist it with identifying and evaluating potential director nominees. See also “Compensation Discussion and Analysis – Determining Compensation for Named Executive Officers – Role of Compensation Consultant,” for more information about Ferguson Partners.
Corporate Responsibility - Environmental, Social, and Governance (ESG)
We are committed to conducting our business in a manner which benefits all of our stakeholders and ensures a lasting and positive impact from our operations. As a result, we measure our success not only by our ability to generate profits but also our ability to reduce our impact on the environment, affect positive social change in our community and conduct our operations in accordance with the highest ethical standards. To achieve this, we are developing a comprehensive environmental, social and corporate governance, or ESG, policy, which we will rigorously adhere to. Our Nominating and Corporate Governance Committee shall provide oversight and guidance to our Board of Directors regarding ESG trends and best practices. In particular, the Nominating and Corporate Governance Committee shall, as it deems appropriate, recommend changes to our company’s ESG practices as necessary to comply with existing legal requirements or emerging trends and best practices. Our Nominating and Corporate Governance Committee also shall periodically receive reports from management regarding our company’s ESG strategy, initiatives and policies. This ESG policy, which we intend to update regularly as applicable, is briefly summarized below and will be posted on our website, http://www.AmericanHealthcareREIT.com, and will contain more detailed information once available.

Environmental Responsibility
Protecting the environment and pursuing strong environmental initiatives are integral to our company’s business. In 2022, we launched our ESG program and began conducting a materiality assessment to assist us in prioritizing our efforts and maximizing the efficacy of our program.
We strive to consciously manage our operations in a way that minimizes our impact on the environment and promotes sustainability. At our headquarters, we leverage the latest technology to minimize our energy use, such as efficient and automated lighting systems, moderation and monitoring of heating and air conditioning, and recycling paper, plastics, metals and electronics. In addition, we encourage all of our employees to adopt sustainable best practices. For example, we promote the use of electronic communication over printing whenever possible and have implemented electronic approval systems. Our corporate office in California is located in a Leadership in Energy and Environmental Design, or LEED, certified building. Within our portfolio, we work with tenants and property managers to implement energy efficiency wherever possible, including light-emitting diode, or LED, retrofitting and water conservation efforts.
In addition, we follow a policy of monitoring our properties for the presence of hazardous or toxic substances.
People
We believe our employees are our greatest asset, and we pride ourselves on the diversity they bring to our firm. Because of this, we have implemented a number of programs to foster not only their professional growth but also their growth as global citizens. All of our employees are provided with a comprehensive benefits and wellness package which may include high-quality medical, dental and vision insurance, life insurance, 401(k) matching, long-term incentive plans, educational grants, fitness programs and much more.
We also feel that one of the keys to our success is our ability to benefit from a wide range of opinions and experiences. We believe the best way to accomplish this is through promoting racial, gender, and generational diversity across all layers of our organization. As of March 20, 2023, 70.4% of our employees are minorities and 62.6% are female. Generationally, our organization is composed of 5.2% Generation Z, 48.7% Millennials, 39.1% Generation X, and 7.0% Baby Boomers.
To further assist us in establishing a work environment that promotes diversity, equality and inclusion, or DEI, for our employees, we have completed a DEI assessment of our organization and created a DEI action plan. We provided and will continue to provide DEI education, beginning with a virtual privilege walk for all employees and leadership training for executives. Additionally, as a part of our commitment to DEI, our Board of Directors and our Nominating and Corporate Governance Committee actively seek out qualified women and individuals from underrepresented communities as director nominees. Since August 2022, we have appointed three new independent directors, Scott A. Estes in August 2022 and Marvin R. O'Quinn and Valerie Richardson in January 2023, as part of our Board of Directors’ commitment to diversity when considering director candidates with a mix of experience, knowledge, age, gender, ethnicity and backgrounds.
Health and Safety
As of March 20, 2023, we had approximately 115 employees.
We are committed to providing a safe and healthy workplace. We continuously strive to meet or exceed compliance with all laws, regulations and accepted practices pertaining to workplace safety. All employees and contractors are required to comply with established safety policies, standards and procedures. Throughout the COVID-19 pandemic, our focus has remained on promoting employee health and safety and ensuring business continuity. As our offices reopened due to the lifting of local government restrictions, we have maintained a telecommuting policy, providing our people with valued flexibility. We have also substantially reduced employee travel to only essential business needs in favor of ongoing video-based meetings.
For our healthcare-related facilities operated pursuant to the REIT Investment Diversification and Empowerment Act of 2007, which is commonly referred to as a “RIDEA” structure, which include our senior housing operating properties, or SHOP, and integrated senior health campuses, we rely on each management company to attract and retain skilled personnel to provide services at our healthcare-related facilities. As a result of the COVID-19 pandemic, such management companies have put into place a number of health and safety measures to enable their employees to continue to work in our healthcare-related facilities, including the procurement and distribution of personal protective equipment, or PPE, and the implementation of daily employee and resident health screenings, vaccination clinics for employees and residents, as well as aggressive safety protocols in accordance with the Centers for Disease Control and Prevention and Centers for Medicare and Medicaid Services, or CMS, and local health agency guidelines to limit the exposure and spread of COVID-19. While the health and safety measures instituted by each management company have allowed facilities to operate during the pandemic, these facilities may continue to face challenges created by workforce shortages and absenteeism due to COVID-19.
Corporate Governance
We believe maintaining a rigorous corporate governance framework is essential to the success of our organization and we pride ourselves on diligently adhering to policies and procedures that ensure transparency, accountability, oversight and risk minimization across all levels of American Healthcare REIT. This includes numerous committees of our Board of Directors, comprised solely of independent directors, which oversee a wide range of matters such as investment activities, executive compensation, ESG policies and any conflict of interest related matters.
We also adhere to what we believe to be industry leading policies to ensure our management and employees are acting in a manner which protects the best interest of our stakeholders. This includes our Code of Ethics, Whistleblower Policy, Insider Trading Policy, Corporate Governance Guidelines, Regulation FD and Disclosure Policy and Related Party Transactions Policy.
Board of Directors Role in Risk Oversight
Our Board of Directors oversees our stockholders’ and other stakeholders’ interest in the long-term success of our business strategy and our overall financial strength.
Our Board of Directors is actively involved in overseeing risks associated with our business strategies and decisions. It does so, in part, through its oversight of our executive officers responsible for our real estate and real estate-related investments, acquisitions and dispositions and debt financing. Our Board of Directors is also responsible for overseeing risks related to corporate governance and the selection of nominees to our Board of Directors.
In addition, the Audit Committee meets regularly with our Chief Executive Officer, Chief Financial Officer, independent registered public accounting firm and legal counsel to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk and compliance risk. The Audit Committee meets regularly in separate executive sessions with the independent registered public accounting firm, as well as with committee members only, to facilitate a full and candid discussion of risk and other governance issues.
The Compensation Committee oversees, among other things, the assessment and management of risks related to our incentive compensation plans and equity-based incentive plan and whether our incentive compensation arrangements encourage excessive risk taking.
The Nominating and Corporate Governance Committee oversees the assessment and management of risks related to our governance structure, including our Board of Directors leadership structure and management and director succession, as well as our ESG risks, trends and best practices.
Code of Business Conduct and Ethics
We have adopted our Code of Ethics, which contains general guidelines for conducting our business and is designed to help our directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. Our Code of Ethics applies to our officers, employees and all members of our Board of Directors. Our Code of Ethics covers topics including, but not limited to, conflicts of interest, fair dealing, confidentiality of information, and compliance with laws and regulations. Stockholders may request a copy of our Code of Ethics, which will be provided without charge, by writing to: American Healthcare REIT, Inc., 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, Attention: Secretary. Our Code of Ethics is also available in the Investor Relations – Corporate Governance section on our website, http://www.AmericanHealthcareREIT.com. If, in the future, we amend, modify or waive a provision in our Code of Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website, as necessary.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis outlines the principles underlying our executive compensation policies and decisions as it relates to our named executive officers, or our NEOs. Our NEOs and their positions held for the year ended December 31, 2022 were:
•Danny Prosky – Chief Executive Officer and President
•Brian S. Peay – Chief Financial Officer
•Gabriel M. Willhite – Chief Operating Officer(1)
•Stefan K.L. Oh – Executive Vice President, Head of Acquisitions
•Mark E. Foster – Executive Vice President, General Counsel(2)
__________________
(1)    Mr. Willhite transitioned from his position as Executive Vice President, General Counsel to Chief Operating Officer, effective August 1, 2022.
(2)    Mr. Foster was appointed as our Executive Vice President, General Counsel effective as of August 1, 2022, filling the vacancy created by Mr. Willhite’s appointment as Chief Operating Officer.
On October 1, 2021, GA Healthcare REIT III became self-managed and acquired a newly formed entity that owned substantially all of the business and operations of one of our co-sponsors, American Healthcare Investors, as well as all of the equity interests in (i) Griffin-American Healthcare REIT III Advisor, LLC, a subsidiary of American Healthcare Investors that served as the external advisor of GA Healthcare REIT III, and (ii) our former advisor, pursuant to a series of transactions referred to herein as the AHI Acquisition. Also on October 1, 2021, GA Healthcare REIT III merged with and into a wholly owned subsidiary of ours, or Merger Sub, with Merger Sub being the surviving company, or the REIT Merger, and our operating partnership merged with and into American Healthcare REIT Holdings, LP (formerly known as Griffin-American Healthcare REIT III Holdings, LP), or the Surviving Partnership, with the Surviving Partnership being the surviving entity and being renamed American Healthcare REIT Holdings, LP, or the Partnership Merger and, together with the REIT Merger, the Merger.
Following the completion of the AHI Acquisition and the Merger, our executive officers were employed by us and, beginning October 1, 2021, were compensated under our executive compensation program pursuant to the terms of the executive officer’s respective offer letters. Until October 1, 2021, our executive officers were officers of our former advisor and affiliates and were compensated by such entities for their services to us.

2022 Performance Highlights
Portfolio
•As of December 31, 2022, our portfolio was comprised of approximately $4.6 billion in healthcare real estate assets, based on aggregate contract purchase price, that includes 314 owned and/or operated properties, including completed development and expansion projects, or approximately 19.9 million square feet of gross leasable area. In addition, as of December 31, 2022, we also owned a real estate-related debt investment purchased for $60.4 million.

Portfolio Expansion
•Expanded our integrated senior health campuses portfolio by 415,000 square feet of gross leasable area and $143.3 million in asset value during 2022 through the acquisition of campuses and land development, as well as the completion of development and expansion projects.
•Further expanded our integrated senior health campuses portfolio by acquiring the equity interest in a joint venture that owns and/or operates 16 campuses.
•Acquired seven senior housing facilities, with 850 units, through a workout transaction related to one of our borrowers at an attractive basis with the potential for improved performance.

Dispositions	•Launched disposition strategy to sell selective properties to improve overall quality of portfolio and decrease portfolio leverage.
Rent Collections	•During 2022, we collected substantially all of the contractual rent from our medical office building tenants.

Credit Facility Amendments	•Successfully amended two of our existing credit facilities to increase availability by $80 million and extend the terms of the facilities.
Total Revenue	•Increased total revenues to $1.6 billion for the year ended December 31, 2022.
Occupancy	•During 2022, we increased our occupancy for our integrated senior health campuses by 7.5%, and our occupancy for our senior housing operating properties, or SHOP, by 4.5%.
Portfolio NOI	•We substantially increased net operating income, or NOI, for our portfolio.
Strategic Goals
•We reached critical milestones in achieving our strategic goals. We filed a Registration Statement on Form S-11 with the SEC in connection with a proposed public offering of common stock and listing on the NYSE. We completed a one-for-four reverse stock split and successfully transitioned to a new transfer agent, Computershare Trust Company, N.A., a global leader in transfer agency services.

Governance
•We implemented improvements to our corporate governance by amending our Code of Business Conduct and Ethics and our Whistleblower Policy and adopting Corporate Governance Guidelines, an Insider Trading Policy, a Regulation FD and Disclosure Policy and a Related Party Transactions Policy.

ESG/DEI	•Formally launched an ESG initiative that also includes substantial investment in DEI programs.
Our Compensation Committee believes that our compensation program for executive officers is an important tool to:
•Attract, retain and motivate highly-skilled executives;
•Encourage management to balance short-term goals against longer-term objectives without incentivizing excessive risk-taking;
•Achieve an appropriate balance between risk and reward that does not incentivize excessive risk taking; and
•Align the interests of management and stockholders through the use of equity-based compensation.
Our Compensation Committee applied this philosophy in establishing each of the elements of executive compensation for the fiscal year ended December 31, 2022.
Our Compensation and Governance Practices & Policies
We believe the following practices and policies promote sound compensation governance and are in the best interests of our stockholders and executives:

What We Do	What We Don’t Do
✓ Compensation Committee comprised solely of independent directors	x No significant perquisites
✓ Independent compensation consultant	x No minimum guaranteed base salary increases
✓ Significant portion of total compensation in the form of equity awards with long-term vesting	x No tax gross ups to our NEOs
✓ Significant portion of total compensation is based on performance and is not guaranteed	x We have a defined program that does not allow for uncapped bonus payouts
✓ We enhance executive officer retention with time-based, multi-year vesting equity incentive awards	x We do not allow hedging or pledging of American Healthcare REIT securities
✓ We use multiple performance measures for cash bonuses and multi-year equity awards, which mitigates compensation-related risk	x We do not provide single-trigger change in control cash severance payments
Determining Compensation for Named Executive Officers
Role of Compensation Committee
Our Compensation Committee is comprised entirely of independent directors and operates under a written charter. Our Compensation Committee is responsible for determining compensation for all of our NEOs including evaluating compensation policies, approving target and actual compensation for executives and administering our equity incentive programs.

Role of Management
Our Chief Executive Officer plays an important role in setting compensation for our other executive officers by assisting our Compensation Committee in evaluating individual goals and objectives and developing compensation recommendations for NEOs other than himself. Final decisions on the design of the compensation program, including total compensation, are ultimately made by our Compensation Committee.
Role of Compensation Consultant
Our Compensation Committee is authorized to retain the services of a compensation consultant to be used to assist in the review and establishment of our compensation programs and related policies. For 2022 compensation, at the recommendation of management, our Compensation Committee retained Ferguson Partners Consulting, L.P., or FPC, as its independent compensation consultant to advise it on executive officer and director compensation. We paid FPC approximately $72,500 for services provided in 2022 as our Compensation Committee’s compensation consultant. In addition, as discussed above in the “Corporate Governance – Committees of our Board – Director Nomination Procedures and Diversity” section, our Nominating and Corporate Governance Committee engaged Ferguson Partners, an executive search firm and an affiliate of FPC, to assist us in the search for a senior vice president and three board members. Ferguson Partners was paid $313,100 for their services provided in 2022. The Compensation Committee approved fees for all compensation consulting services and the Nominating and Corporate Governance Committee approved fees for all executive recruiting services. The Compensation Committee believes that the services provided by Ferguson Partners did not impact the advice and services that FPC provided to the Compensation Committee on executive compensation matters and has determined that FPC has no conflict of interest and is independent.
Results of 2022 Advisory Vote on Executive Compensation
At our 2022 Annual Meeting of Stockholders, we asked our stockholders to approve, on an advisory (non-binding) basis, the compensation paid to our named executive officers for the year ended December 31, 2021. Our stockholders showed support for our executive compensation program, with 90.1% of the votes cast approving the advisory resolution. The Compensation Committee did not make any changes to our company’s executive compensation program in response to the 2022 advisory vote on executive compensation.
Benchmarking and Peer Group Comparisons
The Compensation Committee reviews competitive compensation data from a select group of peer companies and broader survey sources. Although comparisons of compensation paid to our NEOs relative to compensation paid to similarly situated executives in the survey and by our peers assist the Compensation Committee in determining compensation, the Compensation Committee principally evaluates executive compensation based on corporate objectives and individual performance. Additionally, as part of its engagement, FPC provided our Compensation Committee with comparative market data on the overall compensation program for our executive officers based on an analysis of peer companies. In developing our peer group, our Compensation Committee took into consideration the following characteristics:
•Portfolio size;
•Market capitalization and total capitalization;
•Asset class of portfolio; and
•Pre-listing history (emergence from non-listed REIT market to listed REIT market)
2022 Executive Compensation Peer Group
The table set forth below identifies the companies in the peer group used for 2022, which our Compensation Committee considered as part of its analysis in setting compensation for our executive officers. This was the same peer group that was established and used in connection with compensation decisions made at the time of the AHI Acquisition.

Brandywine Realty Trust	Highwood Properties, Inc.	Piedmont Office Realty Trust, Inc.
CareTrust REIT, Inc.	LTC Properties, Inc.	Retail Opportunity Investments Corp.
Global Medical REIT Inc.	National Health Investors, Inc.	Sabra Health Care REIT, Inc.
Griffin Realty Trust, Inc	Orion Office REIT, Inc.	Sila Realty Trust, Inc.
Healthcare Realty Trust Incorporated	Physicians Realty Trust	SmartStop Self Storage REIT, Inc.

Alignment of Pay and Performance
Upon becoming self-managed, we implemented a target compensation program that is designed to appropriately align the compensation of our executives with performance. Approximately 78.6% of our Chief Executive Officer’s target pay is at risk/performance-based(1) and approximately 69.0% of target pay for the remaining NEOs is at risk/performance-based(1). The pay mix of our executives is shown below:

31.0%
Base Salary
26.0%
Annual Cash Bonus
Other NEOs
43.0%
Long-Term Equity Incentive Compensation
69.0%
Performance-based/ at risk

Elements of Compensation
For 2022, our executive compensation program for our NEOs consists of base salary, a short-term incentive cash bonus and long-term equity incentive awards. The material components of our 2022 executive compensation program are summarized in the following chart:

Base Salary	Fixed level of competitive base pay to attract and retain executive talent generally based on scope and complexity of role and responsibilities
Short-Term Incentive Program (STIP)
Designed to reward our NEOs for the achievement of annual corporate performance goals and individual performance goals
•Includes 50-70% (varies by executive officer) of objectively evaluated metrics for corporate performance
•Includes 30-50% (varies by executive officer) of subjectively evaluated strategic goals and individual performance

Long-Term Incentive Program (LTIP)
Awarded to encourage retention and alignment with the long-term growth and performance that maximizes stockholder value
•25% of total award is performance-based and 75% is time-based and subject to the NEO’s continued employment or provision of services

Base Salary
We provide base salaries to our NEOs to compensate them for services rendered on a day-to-day basis. Base salary is also intended to attract and retain executive officers and is generally based on the scope and complexity of the role and responsibilities, experience, individual performance and contributions, and internal pay equity considerations, taking into account comparable company data provided by our compensation consultant and based upon our Compensation Committee’s understanding of compensation paid to similarly situated executives, adjusted as necessary to recruit or retain specific individuals. Our Compensation Committee seeks to target our NEOs’ base salaries at competitive levels to recognize professional growth, success and/or increased responsibilities within American Healthcare REIT. We believe that providing a competitive base salary relative to the companies with which we compete for executive talent is a necessary element of a compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward our executive officers for their overall performance. Base salaries are reviewed annually to assess if adjustments are necessary.
(1)     Because the 2021 LTIP awards were sized to include a grant for 2022, we included the annual LTIP grant value in the following pay mix calculation to provide a representative illustration of our target pay mix.

The current base salaries for our then-serving NEOs were established in October 2021 at the time of the AHI Acquisition prior to GA Healthcare REIT III’s merger with American Healthcare REIT. Our Compensation Committee maintained those base salaries for our NEOs in 2022, except that the base salaries for Messrs. Willhite and Foster were determined based on their current responsibilities and equal to the compensation received by their respective predecessors.

Named Executive Officer	2021 Annualized Salary	2022 Salary	% Change
Danny Prosky	$750,000	$750,000	—
Brian S. Peay	$475,000	$475,000	—
Gabriel M. Willhite	$360,000	$425,000	18% (1)
Stefan K.L. Oh	$400,000	$400,000	—
Mark E. Foster	$—	$360,000	N/A (2)
(1)    Mr. Willhite transitioned from his position as Executive Vice President, General Counsel to Chief Operating Officer, effective August 1, 2022. In connection with his promotion, Mr. Willhite’s base salary increased from $360,0000 to $425,000.
(2)    Mr. Foster was appointed our Executive Vice President, General Counsel effective August 1, 2022, filling the vacancy created by Mr. Willhite’s appointment as Chief Operating Officer. The base salary reported in this table reflects his annualized base salary established at the time of his appointment.
Short-Term Incentive Program (Cash Bonuses)
Pursuant to the terms of their respective offer letters, our NEOs are entitled to receive an annual cash bonus within a specified range based on a percentage of their base salary. The following table sets forth the threshold (as a percentage of target), target (as a percentage of base salary), and maximum (as a percentage of target) bonus opportunities for each NEO under our annual cash bonus program and used in determining 2022 awards:

Named Executive Officer	Threshold	Target	Maximum
Danny Prosky	50%	100%	150%
Brian S. Peay	50%	100%	150%
Gabriel M. Willhite (1)	50%	100%	150%
Stefan K.L. Oh	50%	65%	150%
Mark E. Foster (2)	50%	65%	150%
(1)    In connection with his promotion effective August 2022, Mr. Willhite’s target bonus opportunity increased from 65% to 100% based on the bonus opportunity available to his predecessor and internal pay equity.
(2)    Mr. Foster’s initial bonus opportunity was established based on his anticipated responsibilities and equal to the bonus opportunity available to his predecessor.

In determining the size of cash bonus awards, our Compensation Committee thoroughly reviews our corporate performance and the individual performance of the NEOs. For 2022, individual performance was evaluated subjectively by our Compensation Committee while corporate performance was evaluated objectively, under which corporate performance was evaluated on pre-determined performance metrics and hurdles. These objective performance metrics included modified funds from operations, or MFFO, per share, our net-debt-to-earnings before interest, taxes, depreciation and amortization, or EBITDA, ratio and our same-property net operating income growth. For 2022, each NEO's corporate and individual performance was weighted as follows:

2022 Short-Term Incentive Program Weightings
Named Executive Officer	Corporate Performance	Individual Performance
Danny Prosky	70%	30%
Brian S. Peay	70%	30%
Gabriel M. Willhite	70%	30%
Stefan K.L. Oh	50%	50%
Mark E. Foster	70%	30%
The following table sets forth the performance metrics and goals approved by our Compensation Committee to determine corporate performance:

Metric	Weighting	Performance Hurdles			Actual 2022 Performance	Target Met
		Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)
MFFO Growth	50%	4.00%	5.00%	6.00%	19.20%	Maximum
Net Debt to EBITDA	25%	11.0x	10.5x	10.0x	9.1x	Maximum
Same-Property NOI Growth	25%	2.00%	3.25%	4.50%	13.09%	Maximum

2022 Performance Metrics
Modified Funds From Operations Growth

•Funds from operations, or FFO, is net income (loss), excluding gains or losses from sales of certain real estate assets, gains or losses upon consolidation of a previously held equity interest, and impairment writedowns of certain real estate assets and investments, plus depreciation and amortization related to real estate, and after adjustments for unconsolidated partnerships and joint ventures.

•MFFO is FFO further adjusted for the following items included in net income (loss): expensed acquisition fees and costs; amounts relating to deferred rent and amortization of above- and below-market leases and liabilities; accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income (loss); gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives, or securities holdings where trading of such holdings is not a fundamental attribute of the business plan; impairment of goodwill; and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis.

Net Debt to EBITDA
•Net debt is our consolidated short-term and long-term debt less our consolidated total and cash and cash equivalents.

•Earnings before interest, tax, depreciation and amortization, or EBITDA, is our consolidated net income (loss) before deducting interest, income taxes, depreciation, and amortization, non-cash impairments.

2022 Performance Metrics
Same-Property NOI Growth

•NOI is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, business acquisition expenses, depreciation and amortization, interest expense, gain or loss on dispositions, impairment of real estate investments, impairment of goodwill, income or loss from unconsolidated entities, gain on re-measurement of previously held equity interest, foreign currency gain or loss, other income, and income tax benefit or expense.

•Same Property NOI is NOI from assets held by our company for one year or more.

To determine individual performance, our Compensation Committee took into consideration the following 2022 key accomplishments by our Named Executive Officers:

Named Executive Officer	Key Accomplishments
Danny Prosky
•Implemented plans to achieve our company’s overall strategic goals, focusing on maximizing the value of our company’s real estate portfolio and ensuring that each department within the company has the talent and resources necessary to succeed.
•Led the company’s increase in MFFO and same property net operating income.
•Committed substantial time and effort mentoring, grooming and improving our investment and asset management teams and processes to strategically sell selective properties at attractive capitalization rates, improve the overall quality of the portfolio, increase same-store net operating income and maintain high occupancy rates in the portfolio.
•Provided leadership and management of our company’s administrative challenges associated with the continuing COVID-19 pandemic, including rapidly evolving regulatory requirements, information security enhancements, and remote staffing implications all while maintaining a focus on our employees’ safety.
•Served as a member of the Board of Directors of Trilogy Investors, LLC, or Trilogy, tasked with overseeing its operational recovery from the COVID-19 pandemic.
•Developed and maintained key external relationships with peers, material tenants, operators and other significant parties in the healthcare real estate space.

Brian S. Peay

•Along with members of the SEC reporting team and legal counsel, successfully completed and filed the first Form 10-K Annual Report for our newly merged and combined company.
•Proposed listing and public offering preparation.
◦Participated in the completion of the initial filing of the Form S-11 registration statement in preparation for a proposed underwritten public offering of our company’s securities.
◦Participated in the due diligence meeting with analysts from underwriting syndicate of investment banks in connection with proposed listing and public offering.
◦Significant advancement in our supplemental financial reporting in order to provide consistent and reliable information that will eventually be filed publicly in order to help investors understand our company’s performance and to support the Board regarding strategic and financial matters.
◦Recruited and hired a Senior Vice President of Investor Relations & Finance instrumental in our messaging to the analyst and investor communities.
•With other members of the executive team, negotiated a transaction and financing plan in connection with achieving company’s strategic objectives.
•Recruited and hired a strong team, including a Senior Vice President of Tax, to handle our internal tax function to save a significant amount of fees on outside tax preparation.

Named Executive Officer	Key Accomplishments
Gabriel M. Willhite
•Assumed Chief Operating Office role in August 2022.
•Identified and recruited a replacement for the Executive Vice President, General Counsel role.
•Led launch of ESG program, including the completion of a materiality assessment.
•Oversaw launch of formal DEI program.
•Led negotiations in strategic recast of largest operating partner’s (Trilogy) management incentive plan.
•Led preparation of presentation materials for due diligence meeting with analysts from underwriting syndicate of investment banks in preparation for proposed listing and public offering.
•Participated heavily in the preparation of the company’s initial Form S-11 registration statement for its proposed listing and underwritten public offering.
•Led negotiations with third parties to assist company with achieving its strategic objectives for future growth.
•Oversaw expansion of Board oversight through involvement on both Compensation Committee and Nominating and Corporate Governance Committee.
•Participated in the identification and recruitment of three additional independent directors to our company’s Board of Directors.
•Served as a member of the Board of Directors of Trilogy and oversaw Trilogy investment.

Stefan K.L. Oh
•Launched a disposition strategy of medical office buildings and senior housing properties to enhance the overall portfolio and generate proceeds for the company through a thorough selection process.
◦Sold three senior housing assets and one medical office building.
•Secured a $93 million mezzanine loan investment with Freddie Mac from default through the assumption of $111 million in loans and the acquisition of seven Texas senior housing properties securing a Freddie Mac loan pool.
•Underwent an extensive process to assist company with achieving its strategic objectives for future growth.
•Transformed the in-office work experience through an extensive re-design of the Irvine office.
•Chaired the workplace committee and successfully re-opened the office after two years of closure due to the pandemic.
•Strengthened the acquisitions/dispositions and asset management platforms through the hiring of two analysts shared between the departments.

Named Executive Officer	Key Accomplishments
Mark E. Foster
•Appointed as Executive Vice President, General Counsel in August 2022.
•Successfully integrated into the executive team to provide strategic counsel to senior executives.
•Successfully drafted, adopted and implemented new outside counsel billing guidelines to improve management of outside counsel.
•Reviewed legal and business operational units to assess and identify areas where processes, procedures and practices can be improved to minimize corporate risk.
•Oversaw the final revisions to and adoption of updated employee handbook.
•Successfully led the drafting and adoption of the Investment Committee, or IC, charter and oversaw the implementation of IC processes and procedures.
•Actively participated in the review, development and implementation of strategic initiatives including ESG, DEI and our company’s intranet.
•Provided input and support with respect to SEC filings related to potential initial public offering.
•Worked closely with business team on strategic transactions including: (i) the disposition of non-strategic assets; (ii) loan assumptions with respect to seven assets in Texas; (iii) financing related to three assets with note maturities; (iv) tenant lease restructurings, and (v) other strategic corporate transactions.
•Oversaw and provided strategic input with respect to asset-based litigation and pending business disputes.

Based on its assessment of our corporate performance and each NEO’s individual performance and respective weightings described above, our Compensation Committee approved cash bonuses for 2022 in the following amounts:

2022 Cash Bonus
Named Executive Officer	Payout	As a % of Target
Danny Prosky	$1,012,500	135%
Brian S. Peay	$641,250	135%
Gabriel M. Willhite	$573,750	135%
Stefan K.L. Oh	$325,000	125%
Mark E. Foster	$315,900	135%
Long-Term Incentive Program (Equity-Based Compensation)
Pursuant to the terms of their respective offer letters, we granted initial equity awards to Messrs. Prosky, Peay, Willhite and Oh on October 4, 2021, and to Mr. Foster on August 8, 2022, to encourage retention and alignment with the long-term growth and performance of our company. 25% of such awards being performance-based and the remaining 75% of such awards being time-based. Other than Mr. Foster, none of the NEOs received an equity grant in 2022 due to their receipt of their initial grants in October 2021, which were sized to also reflect a grant for calendar year 2022. Mr. Foster’s equity awards were granted in 2022 following his appointment as an officer of our company.

Pursuant to the terms of his offer letter, Mr. Foster was entitled to initial equity awards in 2022 as follows:

	Initial Equity Awards
Named Executive Officer	Restricted Shares of Class T Common Stock (#) (1)	Performance-Based RSUs (2)	Aggregate Grant Date Value ($) (3)
Mark E. Foster	3,154	1,051	156,248
(1)    The number of restricted shares of Class T common stock granted to Mr. Foster was determined based on the value of the equity awards set forth in his offer letter, divided by our estimated net asset value per share of Class T common stock of $37.16 available as of August 2022, rounded to the nearest whole share. These time-based restricted shares vest in one-third annual increments, subject to Mr. Foster’s continued service through the applicable vesting date.
(2)    The number of restricted stock units, or RSUs, subject to the award was determined based on the value of the equity awards set forth in his offer letter, divided by our net asset value per share of our Class T common stock of $37.16 available as of August 2022, rounded to the nearest whole share.
(3)    Reflects the value of the NEOs’ respective initial equity award pursuant to the terms of his offer letter.
The performance-based RSUs will cliff vest in the first quarter of 2025 (subject to continuous employment or provision of services through that vesting date), with the amount of RSUs then vesting to be based on our MFFO per share ranking over the three-year period ending December 31, 2024 versus a company peer group comprised of: CareTrust REIT, Inc., Healthcare Realty Trust Incorporated, LTC Properties Inc., National Health Investors, Inc., Physicians Realty Trust, and Sabra Health Care REIT, Inc., which peer group may be modified at the sole direction of our Board of Directors or Compensation Committee prior to the end of the three-year performance period to reflect changed circumstances such as the merger out of existence or significant portfolio modifications of such companies. Mr. Foster will vest into 50% of the RSUs subject to this grant if we achieve a “threshold” level of MFFO per share, which is MFFO-per-share performance that is 2.5% less than the peer group’s MFFO-per-share performance (with no RSUs vesting if our MFFO-per-share performance is worse than this amount); 100% of the RSUs if we achieve “target” performance, which is MFFO-per-share performance equal to the peer group’s MFFO-per-share performance; and 200% of the RSUs if we achieve “maximum” performance, which is MFFO-per-share performance that is 2.5% or greater than the peer group’s MFFO-per-share performance. There will be linear interpolation between MFFO-per-share performance levels.

The following chart illustrates the terms of the 2022 performance-based award to Mr. Foster:

	Performance-		MFFO per Share	Payout %
25% of	Based	Threshold	2.5% Less than Peer Group	50%
LTIP	Restricted	Target	Equal to Peer Group	100%
	Stock	Maximum	2.5% Greater than Peer Group	200%
See “Executive Compensation Tables and Related Information – Outstanding Equity Awards at Fiscal Year-End December 31, 2022” and “Executive Compensation Tables and Related Information – 2022 Option Exercises and Stock Vested” for more information.
Risk Mitigation
Our executive compensation program is designed to achieve an appropriate balance between risk and reward that does not incentivize excessive risk-taking. We believe that our annual cash bonus program and equity compensation program contain appropriate risk mitigation factors, as summarized below:
•Balance of short-term and long-term incentives through annual cash bonuses and long-term equity compensation;
•Substantial portion of total compensation is in the form of long-term equity awards;
•Substantial portion of total compensation is based on achievement of performance objectives, through a combination of annual or multi-year performance. Furthermore, we incorporate both absolute and relative metrics by which to assess our performance;
•Three-year vesting based on continued service as of the vesting date; and
•Prohibition against hedging or pledging transactions.

Other Plans, Perquisites and Personal Benefits
Each of our NEOs is eligible to participate in our Executive Severance and Change in Control Plan, as described below, and all of our compensatory and benefit plans on the same basis as our other employees. We provide an employer 50.0% matching contribution under our 401(k) profit sharing plan up to 5.0% of a participating employee’s contribution, including our NEO’s, taxable compensation, up to the Internal Revenue Service limitations for matching contributions.

Tax and Accounting Considerations
We have not provided or agreed to provide any of our executive officers or directors with a gross-up or other reimbursement for tax amounts they might pay pursuant to Section 4999 or Section 409A of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. Sections 280G and 4999 of the Internal Revenue Code provide that executive officers, directors who hold significant stockholder interests, and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our company that exceed certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional taxes. Section 409A also imposes additional significant taxes on the individual in the event that an employee, director or service provider receives “deferred compensation” that does not meet the requirements of Section 409A.

Hedging Practices
Our Insider Trading Compliance Policy prohibits our directors and executive officers from entering into hedging or monetization transactions or similar arrangements with respect to our securities.

Compensation Committee Interlocks and Insider Participation
The Compensation Committee is currently composed of the independent directors listed as signatories to the below Compensation Committee Report. During 2022:
•none of our executive officers were a director of another entity where one of that entity’s executive officers served on our Compensation Committee;
•no member of our Compensation Committee was formerly an officer or employee of American Healthcare REIT or any of its subsidiaries;
•no member of our Compensation Committee entered into any transaction with American Healthcare REIT in which the amount involved exceeded $120,000;
•none of our executive officers served on the compensation committee of any entity where one of that entity’s executive officers served on our Compensation Committee; and
•none of our executive officers served on the compensation committee of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

Option/SAR Grants in Last Fiscal Year
No option grants were made to our officers or directors for the year ended December 31, 2022.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the information required by Item 402(b) of Regulation S-K and contained in the Compensation Discussion and Analysis section of this proxy statement and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022.
Submitted by the Compensation Committee
of the Board of Directors:
Harold H. Greene (Chairman)
Dianne Hurley
Marvin R. O’Quinn
J. Grayson Sanders
The preceding “Compensation Committee Report” shall not be deemed soliciting material or to be filed with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that American Healthcare REIT specifically incorporates it by reference into such filing.

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION
2022 Summary Compensation Table
The following table sets forth a summary of all compensation earned, awarded or paid, as applicable, to our NEOs in the fiscal year ended December 31, 2022 and, to the extent required by SEC executive compensation disclosure rules, December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (1)	All other compensation ($) (3)	Total ($)
Danny Prosky CEO and President	2022	750,000	225,000	—	787,500	61,855	1,824,355
	2021	187,500	—	2,000,003	187,500	23,040	2,398,043
Brian S. Peay CFO	2022	475,000	142,500	—	498,750	51,011	1,167,261
	2021	118,750	—	1,387,555	118,750	24,423	1,649,478
Gabriel M. Willhite COO (4)	2022	384,000	127,500	—	446,250	35,366	993,116
	2021	90,000	—	1,061,591	58,500	15,549	1,225,640
Stefan K.L. Oh EVP, Head of Acquisitions	2022	400,000	130,000	—	195,000	39,487	764,487
	2021	100,000	—	962,550	65,000	18,559	1,146,109
Mark E. Foster EVP, General Counsel (5)	2022	135,000	70,200	156,248	245,700	4,261	611,409
	2021	—	—	—	—	—	—
(1)    Represents amount paid under the short-term incentive program for the fiscal year ended December 31, 2022, with the portion in the Bonus column reflecting the individual component of the 2022 short-term incentive program and the portion in the Non-Equity Incentive Compensation column representing the formulaic payout based on the achievement of pre-established performance goals. See “Compensation Discussion & Analysis – Elements of Compensation – Short-Term Incentive Program (Cash Bonuses)” for more information.
(2)     Amounts reported for 2022 reflect the grant date fair value of time-based restricted stock awards and performance-based RSUs granted to Mr. Foster and calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718, Compensation — Stock Compensation, or FASB ASC Topic 718. The time-based restricted stock awards and performance-based RSUs were awarded and granted in August 2022 under the 2015 Incentive Plan. The performance-based RSUs are calculated assuming target achievement (the most probable outcome at the time of grant) of the underlying performance condition at the time of grant. Assuming maximum achievement of the underlying performance condition at the time of grant, the grant date fair value of the 2022 performance-based RSUs granted to Mr. Foster would be $195,313. As noted in “Compensation Discussion and Analysis” above, none of the other NEOs received equity grants during 2022 in light of the initial equity awards that they received in 2021. See “Compensation Discussion & Analysis — Elements of Compensation — Long-Term Incentive Program (Equity-Based Compensation)" for additional information regarding these awards.

(3)    Amounts in the “All other compensation” column consist of the following payments we paid to or on behalf of the NEOs:

Name	401(k) Contributions ($)	Distributions Paid on Awards ($)
Danny Prosky	7,625	54,230
Brian S. Peay	7,625	43,386
Gabriel M. Willhite	375	34,991
Stefan K.L. Oh	7,625	31,862
Mark E. Foster	3,000	1,261
(4)    Mr. Willhite transitioned from his position as Executive Vice President, General Counsel to Chief Operating Officer, effective August 1, 2022, therefore the amount of Mr. Willhite’s 2022 salary is based on the two positions he held in 2022.
(5)    Mr. Foster was appointed as our Executive Vice President, General Counsel effective August 1, 2022, therefore his 2022 salary is prorated and he did not receive any compensation in 2021.
2022 Grants of Plan-Based Awards
The following table summarizes all grants of plan-based awards made to our NEOs in 2022.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All other stock awards: Number of shares of stock or units (#)	Grant date fair value of stock and option awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Danny Prosky	—	—	65,625	525,000	787,500	—	—	—	—	—
Brian S. Peay	—	—	41,563	332,500	498,750	—	—	—	—	—
Gabriel M. Willhite	—	—	37,188	297,500	446,250	—	—	—	—	—
Stefan K.L. Oh	—	—	16,250	130,000	195,000	—	—	—	—	—
Mark E. Foster	—	—	20,475	163,800	245,700	—	—	—	—	—
	08/08/22	07/14/22	—	—	—	—	—	—	3,154 (3)	117,184
	08/08/22	07/14/22	—	—	—	526	1,051	2,102	—	39,064
(1)    Represents bonus opportunities for 2022 corporate performance under the Short-Term Incentive Program as approved by the Compensation Committee on February 24, 2022. The actual amount awarded was based on the achievement of certain performance measures as described under “Short-Term Incentive Program (Cash Bonuses)” on page 23 of this proxy statement. The awards earned for such performance in 2022 were paid on March 3, 2023 as shown in the “Non-Equity Incentive Plan Compensation” column of the 2022 Summary Compensation Table on page 30. Excluded from these columns is the discretionary portion of the 2022 bonus program, which are reflected in the “Bonus” column in the 2022 Summary Compensation Table.
(2)    Represents RSUs that will cliff vest in the first quarter of 2025 (subject to continuous employment or provision of services through that vesting date), with the amount of RSUs then vesting to be based on our relative MFFO per share ranking over the three-year period ending December 31, 2024 versus a company peer group. The grant date fair value was measured based on the achievement of MFFO per share performance at the target level (the most probable outcome as of the grant date), multiplied by our estimated net asset value per share of Class T common stock in effect on the grant date of $37.16.
(3)    Represents restricted shares of Class T common stock determined based on the values of the equity awards set forth in the NEOs’ respective 2022 offer letter, divided by our estimated net asset value per share of Class T common stock of $37.16 available as of August 2022, rounded to the nearest whole share. The restricted shares of Class T common stock will vest in three equal annual installments, with the first one-third installment vested on January 1, 2023, the second one-third installment vesting on January 1, 2024 and the final one-third installment vesting on January 1, 2025 (subject to continuous employment or provision of services through each vesting date).
Outstanding Equity Awards at Fiscal Year-End December 31, 2022
The following table presents information about our NEOs’ outstanding equity awards as of December 31, 2022. The market value of such outstanding equity awards is based on our estimated net asset value per share of Class T common stock available as of December 31, 2022 of $37.16.

Name	Stock awards
	Number of shares or units of stock that have not vested (#) (1)	Market value of shares or units that have not vested ($) (1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (2)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (2)
Danny Prosky	27,115	1,007,593	6,779	251,898
Brian S. Peay	27,456	1,020,246	2,542	94,461
Gabriel M. Willhite	23,701	880,729	1,271	47,230
Stefan K.L. Oh	21,694	806,130	1,102	40,932
Mark E. Foster	3,154	117,184	526	19,532
(1)    Represents (i) restricted shares of Class T common stock that will vest in equal annual installments, with the first one-third installment vested on October 1, 2022, the second one-third installment vesting on October 1, 2023 and the final one-third installment vesting on October 1, 2024 (subject to continuous employment or provision of services through each vesting date), except in the case of Mr. Foster as described above in “Long-Term Incentive Program (Equity-Based Compensation)”; (ii) in the case of Messrs. Peay, Oh and Willhite, retention grants of restricted shares of Class T common stock that will vest on October 4, 2024 (subject to continuous employment or provision of services through the vesting date); and (iii) in the case of Mr. Foster, restricted shares of Class T common stock vests in three equal annual installments, with the first one-third installment that vested on January 1, 2023, the second one-third installment vesting on January 1, 2024 and the final one-third installment vesting on January 1, 2025 (subject to continuous employment or provision of services through each vesting date).
(2)    Represents performance-based RSUs that will cliff vest in the first quarter of 2025 (subject to continuous employment or provision of services through that vesting date). Amounts assume achievement of MFFO per share performance at the threshold (50% payout) level.
2022 Option Exercises and Stock Vested
The following table sets forth, for each of our NEOs, the number of shares of our common stock that vested in 2022 as well as the value of those shares upon vesting. The value realized upon vesting is based on the estimated net asset value per share of Class T common stock available at the time of vesting of $37.16.

Name	Stock Awards
	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Danny Prosky	13,558	503,797
Brian S. Peay	5,084	188,921
Gabriel M. Willhite	2,542	94,461
Stefan K.L. Oh	2,203	81,863
Mark E. Foster	—	—

Potential Payments Upon Termination or Change in Control
We adopted our Executive Severance and Change in Control Plan, or our severance plan, for the purpose of providing severance and change-of-control protections to certain key employees, including our NEOs. As described below, our severance plan provides our NEOs with, among other things, base salary, bonus and certain other payments at, following and/or in connection with certain terminations of employment or a change in control involving American Healthcare REIT. As used below, the terms “Cause,” “Change in Control,” “Disability” and “Good Reason” shall have the respective meanings set forth in our severance plan.
Termination Without Cause or Resignation for Good Reason
Under our severance plan, in the event a participant is terminated without Cause or resigns for Good Reason, such participant will be entitled to receive the following, including any accrued obligations entitled to such participant:
•a severance payment in an amount equal to (a) 2.0 if the participant is the Chief Executive Officer of American Healthcare REIT, 1.5 if the participant is the Executive Chairman, Chief Operating Officer, Chief Financial Officer, Head of Acquisitions/Chief Investment Officer, or General Counsel of American Healthcare REIT, or 1.0 if the participant holds another position; multiplied by (b) the sum of: (i) such participant’s base salary, plus (ii) such participant’s average cash bonus for the three most recent years completed prior to the termination, payable in equal installments in accordance with our normal payroll practices, commencing 60 days following the termination date;
•for a period of time ending on the earlier to occur of (i) the completion of the applicable severance period as provided in our severance plan, and (ii) the date on which the participant becomes eligible to receive healthcare coverage from a subsequent employer, medical coverage through our group medical plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, at the same levels as would have applied if the participant’s employment had not been terminated or reimbursement of the cost of such medical coverage;
•any retention equity grants granted to the participant that are unvested as of the termination date shall vest and, if applicable, become exercisable and any other unvested restricted stock or other equity awards issued to the participant under the 2015 Incentive Plan or otherwise by us that are outstanding on the termination date and that vest solely based on the passage of time (each, a “Time-Based Award”) shall vest and become exercisable, if applicable, as to the number of shares subject to such award that would have vested over the 12-month period following the termination date had the participant remained employed; and
•any performance-based vesting award issued to the participant under the 2015 Incentive Plan or otherwise by us (each, a “Performance-Based Award”) that remains outstanding on the termination date shall remain outstanding and eligible to be earned following the completion of the performance period based on the actual achievement of applicable performance goals, and to the extent earned (if at all) shall vest on a pro rata basis based on the number of days the participant remained employed from the commencement of the performance period through the termination date.
Change in Control Followed by Termination Without Cause or Resignation for Good Reason
In the event a Change in Control occurs:
•any Time-Based Award that is then outstanding shall vest and, if applicable, become exercisable immediately prior to the Change in Control subject to the participant’s continued employment until immediately prior to such Change in Control;
•any Performance-Based Award that is then outstanding and that is not continued, converted, assumed or replaced with a substantially similar award by us or a successor entity in connection with the Change in Control (in each case, such award being considered “Assumed”), shall vest and, if applicable, become exercisable immediately prior to the Change in Control based on actual achievement of the applicable performance goals through the date of the Change in Control, as determined in the sole discretion of our Compensation Committee prior to consummation of the Change in Control; and
•if, during the period beginning on the date of the Change in Control and continuing through the twelve (12) month period following such Change in Control, a participant is terminated without Cause (other than by reason of the death or Disability of such participant) or a participant resigns for Good Reason, such participant shall be entitled to receive each of the following, including any accrued obligations entitled to such participant:

◦a Change in Control severance payment, in an amount equal to (a) 2.5 if the participant is the Chief Executive Officer of American Healthcare REIT, or 2.0 if the participant is not the Chief Executive Officer of American Healthcare REIT, multiplied by (b) the sum of (i) the participant’s base salary; plus (ii) the participant’s average cash bonus for the three most recent years completed prior to the termination, which amount shall be paid to the participant in a lump sum within 60 days following the termination date;
◦continuing medical coverage or a corresponding payment as described above under “Termination Without Cause or Resignation for Good Reason”; and
◦any Performance-Based Award that was Assumed in connection with such Change in Control and that remains unvested on the termination date shall, to the extent such award remains subject to performance-based vesting as of the termination date, remain outstanding and eligible to be earned following the completion of the performance period based on the actual achievement of applicable performance goals, and to the extent earned (if at all) shall vest on a pro rata basis based on the number of days the participant remained employed from the commencement of the performance period through the termination date.
Termination Other Than Without Cause or Resignation Other Than for Good Reason
In the event that a participant is terminated for any reason other than as set forth above, such participant shall be entitled to receive from American Healthcare REIT the accrued obligations entitled to such participant and, if such termination is due to the participant’s death or Disability: (a) an amount equal to 0.5 multiplied by such participant’s base salary, which amount shall be paid to the participant (or, if applicable, the participant’s beneficiary or to such participant’s estate, if a participant fails to make a beneficiary designation), in equal installments in accordance with our normal payroll practices for a period of six months after the termination date starting within 60 days following the termination date; and (b) the participant’s annual cash performance bonus for the year in which the termination date occurs, as determined by our Compensation Committee based on target performance for the performance period and pro-rated for the number of days from the performance period commencement to the termination date, payable at its normal time (but in no event later than March 15 of the year following the year in which the termination date occurs); and (c) all unvested Time-Based Awards shall vest and become exercisable, if applicable, as to the number of shares subject to such award that would have vested (and become exercisable) over the 12-month period following the termination date had the participant remained employed; and (d) any Performance-Based Awards shall remain outstanding and eligible to be earned following the completion of the performance period based on the actual achievement of applicable performance goals and, to the extent earned (if at all), shall vest on a pro rata basis based on the number of days the participant remained employed from the commencement of the performance period through the termination date.
The following table presents the amount of compensation payable to each of our NEOs as if the triggering termination event described above and pursuant to our severance plan had occurred on December 31, 2022.

Name	Benefit	Termination Without Cause or Resignation for Good Reason ($)	Termination Without Cause or Resignation for Good Reason within 12 months following Change in Control ($)	Death or Disability ($)
Danny Prosky	Severance Payment	3,262,500	4,078,125	1,387,500
	Medical Coverage (1)	59,356	74,195	14,839
	Accelerated Vesting of Time-Based Awards	503,797	1,007,593	503,797
	Accelerated Vesting of Performance-Based Awards	503,797	503,797	503,797
Brian S. Peay	Severance Payment	1,549,688	2,066,250	878,750
	Medical Coverage (1)	44,517	59,356	14,839
	Accelerated Vesting of Time-Based Awards	831,316	1,020,246	831,316
	Accelerated Vesting of Performance-Based Awards	188,921	188,921	188,921

Name	Benefit	Termination Without Cause or Resignation for Good Reason ($)	Termination Without Cause or Resignation for Good Reason within 12 months following Change in Control ($)	Death or Disability ($)
Gabriel M. Willhite	Severance Payment	1,243,313	1,657,750	786,250
	Medical Coverage (1)	—	—	—
	Accelerated Vesting of Time-Based Awards	786,268	880,729	786,268
	Accelerated Vesting of Performance-Based Awards	94,461	94,461	94,461
Stefan K.L. Oh	Severance Payment	1,038,750	1,385,000	525,000
	Medical Coverage (1)	44,517	59,356	14,839
	Accelerated Vesting of Time-Based Awards	724,258	806,130	724,258
	Accelerated Vesting of Performance-Based Awards	81,863	81,863	81,863
Mark E. Foster	Severance Payment	1,013,850	1,351,800	495,900
	Medical Coverage (1)	31,827	42,437	10,609
	Accelerated Vesting of Time-Based Awards	39,055	117,184	39,055
	Accelerated Vesting of Performance-Based Awards	39,064	39,064	39,064
(1)    Represents the cost of medical insurance coverage for each NEO at the same annual level as in effect immediately preceding December 31, 2022 for a period of time equal to the applicable multiple set forth in our severance plan. Such amounts are paid in equal installments over an annual period equal to the respective severance multiple (i.e., 2.5 years, 2 years, 1.5 years, or 1 year). A lesser amount may be due if the NEO becomes eligible to receive healthcare coverage from a subsequent employer.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, presented below is the ratio of annual total compensation of our Chief Executive Officer, or CEO, to the annual total compensation of our median employee (excluding our CEO). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934.
To identify the “median employee” from our employee population, we determined the annual total compensation of each of our employees as of December 31, 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. We annualized base wages of any permanent employees who were employed for less than the full year or on unpaid leave during 2022, and we did not otherwise annualize or make any cost-of-living or other adjustments to employee compensation. Our employee population, including all full- and part-time employees, as of December 31, 2022 consisted of approximately 113 individuals, all of whom were located in the United States.
For 2022, our last completed fiscal year, annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $1,824,355, as disclosed on page 30. The 2022 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $124,819. Based on this information, the ratio of our CEO's annual total compensation to our median employee's annual total compensation for fiscal year 2022 is 14.6 to 1. The SEC's rules for calculating the required pay ratio permit companies to use reasonable estimates and assumptions in their methodologies, and companies have different employee populations and compensation practices. As a result, pay ratios reported by other companies may not be comparable to the pay ratio reported above.

Pay v. Performance Table

The following table sets forth information regarding our company’s performance and the “compensation actually paid” to our Named Executive Officers, as calculated in accordance with SEC disclosure rules:

Year (1)	Summary Compensation Table Total for PEO ($)(2)		Compensation Actually Paid to PEO ($) (3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (3)	Value of Initial Fixed $100 Investment Based On: (4)		Net Loss ($)	Modified Funds from Operations ($) (5)
						Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)
2022	1,824,355		2,343,335	884,068	991,621	N/A	N/A	(73,383,000)	128,395,000
2021	2,398,043	(2)	2,398,043	1,235,471	1,235,471	N/A	N/A	(53,269,000)	77,642,000
(1)    The Principal Executive Officer, or PEO, for each of the applicable years was Danny Prosky. Mr. Hanson served as our Chief Executive Officer and Chairman of the Board of Directors from January 2015 until October 2021. However, Mr. Hanson only received compensation from us in 2021 for his role as Executive Chairman of the Board of Directors, a position he held from October 2021 until June 2022. The non-PEO NEOs for the applicable years were as follows:

•2022: Brian S. Peay, Gabriel M. Willhite, Stefan K.L. Oh, and Mark E. Foster.
•2021: Brian S. Peay, Jeffrey T. Hanson, Mathieu B. Streiff, Stefan K.L. Oh, and Gabriel M. Willhite.

Compensation amounts for 2021 reflect compensation paid to our executive officers for the period from October 1, 2021 through December 31, 2021. Until October 1, 2021, our executive officers were officers of our former advisor and affiliates and were compensated by such entities for their services to us.

(2)    Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable period in the case of Mr. Prosky, and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable period for the company’s NEOs for the applicable year other than the principal executive officer for such years. As noted above, for 2021, the amount included represents compensation received from us since October 1, 2021.
(3)    To calculate “Compensation Actually Paid,” adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Prosky and for the average of the other NEOs is set forth following the footnotes to this table.
(4)    There is no public market for our Class T common stock and, thus, no total shareholder return value can be calculated for our company as of December 31, 2022.
(5)    As noted the “Compensation Discussion and Analysis” section above, the Compensation Committee selected MFFO as its selected performance measure. Please see page 24 in the “Compensation Discussion and Analysis” for information regarding how our company calculates MFFO in its incentive programs. We believe MFFO is useful in assessing the sustainability of operating performance in future operating periods.

Reconciliation of Compensation Actually Paid Adjustments

Year	Summary Compen-sation Table Total ($)(a)	Minus Change in Accumulated Benefits Under Defined Benefit and Actuarial Pension Plans ($)(b)	Plus Service Costs Under Defined Benefit and Actuarial Pension Plans ($)(c)	Minus Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year ($)(d)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year ($)(e)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years ($)(f)	Plus Fair Value at Vesting of Stock Option and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($)(g)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Option and Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($)(h)	Minus Fair Value as of Prior Fiscal Year-End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)(i)	Equals Compensation Actually Paid ($)
PEO
2022	1,824,355	—	—	—	—	515,184	—	3,796	—	2,343,335
2021	2,398,043	—	—	(2,000,003)	2,000,003	—	—	—	—	2,398,043
Other NEOs (Average) (j)
2022	884,068	—	—	(39,062)	48,828	97,099	—	688	—	991,621
2021	1,235,471	—	—	(1,022,340)	1,022,340	—	—	—	—	1,235,471
(a)    Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other NEOs, amounts shown represent averages.
(b)    Represents the aggregate change in the actuarial present value of the accumulated benefits under all defined benefit and actuarial pension plans reported in the Summary Compensation Table for the indicated fiscal year.
(c)    Represents the sum of the actuarial present value of the benefits under all defined benefit and actuarial pension plans attributable to services rendered during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
(d)    Represents the grant date fair value of the stock option and stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(e)    Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(f)    Represents the change in fair value during the indicated fiscal year of each option award and stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(g)    Represents the fair value at vesting of the option awards and stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(h)    Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(i)    Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(j)    See footnote 1 above for the non-PEO NEOs included in the average for each year.

Description of Relationship between Executive Compensation Actually Paid and Company Performance

We are required to describe the relationship between the “Compensation Actually Paid,” as calculated in accordance with the SEC disclosure rules, and various financial performance measures. As noted in the Compensation Discussion and Analysis, following the completion of the AHI Acquisition and the Merger, our executive officers were employed by us and, beginning October 1, 2021, were compensated under our executive compensation program pursuant to the terms of the executive officer’s respective offer letters. These executive officer letters included equity awards which were sized to include annual grants for 2022 for each of the then-serving NEOs. Because of the sizing of the equity awards to include the 2022 grants and the fact that each NEO who was with our company at the time of the Merger did not receive an equity grant in 2022, the “Compensation Actually Paid” does not appear to be directly aligned with the performance metrics described below due to the impact of these equity award grants on 2021 “Compensation Actually Paid.”

•Relationship Between Compensation Actually Paid and Net Income(Loss). For 2021, our net loss was $53,269,000, which increased by approximately 38% to a net loss of $73,383,000 in 2022. Our “Compensation Actually Paid” to our PEO and the average of our other NEOs declined by approximately 2% and 20%, respectively, from 2021 to 2022 due to the inclusion of the equity grants at the time of the Merger in the “Compensation Actually Paid” for 2021 and the lower impact that net loss had on our compensation program.

•Relationship Between Compensation Actually Paid and MFFO. While MFFO represented 50% weighting for the portion of the 2022 short-term incentive program tied to our company performance (70% total weighting), its impact on “Compensation Actually Paid” is limited due to the greater impact that the equity awards had on “Compensation Actually Paid” in 2021 due to the sizing of the 2021 grants to include the 2022 grants. For 2021, our MFFO was $77,642,000, which increased by approximately 65% to $128,395,000 in 2022. In contrast, our “Compensation Actually Paid” to our PEO and the average of our other NEOs declined from 2021 to 2022 due to the inclusion of the equity grants at the time of the Merger in the “Compensation Actually Paid” for 2021.

Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs

The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2022. Please see the “Compensation Discussion & Analysis” for a further description of the metrics used in our company’s executive compensation program.

•MFFO Growth
•Net Debt to EBITDA
•Same-Property NOI Growth

COMPENSATION OF DIRECTORS
Director Compensation
If a director is also one of our executive officers, we do not pay any compensation to that person for services rendered as a director. Our director compensation is designed with the goals of attracting and retaining highly qualified individuals to serve as independent directors and to fairly compensate them for their time and efforts. For the year ended December 31, 2022, our independent directors received the following forms of compensation:
•Annual Retainer. Our independent directors receive an aggregate annual retainer of $85,000, which is paid on a quarterly basis at the commencement of each quarter for which an individual serves as an independent director. In addition, the chairman or chairwoman of the Audit Committee receives an additional aggregate annual retainer of $20,000, and the chairman or chairwoman of the Compensation Committee and Nominating and Corporate Governance Committee receives an additional aggregate annual retainer of $12,500, which is paid on a quarterly basis at the commencement of each quarter for which an individual serves as the chairman or chairwoman of the applicable committee.
•Additional Audit Committee Member Compensation. Members of our Audit Committee receive an additional aggregate annual retainer of $5,000, which is paid on a quarterly basis at the commencement of each quarter for which an individual serves as an audit committee member.

•Equity Compensation. Each independent director receives an annual amount of restricted Class T common stock pursuant to the 2015 Incentive Plan equal to approximately $85,000, which shares of restricted Class T common stock fully vest one year from the date of grant.
•Non-Executive Chairman Compensation. Mr. Hanson transitioned from his position as Executive Chairman of the Board of Directors to Non-Executive Chairman of the Board of Directors, effective June 30, 2022. Although Mr. Hanson is not an independent director, he received the same compensation and reimbursement of expenses that our company pays to each of its independent directors, with the portion of his 2022 compensation that was paid in cash being prorated for the period from July 1, 2022 to December 31, 2022; provided, however, that Mr. Hanson agreed to waive the equity retainer compensation that was paid to our independent directors in 2022. In addition, Mr. Hanson received annual cash compensation of $100,000, with such compensation being prorated for the period from July 1, 2022 to December 31, 2022. The amount of cash compensation payable to our Chairman of the Board of Directors was determined by our Compensation Committee after engaging FPC as an independent compensation consultant to advise our Compensation Committee on executive officer and director compensation.
•Other Compensation. We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings, including committee meetings, of our Board of Directors. Such reimbursement is paid monthly. Our independent directors do not receive other benefits from us.
The following table sets forth certain information with respect to our director compensation for the year ended December 31, 2022:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Jeffrey T. Hanson (4)	92,500	—	—	92,500
Danny Prosky (4)	—	—	—	—
Mathieu B. Streiff (4)	—	—	—	—
Scott A. Estes (5)	30,413	67,297	724	98,434
Brian J. Flornes	102,500	85,004	15,960	203,464
Harold H. Greene	102,500	85,004	21,625	209,129
Dianne Hurley	110,000	85,004	17,316	212,320
Marvin R. O’Quinn (6)	—	—	—	—
Valerie Richardson (6)	—	—	—	—
Gerald W. Robinson	85,000	85,004	18,192	188,196
J. Grayson Sanders	85,000	85,004	18,298	188,302
Wilbur H. Smith III	85,000	85,004	18,221	188,225
________
(1)    Amounts reported in this column represent the annual retainer and meeting fees received by each individual who served as a non-employee director during 2022.
(2)    Amounts reported in this column represent the grant date fair value of the awards granted for the year ended December 31, 2022, as determined in accordance with FASB ASC Topic 718, based on the estimated net asset value per share of $37.16 for our Class T common stock as of the date of grant.

The following table shows the aggregate number of nonvested shares of our restricted Class T and Class I common stock held by each director as of December 31, 2022:

Director	Nonvested Shares of Our Restricted Class T and Class I Common Stock (#)
Hanson	—
Prosky	—
Streiff	—
Estes	1,811
Flornes	3,413
Greene	2,867
Hurley	3,413
O’Quinn	—
Richardson	—
Robinson	2,867
Sanders	2,867
Smith	3,413

(3)Amounts reported in this column reflect the dollar value of distributions paid in connection with the stock awards granted to our independent directors.
(4)Messrs. Hanson, Prosky and Streiff are not independent directors. Mr. Hanson transitioned from his position as Executive Chairman of the Board of Directors to non-executive Chairman of the Board of Directors, effective June 30, 2022, at which time he no longer received a base salary as an executive officer and Mr. Hanson began to receive compensation for his service as a director.
(5)Mr. Estes was appointed to the Board of Directors effective August 30, 2022.
(6)Mr. O’Quinn and Ms. Richardson were appointed to the Board of Directors effective January 10, 2023 and did not receive any compensation in 2022.

EQUITY COMPENSATION PLAN INFORMATION
We adopted the 2015 Incentive Plan, pursuant to which our Board of Directors or a committee of our independent directors may make grants of options, restricted shares of common stock, stock purchase rights, stock appreciation rights or other awards to our independent directors, employees and consultants. The maximum number of shares of our common stock that may be issued pursuant to the 2015 Incentive Plan is 1,000,000. The following table provides information regarding the 2015 Incentive Plan as of December 31, 2022:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	77,905 (1)	—	644,470
Equity compensation plans not approved by security holders	—	—	—
Total	77,905		644,470
________
(1)Reflects performance-based and time-based RSUs representing the right to receive shares of our Class T common stock upon vesting. The number set forth in the table above reflects the maximum number of shares of our Class T common stock potentially issuable upon vesting. These performance-based and time-based RSUs do not have voting rights. The performance-based RSUs will cliff vest in the first quarter of 2025 (subject to continuous employment or provision of services through that vesting date) with the amount vesting depending on meeting certain key performance criteria as further described in this proxy statement and in the 2015 Incentive Plan. The time-based RSUs will vest 33.33% annually over three years ending in 2025 (subject to continuous employment from the vesting commencement date through each vesting date). For details regarding our grants under the incentive plan of time-based restricted Class T and Class I common stock to our executive officers, key employees and independent directors, see the “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Incentive Program (Equity-Based Compensation)” and “Compensation of Directors” sections above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows, as of March 20, 2022, the number of shares of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5.0% of any class of the outstanding shares of our common stock; (2) our directors; (3) our named executive officers; and (4) all of our directors and executive officers as a group. The percentage of common stock beneficially owned is based on 66,210,308 shares of our Class T and Class I common stock outstanding as of March 20, 2023. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days. The address for each of the beneficial owners named in the following table is 18191 Von Karman Avenue, Suite 300, Irvine, California 92612.

Name of Beneficial Owner (1)	Number of Shares of Class T Common Stock Beneficially Owned	Percentage of All Class T Common Stock	Number of Shares of Class I Common Stock Beneficially Owned	Percentage of All Class I Common Stock
Danny Prosky	48,069	*	80,986	*
Brian S. Peay	30,781	*	808	*
Jeffrey T. Hanson	28,848	*	82,036	*
Mathieu B. Streiff	27,239	*	62,124	*
Gabriel M. Willhite	25,364	*	—	*
Stefan K.L. Oh	23,785	*	5,997	*
Mark E. Foster	2,725	*	—	*
Scott A. Estes	1,811	*	—	*
Brian J. Flornes	13,342	*	—	*
Harold H. Greene	4,658	*	16,655	*
Dianne Hurley	14,360	*	—	*
Marvin R. O’Quinn	978	*	—	*
Valerie Richardson	978	*	—	*
Gerald W. Robinson	4,592	*	10,424	*
J. Grayson Sanders	4,592	*	10,503	*
Wilbur H. Smith III	15,335	*	—	*
All directors and executive officers as a group (16 persons)	247,459	*	269,534	*
_________
*     Represents less than 1.0% of our outstanding common stock.
(1)For purposes of calculating the percentage beneficially owned, the number of shares of our common stock deemed outstanding includes (a) 19,536,622 shares of our Class T common stock or 46,673,686 shares of our Class I common stock outstanding, as applicable, as of March 20, 2023, and (b) shares of our common stock issuable pursuant to options held by the respective person or group that may be exercised within 60 days following March 20, 2023. Beneficial ownership is determined in accordance with the rules of the SEC that deem shares of stock to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares of stock.
None of the above shares have been pledged as security.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policy and Procedures with Respect to Related Person Transactions
Related party transactions are transactions in which we are a participant where the amount involved exceeds $120,000 and a member of our Board or Directors, an executive officer, or a holder of more than 5.0% of our voting securities (or an immediate family member of any of the foregoing) has a direct or indirect material interest. We have adopted a written statement of policy regarding transactions with related parties. Our related party transaction policy requires all “related party transactions” to be promptly disclosed to our general counsel. All related party transactions must be approved or ratified by our Nominating and Corporate Governance Committee. As a general rule, directors interested in a related party transaction will recuse themselves from any discussion or vote on a related party transaction in which they have an interest. Our Nominating and Corporate Governance Committee will consider all relevant facts and circumstances when deliberating such transactions, including whether such transactions are in the best interests of our company and our stockholders.
The following is a summary of related party transactions other than compensation arrangements, which are described above under the sections entitled “Compensation Discussion and Analysis,” “Executive Compensation Tables and Related Information” and “Compensation of Directors.”
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers, including such agreements entered into on August 1, 2022, and August 30, 2022, with Messrs. Mark E. Foster, our Executive Vice President, General Counsel, and Scott A. Estes, an independent member of our Board of Directors and Audit Committee member, respectively. These agreements require us to indemnify these individuals to the maximum extent permitted under Maryland law and our charter against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified upon our receipt of certain affirmations and undertakings. There is currently no pending material litigation or proceeding involving any of our directors, officers, or employees for which indemnification is sought.
Transition Agreement
Mathieu B. Streiff
In connection with Mathieu B. Streiff’s transition from serving as our Chief Operating Officer to Executive Vice President effective August 1, 2022, and then to retire from that position effective January 1, 2023, our company, American Healthcare Opps Holdings, LLC and Mr. Streiff have entered into a transition services agreement, or the Streiff Transition Agreement. Mr. Streiff remains as a member of our board of directors, subject to election by our stockholders at our 2023 annual meeting of stockholders. Pursuant to the Streiff Transition Agreement, for the period from August 1, 2022 through December 31, 2022, Mr. Streiff will receive a prorated annualized cash salary of $85,000. Beginning January 1, 2023, although Mr. Streiff is not an independent director, he will receive the same compensation and reimbursement of expenses that our company pays to each of its independent directors; provided, however, that Mr. Streiff has agreed to waive the equity retainer compensation that will be paid to our independent directors for the period from January 1, 2023 until our 2023 annual meeting of stockholders.
In addition, pursuant to the Streiff Transition Agreement, Mr. Streiff has agreed to forfeit the performance-based restricted stock units that were granted to him in October 2021 pursuant to his offer letter with our company to serve as our Chief Operating Officer. He also has agreed to forfeit any annual bonus that he may otherwise have been entitled to receive for 2022 pursuant to his offer letter. However, he will retain the time-based restricted shares of Class T common stock that were granted pursuant to Mr. Streiff’s 2021 offer letter, which time-based restricted stock will remain subject to the existing vesting schedule and other terms and conditions; provided, however, that the award agreement for such restricted stock will be amended to provide for accelerated vesting upon a change in control of our company subject to Mr. Streiff’s continued services with our company through such date and/or upon a termination of Mr. Streiff’s services with our company as a result of death or disability. Because Mr. Streiff is no longer an executive officer of our company as of January 1, 2023, he also is no longer a participant in our Executive Severance and Change in Control Plan as of January 1, 2023; however, our company will reimburse Mr. Streiff for the monthly premium cost of medical coverage pursuant to COBRA for a period of up to 18 months beginning on January 1, 2023.

Related Party Transaction Policy
We have adopted a written statement of policy regarding transactions with related parties, which we refer to as our “related person policy.” Our related person policy requires that a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to us any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. We will then promptly communicate that information to our Nominating and Corporate Governance Committee. No related person transaction will be executed without the approval or ratification of our Nominating and Corporate Governance Committee. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.
Registration Rights Agreement

On October 1, 2021, at the consummation of the AHI Acquisition, GA Healthcare REIT III and its operating partnership entered into a registration rights agreement, or the Registration Rights Agreement, with Griffin-American Strategic Holdings, LLC, pursuant to which, subject to certain limitations therein, as promptly as practicable following the later of: (1) the expiration of the period commencing on the closing of the AHI Acquisition and ending upon the earliest to occur of (a) the second anniversary date of the issuance of GA Healthcare REIT III’s operating partnership units issued in connection with the AHI Acquisition, (b) a change of control of Continental Merger Sub, LLC, and (c) the listing of shares of our common stock on a national securities exchange, or the RRA Lock-Up Period; and (2) the date on which we are eligible to file a registration statement on Form S-3 or any successor form (but in any event no later than 60 days after such date), we, as the indirect parent company of the operating partnership, are required to file a shelf registration statement with the SEC under the Securities Act covering the resale of the shares of our common stock issued or issuable in redemption of the GA Healthcare REIT III’s operating partnership units that were issued as consideration in the AHI Acquisition. The Registration Rights Agreement also grants the Holders (as defined in the Registration Rights Agreement) demand rights to request additional registration statement filings as well as “piggyback” registration rights, in each case on or after the expiration of the RRA Lock-Up Period. In connection with the Merger, we assumed the Registration Rights Agreement and GA Healthcare REIT III’s obligations thereunder in their entirety. The Holders have agreed that, without the prior written consent of the representatives on behalf of the underwriters, during the restricted period (i.e., the period ending 180 days after the date of listing of our common stock for trading on a national securities exchange), they will not, and will not publicly disclose an intention to, directly or indirectly, among others, subject to certain exceptions, exercise their registration rights under the Registration Rights Agreement.

PROPOSAL FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 2)
Our Audit Committee has appointed Deloitte & Touche to continue as our independent registered public accounting firm for the year ending December 31, 2023; provided, however, that our Audit Committee seeks the ratification of the appointment by our stockholders. If our stockholders do not ratify the appointment of Deloitte & Touche, the Audit Committee will reconsider whether to retain Deloitte & Touche but may decide to retain Deloitte & Touche as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of us and our stockholders.
Representatives of Deloitte & Touche are expected to be present at the 2023 Annual Meeting of Stockholders. They will be given an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Vote Required
The proposal to ratify the appointment of Deloitte & Touche requires the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present. A properly executed proxy card, or instruction by telephone or the Internet, indicating “FOR” will be considered a vote in favor of the proposal to ratify the appointment of Deloitte & Touche. A properly executed proxy card, or instruction by telephone or the Internet, indicating “AGAINST” will be considered a vote against the proposal to ratify the appointment of Deloitte & Touche. For purposes of the proposal to ratify the appointment of Deloitte & Touche, abstentions and broker non-votes will have no impact.
Our Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for the year ending December 31, 2023, and proxies solicited by our Board of Directors will be voted in favor of such ratification unless a stockholder indicates otherwise on the proxy.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM; AUDIT AND NON-AUDIT FEES
Deloitte & Touche has served as our independent registered public accounting firm and audited our consolidated financial statements since January 27, 2015.
The following table lists the fees for services provided by our independent registered public accounting firm for 2022 and 2021:

Services	2022	2021
Audit fees (1)	$1,970,000	$1,161,000
Audit-related fees (2)	452,000	405,000
Tax fees (3)	298,000	109,000
All other fees	—	—
Total	$2,720,000	$1,675,000
________
(1)Audit fees consist of fees related to the 2022 and 2021 audit of our annual consolidated financial statements and reviews of our quarterly consolidated financial statements. Audit fees also relate to statutory and regulatory audits, consents and other services related to filings with the SEC in the year the services were rendered.
(2)Audit-related fees relate to financial accounting and reporting consultations, assurance and related services in the year the services were rendered.
(3)Tax services consist of tax compliance and tax planning and advice in the year the services were rendered.

The Audit Committee pre-approves all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and the rules and regulations of the SEC. All services rendered by Deloitte & Touche for the years ended December 31, 2022 and 2021 were pre-approved in accordance with the policies and procedures described above.
Auditor Independence
The Audit Committee has considered whether the provision of the above noted services is compatible with maintaining our independent registered public accounting firm’s independence and has concluded that the provision of such services has not adversely affected the independent registered public accounting firm’s independence.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS
Pursuant to the Audit Committee charter adopted by our Board of Directors, the Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by overseeing the independent auditors and reviewing the financial information to be provided to the stockholders and others, the system of internal control over financial reporting that management has established and the audit and financial reporting process. The Audit Committee is composed of four of our independent directors. Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing, and the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee’s role does not provide any special assurance with regard to the financial statements of the company, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. The Audit Committee relies in part, without independent verification, on information provided to it and on representations made by management and the independent auditors that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.
In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed the 2022 audited financial statements with management, including a discussion of the quality and acceptability of the financial reporting and controls of the company.
The Audit Committee reviewed with Deloitte & Touche, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee discussed with Deloitte & Touche the overall scope and plans for the audit. The Audit Committee meets periodically with Deloitte & Touche, with and without management present, to discuss the results of their examinations, their evaluations of internal controls and the overall quality of the financial reporting of the company.
The Audit Committee has received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the PCAOB regarding Deloitte & Touche's communications with the Audit Committee concerning independence, and in connection therewith, the Audit Committee discussed with the independent auditors their views as to their independence.
Based on the reports and discussions described above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our 2022 Annual Report on Form 10-K filed with the SEC on March 17, 2023.

MEMBERS OF THE AUDIT COMMITTEE:
Dianne Hurley (Chairwoman)
Scott A. Estes
Harold H. Greene
Brian J. Flornes

The preceding “Audit Committee Report to Stockholders” shall not be deemed soliciting material or to be filed with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that American Healthcare REIT specifically incorporates it by reference into such filing.

ANNUAL REPORT
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is being distributed along with this proxy statement to stockholders on or about April 11, 2023. Our 2022 Annual Report on Form 10-K is not incorporated in this proxy statement and is not deemed a part of the proxy soliciting material.

PROPOSAL TO APPROVE, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS
(Proposal No. 3)
General Information
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Exchange Act enable our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation paid to our NEOs, as disclosed in this proxy statement in accordance with the SEC’s rules.
Say on Pay Vote Mechanics
We are asking our stockholders to provide advisory (non-binding) approval of the compensation paid to our NEOs for the year ended December 31, 2022, as described in the “Compensation Discussion and Analysis” section and the compensation tables and narrative disclosures of this proxy statement (beginning on page 19).
This advisory (non-binding) vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and our compensation philosophy, policies and practices, as described in this proxy statement.
Highlights of our Executive Compensation Program
We believe that our executive compensation program:
•Aligns executive compensation to business objectives and overall company performance;
•Attracts, retains, and motivates highly-qualified executives;
•Balances the focus on short- vs. longer-term performance objectives through an appropriate mix of short-term cash incentive awards and equity incentive awards that vest over a number of years; and
•Has features designed to further align executive compensation with stockholder interests and mitigate risks, including: (i) no minimum guaranteed base salary increases and (ii) no significant perquisites.
Vote Required
Approval of this proposal requires the affirmative vote of a majority of the votes cast on such proposal, if a quorum is present. Abstentions and broker non-votes will have no impact on the vote on this proposal.
Our Board of Directors recommends a vote FOR the say on pay proposal, as stated by the following resolution:
“RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2022 Summary Compensation Table, and the other related tables and disclosures.”
The say on pay vote is advisory, and therefore not binding on the company, our Board of Directors or our Compensation Committee. Our Board of Directors and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

PROPOSAL TO APPROVE THE AMERICAN HEALTHCARE REIT, INC.
SECOND AMENDED AND RESTATED 2015 INCENTIVE PLAN
(Proposal No. 4)

On April 6, 2023, upon recommendation of our Compensation Committee, our Board of Directors approved an amendment and restatement of the American Healthcare REIT, Inc. Amended and Restated 2015 Incentive Plan, (the “Existing Plan”) in order to increase the number of shares of Class T common stock available for issuance under that plan by an additional 3,000,000 shares and to make other administrative changes to the Existing Plan, subject to stockholder approval at the 2023 Annual Meeting of Stockholders (such amendment and restatement, the “Second A&R 2015 Plan”). We are therefore requesting that shareholders approve the Second A&R 2015 Plan to, among other things:
•Increase the number of shares of Class T common authorized for issuance under the plan by 3,000,000 shares;
•Revise the definition of a change in control referenced in the Second A&R 2015 Plan to be consistent with the definition in the American Healthcare Opps Holdings, LLC Executive Severance and Change in Control Plan, or the Executive Severance Plan;
•Extend the term of the plan to the 10-year anniversary of stockholder approval of the Second A&R 2015 Plan;
•Remove the references to Section 162(m) of the U.S. Internal Revenue Code, as amended (the “Code”), that have become obsolete as a result of the Tax Cuts and Jobs Act of 2017; and
•Make other administrative changes to the Existing Plan.
If the Second A&R 2015 Plan is approved by stockholders, we will continue to be able to make awards of long-term equity incentives, which we believe are critical for attracting, motivating, rewarding and retaining a talented team who will contribute to our success. If our stockholders do not approve this proposal, the Existing Plan will remain in effect in its current form, subject to its expiration date and current share limits in the Existing Plan. In addition, if the stockholders do not approve the Second A&R 2015 Plan, the Compensation Committee would be required to revise its compensation philosophy and formulate other cash-based programs to attract, retain, and compensate eligible officers, employees and non-employee directors.
Background
We previously reported in our Current Report on Form 8-K filed on September 20, 2022 that we filed a Registration Statement on Form S-11 (File No. 333-267463) with the SEC for a proposed offering of our shares of common stock in conjunction with a contemplated listing of our common stock on the New York Stock Exchange, or the Proposed Listing. In connection with the Proposed Listing, on November 15, 2022, we effected a one-for-four reverse stock split, or the Reverse Stock Split, of each issued and outstanding share of Class T common stock, par value $0.01 per share, and Class I common stock, par value $0.01 per share, by filing articles of amendment to our charter. As a result of the Reverse Stock Split, every four shares of issued and outstanding Class T common stock and Class I common stock, respectively, were combined and converted into one new share of the respective class of common stock, par value $0.01 per share.
Additionally, equitable adjustments were made to the maximum number of shares of our common stock that may be issued pursuant to the Existing Plan, and the maximum number of shares of our common stock that may be issued upon exercise of incentive stock options under the Existing Plan, in each case, to reflect the Reverse Stock Split. The number of shares of our common stock subject to outstanding awards under the Existing Plan, and certain performance goals applicable to such awards, have also been equitably adjusted to reflect the Reverse Stock Split. Following the adjustments, the total number of common shares available for issuance under the Existing Plan is 484,866. We expect to continue to grant equity awards to our non-employee directors, and certain applicable executives and personnel, including new hires, to incentivize, reward and retain these individuals. We consider equity grants to be a key part of our overall compensation program. The Existing Plan is the only equity-based incentive plan used by us to provide equity-based awards to applicable executive officers, personnel and non-employee directors. If the Second A&R 2015 Plan is not approved by our stockholders, we will not have sufficient common shares available for future grant needs and will lose a critical tool for attracting, retaining and motivating applicable executives, personnel and non-employee directors.

Additional Changes
In addition to increasing the number of Class T common stock authorized for issuance, the Second A&R 2015 Plan would make certain administrative changes to the Existing Plan. These changes include the following:
•Definition of Change in Control. The definition of “Change in Control” under the Existing Plan has been revised to be consistent with the definition of “Change in Control” in the Executive Severance Plan.
•Extension of Incentive Plan Term. The Existing Plan currently is scheduled to expire on July 23, 2025. The Second A&R 2015 Plan would extend the term of the plan to 2033, the tenth anniversary of stockholder approval of the Second A&R 2015 Plan.
•Elimination of Section 162(m) References. The Second A&R 2015 Plan removes references to Section 162(m) of the Code that have become obsolete as a result of the Tax Cuts and Jobs Act or 2017, which removed the performance-based compensation deductibility exception under Section 162(m) of the Code.
Summary of the Second A&R 2015 Plan
The following is a summary of the Second A&R 2015 Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Second A&R 2015 Plan, which is attached as Appendix A and incorporated herein by reference and which is marked to show changes effected by the proposed amendment. Stockholders are encouraged to read the text of the Second A&R 2015 Plan in its entirety.
Purpose
The purposes of the Second A&R 2015 Plan are (i) to provide incentives for eligible recipients to further the growth, development and financial success of the company by personally benefiting through the ownership of company stock and/or rights which recognize such growth, development and financial success; and (ii) to enable the company to obtain and retain the services of eligible recipients considered essential to the long-term success of the company by offering them an opportunity to own stock in the company and/or rights which will reflect the growth, development and financial success of the company.
Awards
Under the Second A&R 2015 Plan, the company may grant stock options, restricted stock awards, performance awards, dividend equivalent awards, deferred stock awards, stock payment awards, and stock appreciation rights, or SARs.

Administration

The Second A&R 2015 Plan will be administered by the Compensation Committee or another committee or subcommittee of the Board of Directors which has been appointed by the Board of Directors, which will consist of two or more non-employee directors, each of whom is intended to be a "non-employee director", as defined by Rule 16b-3 of the Exchange Act, and “independent” within the meaning of the principal stock exchange on which the Class T common stock, or other class of shares of common stock of the company, is then traded. However, the Board of Directors will serve as plan administrator with respect to awards granted to non-employee directors under the Second A&R 2015 Plan. Such body is referred to herein as the “Administrator.”

Subject to the express provisions of the Second A&R 2015 Plan, the Administrator has the power to administer the plan in accordance with its terms, interpret the Second A&R 2015 Plan and the award agreements thereunder, to adopt, interpret, amend and revoke rules applicable to the Second A&R 2015 Plan, and to amend any award agreement, provided that the rights or obligations of the award holder are not affected adversely in any material manner.

The Administrator may delegate some or all of its authority to grant awards under the Second A&R 2015 Plan to a committee of one or more members of the Administrator or one or more officers of the company, provided that the Administrator may not delegate its authority to grant awards to individuals (i) who are subject on the date of grant to the reporting rules under Section 16(a) of the Exchange Act, or (ii) who are officers of the company or any subsidiary thereof who are delegated authority by the Administrator under the Second A&R 2015 Plan, and delegation of the authority to grant awards under the Second A&R 2015 Plan is not allowed to the extent prohibited under applicable law.

Available Shares

If the Second A&R 2015 Plan is approved by stockholders, then the aggregate number of shares of Class T common stock which may be issued under the Second A&R 2015 Plan will not exceed 4,000,000, representing the original authorization of 1,000,000 shares of Class T common stock and the new authorization of 3,000,000 shares of Class T common stock. However, this amount is subject to adjustment in the event that the Administrator determines that any corporate event (including but not limited to a dividend or distribution, recapitalization, stock split, merger, spin-off, or liquidation), in the Administrator’s sole discretion, affects the Class T common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Second A&R 2015 Plan or awards thereunder. Pursuant to the terms of the Second A&R 2015 Plan, upon the listing of the company’s common stock, the number of shares available for awards under the Second A&R 2015 Plan will be adjusted to reflect shares of the company’s common stock that are principally traded following such offering.

Shares of Class T common stock subject to an outstanding award may again be issued under the Second A&R 2015 Plan if: (i) the initial award expires, terminates or is canceled without having been fully exercised or vested, or is exercised or settled in whole or in part in cash (in which case the number of shares of Class T common stock subject to such award with respect to which the award was not exercised, settled, or paid out in stock may again be issued under the Second A&R 2015 Plan); (ii) the initial awards are adjusted and become exercisable with respect to shares of stock of another corporation; (iii) such shares are delivered by the award holder or withheld by the company upon exercise or settlement of the award, in payment of the exercise price thereof or tax withholding thereon; or (iv) such shares are restricted stock surrendered by the award holder or repurchased by the company pursuant to the terms of the Second A&R 2015 Plan. Notwithstanding the above, no shares of Class T common stock may be reissued under the plan if such action would cause an incentive stock option to fail to qualify as such under Section 422 of the Code.

Shares of Class T common stock are not traded on an established market. The estimated net asset value per share of our Class T common stock was $31.40, calculated as of December 31, 2022.

Corporate Events

As described under “Available Shares” above, the Second A&R 2015 Plan permits the Administrator to take certain actions in connection with a “Corporate Event.” “Corporate Events” under the Second A&R 2015 Plan include any dividend or other distribution (whether in the form of cash, Class T common stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the company, or exchange of Class T common stock or other securities of the company, issuance of warrants or other rights to purchase Class T common stock or other securities of the company, or other similar corporate transaction or event.

In connection with the occurrence of a Corporate Event, if the Administrator determines in its sole discretion that such Corporate Event affects the Class T common stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Second A&R 2015 Plan or with respect to any award, then the Administrator will adjust any or all of (i) the number and kind of shares of stock (or other securities or property) with respect to which awards may be granted, including adjustments to the aggregate share reserve and limits of issuance of incentive stock options, (ii) the number and kind of shares of Class T common stock (or other securities or property) subject to outstanding awards, and (iii) the grant or exercise price with respect to any award. The Administrator will be required to make sure adjustments if the Corporate Event constitutes an “equity restructuring” as defined in FASB ASC §718-10-20.

Furthermore, in the event of a Corporate Event or any unusual or nonrecurring transactions or events affecting the company, any affiliate of the company, or the financial statements of the company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator in its discretion may take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Second A&R 2015 Plan or with respect to any award under the Second A&R 2015 Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, subject to certain limited exceptions: (i) provide for either the purchase of such award in exchange for cash or replacement of such award with other rights or property selected by the Administrator; (ii) provide that the award cannot vest, be exercised or become payable after such event; (iii) provide that such award will be exercisable as to all shares covered thereby; (iv) provide for the assumption of the award by the successor or survivor corporation, or a parent or subsidiary thereof, or substitution of the award with awards covering the stock of the successor or survivor corporation, or parent or subsidiary thereof, with appropriate adjustments to number and kind of shares and prices; (v) make adjustments in the number and type of shares of Class T common stock (or other securities or property) subject to the outstanding awards, or in the terms and conditions of, and criteria included in, outstanding awards which may be granted in the future; and (vi)

provide that, for a specified period of time prior to such event, the restrictions imposed under the award agreement upon some or all shares of restricted stock or deferred stock may be terminated and, in the case of restricted stock, some or all of such restricted stock may cease to be subject to forfeiture under the Second A&R 2015 Plan.

Forfeiture

Pursuant to the terms of the Second A&R 2015 Plan, the Administrator has the right to provide (in an award agreement or other written agreement with an award holder) that (i) any proceeds, gains or other economic benefit received by the award holder upon any receipt or exercise of an award or upon the receipt or resale of the Class T common stock underlying the award must be paid to the company, and (ii) the award will terminate and any unexercised portion of the award (whether or not vested) will be forfeited, in each case, if (a) the award holder ceases to perform services for the company or a subsidiary prior to the specified date, or within the specified time period following receipt or exercise of the award, or (b) the award holder at any time, or during a specified time period, engages in any activity in competition with the company, or which is inimical, contrary or harmful to the interests of the company, or (c) the award holder ceases to perform services for the company or a subsidiary for cause.

Effective Date, Termination and Amendment

The Existing Plan originally became effective as of July 23, 2015. If the Second A&R 2015 Plan is approved by stockholders at the 2023 Annual Meeting of Stockholders, such amendment and restatement will become effective as of the date of such meeting.

The Second A&R 2015 Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator, provided, however, that stockholder approval of such amendment may be necessary (i) in order for the Second A&R 2015 Plan to continue to be permitted to issue incentive stock options under Section 422 of the Code, and (ii) in order to comply with rules promulgated by an established stock exchange or national market system. The Board of Directors will determine whether approval by the stockholders will be requested or required in its sole discretion after due consideration of such matters. Furthermore, other than in the context of certain corporate transactions, the Administrator may not increase the limit of issuance of incentive stock options or the total share reserve under the Second A&R 2015 Plan without obtaining approval of the company’s stockholders within 12 months of such action. No amendment, suspension or termination of the Second A&R 2015 Plan may, without the consent of the applicable award holder, materially alter or materially impair any rights or obligations under any award previously granted or awarded, unless the award itself permits such action or the award holder consents to such amendment, suspension or termination.

The Administrator has the right to modify, amend or cancel any award after it has been granted if (a) the modification, amendment or cancellation does not materially diminish the rights or benefits of the award holder under the award, (b) the award holder consents in writing to such modification, amendment or cancellation, (c) there is a dissolution or liquidation of the company, (d) the Second A&R 2015 Plan and/or the award agreement expressly provides for such modification, amendment or cancellation, or (e) the company would otherwise have the right to make such modification, amendment or cancellation by applicable law.

Eligibility

Participants in the Second A&R 2015 Plan will consist of such officers, common law employees, and (with limited exceptions) natural person consultants and advisors of the company and its subsidiaries, as well as such non-employee members of the company’s Board of Directors, as selected by the Administrator. As of March 20, 2023, approximately 115 employees and nine non-employee directors would be eligible to participate in the Existing Plan if selected by the Administrator to participate. While the Existing Plan permits consultants and advisors to participate in the Existing Plan, we have historically not granted awards to any consultants or advisors of the company or its subsidiaries and do not expect to change that practice in the future.

Non-Employee Director Compensation Limit

The maximum fair market value of stock with respect to awards which may be granted to any non-employee director during any calendar year will be $500,000, determined as of the grant date of such awards.

Stock Options

The Second A&R 2015 Plan provides for the grant of stock options. The Administrator will determine the conditions to the exercisability of each stock option, and may in its sole discretion accelerate the period during which a stock option vests.

The term of each stock option will be set by the Administrator in its sole discretion, provided that in the case of incentive stock options, the term will not be more than 10 years from the date the incentive stock option is granted (or five years in the case of an option recipient who owns more than 10% of the total combined voting power of all classes of stock of either the company or a subsidiary (a “Ten Percent Stockholder”). Only employees are eligible to receive incentive stock options. Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price of a stock option will not be less than 100% of the fair market value of a share of Class T common stock on the date of grant, unless the option is an incentive stock option and the option recipient is a Ten Percent Stockholder, in which case the exercise price will be not less than 110% of the fair market value of a share of Class T common stock on the date the option was granted.

The total maximum number of shares of Class T common stock that may be issued pursuant to the exercise of incentive stock options under the Second A&R 2015 Plan will be the same as the maximum number of shares issuable under the plan.

Restricted Stock

The Second A&R 2015 Plan provides for the grant of restricted stock awards. Restricted stock awards are awards of Class T common stock awarded under the Second A&R 2015 Plan pursuant to which the award holder has rights of ownership to the Class T common stock underlying the award (including the right to receive all dividends or other distributions paid in respect of such stock), but such stock is subject to restrictions in accordance with the terms of the Second A&R 2015 Plan and the applicable award agreement and may be subject to forfeiture by the award holder until the earlier of (i) the time such restrictions lapse or are satisfied, or (ii) the time such shares are forfeited pursuant to the terms of the award agreement.

The Administrator may in its discretion determine the purchase price, if any, and other conditions, limitations, restrictions and other terms and conditions on the issuance of such restricted stock awards (and on dividends or distributions with respect thereto) as it deems appropriate, including, but not limited to, vesting or performance-based restrictions and voting restrictions.

Performance Awards and Performance Measures

The Second A&R 2015 Plan also provides for the grant of performance awards. The value of such performance awards may be subject to the achievement of performance goals which are related to one or more performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance awards may be provided in the form of a cash bonus, stock bonus, or other performance or incentive award that is paid in cash, Class T common stock, or a combination of both.

Performance criteria under the Second A&R 2015 Plan include the following business criteria with respect to the company, any subsidiary or any division or operating unit: (i) net income; (ii) pre-tax income; (iii) operating income; (iv) cash flow; (v) earnings per share; (vi) return on equity; (vii) return on invested capital or assets or equity or sales; (viii) cost reductions or savings; (ix) funds from operations; (x) appreciation in the fair market value of Class T common stock; (xi) earnings before or after any one or more of the following items: interest, taxes, depreciation or amortization; (xii) net income; (xiii) cash flow return on investments which equals net cash flows divided by owners’ equity; (xiv) gross revenues; (xv) total shareholder returns; (xvi) achievement of sales targets; (xvii) completion of acquisitions; (xviii) cash generation, profit and/or revenue targets; (xix) growth measures, including revenue growth, as compared with a peer group or other benchmark; or (xx) any other performance criteria selected by the Administrator whether or not listed herein; each as determined in accordance with generally accepted accounting principles, to the extent applicable, or subject to such adjustments as may be specified by the Administrator with respect to an award.

SARs

The Second A&R 2015 Plan also provides for the grant of SARs. SARs permit the award holder, without payment to the company (except for withholding or other taxes) to receive cash, Class T common stock, or a combination thereof in an amount equal to the excess of the fair market value per share of Class T common stock on the date the SAR is exercised over the exercise price noted in the award agreement for each such share. SARs may be granted (i) in connection and simultaneously with the grant of a stock option, (ii) with respect to a previously-granted stock option, or (iii) independent of a stock option. SARs may be subject to such terms and conditions not inconsistent with the Second A&R 2015 Plan as the Administrator may determine.

Dividend Equivalents, Stock Payments and Deferred Stock

Eligible award holders may be granted dividend equivalents based on the dividends declared on our Class T common stock, to be credited as of dividend payment dates, during the period between when an award is granted and the date such award is exercised, vests or expires. Such dividend equivalents will be converted to cash or additional shares of Class T common stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

“Stock payments” under the Second A&R 2015 Plan refer to (i) payments in the form of Class T common stock, or (ii) options or other rights to purchase shares of Class T common stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to an award holder in cash. The number of shares to be issued will be determined by the Administrator, and may be based upon performance criteria determined to be appropriate by the Administrator, determined as of the date such stock payment is made or on any date thereafter.

The Second A&R 2015 Plan also provides for the grant of deferred stock. Deferred stock awards may be linked to such performance criteria as the Administrator deems appropriate on specified dates or over any period or periods determined by the Administrator. Class T common stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or performance criteria set by the Administrator.

The Administrator will determine the terms and provisions of the dividend equivalents, stock payments and deferred stock in its sole discretion, subject to the terms of the Second A&R 2015 Plan.

Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Second A&R 2015 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Second A&R 2015 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the Second A&R Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) of the Code

Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer, the corporation’s chief financial officer and certain other current and former executive officers of the corporation.

Stock Options

A participant will not recognize taxable income at the time a stock option is granted and the company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the company (or, if applicable, the employer subsidiary) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Code. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive share option. If the shares of Class T common stock acquired by exercise of an incentive stock option are held for the longer of two years from the date the stock option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the company (or, if applicable, the employer subsidiary) will not be entitled to any deduction. If, however, those shares of Class T common stock are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of (1) the lesser of the amount realized upon that disposition and the fair market value of those shares on the date of exercise over (2) the exercise price, and the company (or, if applicable, the employer subsidiary) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Code.

SARs

A participant will not recognize taxable income at the time SARs are granted and the company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares of

Class T common stock delivered and the amount of cash paid by the company, and the company (or, if applicable, the employer subsidiary) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Code.

Stock Awards

A participant will not recognize taxable income at the time restricted stock (i.e., stock subject to restrictions constituting a substantial risk of forfeiture) is granted and the company (or, if applicable, the employer subsidiary) will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares of Class T common stock. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares of Class T common stock at such time over the amount, if any, paid for those shares of Class T common stock. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the company (or, if applicable, the employer subsidiary) as compensation expense, subject to the deduction limits under Section 162(m) of the Code. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions constituting a substantial risk of forfeiture lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the company (or, if applicable, the employer subsidiary) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Code.

A participant who receives shares of Class T common stock that are not subject to any restrictions under the Second A&R 2015 Plan will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) on the date of grant in an amount equal to the excess of the fair market value of such Class T common stock on that date over the amount, if any, paid for those shares, and the company (or, if applicable, the employer subsidiary) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Code.

Performance Awards

A participant will not recognize taxable income at the time performance awards are granted and the company (or, if applicable, the employer subsidiary) will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares of Class T common stock delivered and the amount of cash paid by the company, and the company (or, if applicable, the employer subsidiary) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Code.

Stock Payments and Deferred Stock

The tax consequences for stock payments and deferred stock awards will depend on the specific terms of the awards.

New Plan Benefits Under the Second A&R 2015 Plan

Because future awards under the Second A&R 2015 Plan to employees and consultants will be granted in the discretion of the Administrator, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to annual and long-term incentive awards and stock-based compensation under our Existing Plan is presented in the “2022 Summary Compensation Table” and these related tables: “2022 Grants of Plan-Based Awards,” “Outstanding Equity Awards at Fiscal 2022 Year-End,” and “2022 Options Exercised and Stock Vested,” elsewhere in this Proxy Statement, in the “Compensation Discussion and Analysis,” section above, and in our financial statements for the fiscal year ended December 31, 2022 contained in the Annual Report which accompanies this Proxy Statement.

Historical Equity Award Table

The following table sets forth the number of restricted stock awards, time-based restricted stock units and performance-based restricted stock units granted over the lifetime of the Existing Plan to the individuals and groups as indicated as of March 20, 2023:

Name and Position	Restricted Stock ($)	Restricted Stock (#)	Time-Based Restricted Stock Units ($)	Time-Based Restricted Stock Units (#)	Performance-Based Restricted Stock Units ($)	Performance-Based Restricted Stock Units (#)
Danny Prosky, Chief Executive Officer and President	1,500,002	40,673	—	—	503,797	13,558
Brian S. Peay, Chief Financial Officer	1,200,057	32,540	—	—	188,921	5,084
Gabriel M. Willhite, Chief Operating Officer	967,842	26,243	—	—	94,461	2,542
Stefan K.L. Oh, Executive Vice President, Chief Investment Officer	881,303	23,897	—	—	81,863	2,203
Mark E. Foster, Executive Vice President, General Counsel	117,184	3,154	—	—	39,064	1,051
Total Executive Group	4,666,388	126,507	—	—	908,106	24,438
Non-Executive Director Group	4,758,061	123,415	—	—	—	—
Non-Executive Employee Group	1,524,601	41,340	713,472	19,200	365,264	4,915
Vote Required
Approval of this proposal requires the affirmative vote of a majority of the votes cast on such proposal, if a quorum is present. Abstentions and broker non-votes will have no impact on the vote on this proposal.
Our Board of Directors recommends a vote FOR the approval of the Second Amended and Restated 2015 Incentive Plan.
All members of our Board of Directors and all of our executive officers are eligible for awards under the Second Amended and Restated 2015 Incentive Plan and therefore have a personal interest in the approval of this proposal.

DIRECTOR NOMINATIONS AND PROPOSALS FOR 2024 ANNUAL MEETING OF STOCKHOLDERS
Under SEC regulations, any stockholder desiring to submit a proposal for inclusion in proxy solicitation material for our 2024 Annual Meeting of Stockholders must cause such proposal to be received at our principal executive offices located at 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, Attention: Secretary, no later than December 13, 2023 in order for the proposal to be considered for inclusion in our proxy statement for that meeting. Stockholders also must follow the procedures prescribed in SEC Rule 14a-8 promulgated under the Exchange Act. If a stockholder wishes to nominate an individual to our Board of Directors or present a proposal at our 2024 Annual Meeting of Stockholders, whether or not the proposal is intended to be included in the 2024 proxy materials, our bylaws currently require that the stockholder give advance written notice to our Secretary at our offices no earlier than November 13, 2023 and no later than 5:00 p.m., Pacific Time, on December 13, 2023. Stockholders are advised to review our bylaws, which contain other requirements with respect to advance notice of stockholder proposals and director nominations. In addition, to comply with the universal proxy rules, any stockholder who intends to solicit proxies in support of director nominees other than the Company’s director nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act.

OTHER MATTERS
Distribution of Materials; Other Business
On or about April 11, 2023, we will send a proxy card together with this proxy statement to all stockholders of record at the close of business on March 20, 2023. The only business to come before the annual meeting which management is aware of is set forth in this proxy statement. If any other business does properly come before the annual meeting or any adjournment or postponement thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.
It is important that proxies be returned promptly. Therefore, stockholders are urged to sign, date and return the accompanying proxy card in the accompanying return envelope or by the Internet at https://www.proxyvote.com or by telephone by dialing toll-free 1 (800) 690-6903.

HOUSEHOLDING OF PROXY MATERIALS
We have adopted a procedure permitted by SEC rules that is commonly referred to as “householding.” Under this procedure, a single proxy statement and annual report are delivered to multiple stockholders sharing an address unless we receive contrary instructions from any stockholder at that address. We will continue to send a separate proxy card to each stockholder of record. We have adopted this procedure because we believe it reduces the volume of duplicate information stockholders receive and helps to reduce our printing and postage costs. A number of brokers with account holders who are company stockholders will be “householding” our proxy materials and annual reports as well.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, or if you and other stockholders sharing your address are receiving multiple copies of the proxy materials and you would like to receive only a single copy of such materials in the future, please notify your broker if you hold your shares through a broker, or notify us directly if you are a stockholder of record by contacting us at:
American Healthcare REIT, Inc.
18191 Von Karman Avenue, Suite 300
Irvine, CA 92612
Attention: Secretary
(949) 270-9200
We will send promptly additional copies of the relevant materials following receipt of a request for additional copies.

APPENDIX A

AMERICAN HEALTHCARE REIT, INC.
SECOND AMENDED AND RESTATED 2015 INCENTIVE PLAN

American Healthcare REIT, Inc.
Second Amended and Restated 2015 Incentive Plan
American Healthcare REIT, Inc., a Maryland corporation, has adopted the American Healthcare REIT, Inc. Second Amended and Restated 2015 Incentive Plan, for the benefit of its Eligible Recipients and the Eligible Recipients of its Subsidiaries.
1Purpose
The purposes of the Plan are as follows:
1.1     To provide an additional incentive for Eligible Recipients to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.
1.2     To enable the Company to obtain and retain the services of Eligible Recipients considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.
2Definitions
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1     Administrator shall mean the entity that conducts the general administration of the Plan as provided herein. With reference to the administration of the Plan with respect to Awards granted to Independent Directors, the term "Administrator" shall refer to the Board. With reference to the administration of the Plan with respect to any other Award, the term "Administrator" shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Article 11.
2.2     Affiliate shall mean any domestic or foreign individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.
2.3     Award shall mean an Option, a Restricted Stock award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right which may be awarded or granted under the Plan.
2.4     Award Agreement shall mean a written or electronic agreement executed by an authorized Officer of the Company and, to the extent required by the Company, the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.
2.5     Board shall mean the Board of Directors of the Company.
2.6     Business shall mean the business of investing in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities.
2.7     Change of Control shall mean the first to occur of any of the events set forth in the following paragraphs; provided, however, that a Qualified Event shall not constitute a Change in Control:
(a)    any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company or an Affiliate or the Company or Affiliate employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of AHR representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote;
(b)    merger, reverse merger or other business combination or consolidation of the Company with any other corporation other than an Affiliate, other than a merger or consolidation which would result in the Company’s common stockholders of record outstanding immediately prior thereto continuing to hold, directly or
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indirectly, at least fifty percent (50%) of the total voting power of the surviving entity immediately after such merger, reverse merger, business combination or consolidation;
(c)    during any 12-month period, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with American Healthcare Opps Holdings, LLC, or the Company or any successor company) to effect a transaction described in subsections (a) or (b)) whose election by the Board or nomination for election by stockholders of the Company (or any successor company) was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;
(d)    a sale or disposition (other than to an Affiliate) of all or substantially all of the Company’s assets in any single transaction or series of related transactions;
(e)    the sale or disposition, directly or indirectly, of more than 50% of the Company’s interest in American Healthcare Opps Holdings, LLC; or
(f)    the stockholders of AHR or the Board adopts a plan of liquidation of the Company; or the manager of American Healthcare Opps Holdings, LLC adopts a plan of liquidation of American Healthcare Opps Holdings, LLC.
Notwithstanding the foregoing, if a Change in Control constitutes or triggers the right to a payment event with respect to an amount that provides for the deferral of compensation that is subject to Section 409A, then, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described above shall only constitute a Change in Control if such transaction also constitutes a “change in control event” (within the meaning of Section 409A).
2.8     Code shall mean the Internal Revenue Code of 1986, as amended.
2.9     Committee shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 11.1.
2.10    Common Stock shall mean Class T common stock, $0.01 par value per share, of the Company, or following the Company’s listing on a public stock exchange, the Company’s class of common stock that is principally traded following such listing.
2.11    Company shall mean American Healthcare REIT, Inc., a Maryland corporation.
2.12    Confidential Information shall mean (a) information of the Company, or any Subsidiary thereof, to the extent not considered a Trade Secret under applicable law, that (i) relates to the business of the Company, or any Subsidiary thereof, (ii) possesses an element of value to the Company, or any Subsidiary thereof, (iii) is not generally known to the Company's competitors (or a competitor of any Subsidiary thereof), and (iv) would damage the Company, or any Subsidiary thereof, if disclosed, and (b) information of any third party provided to the Company, or any Subsidiary thereof, which the Company, or any Subsidiary thereof, is obligated to treat as confidential, including, but not limited to, information provided to the Company, or any Subsidiary thereof, by its licensors, suppliers, Customers, or Prospective Customers. Confidential Information includes, but is not limited to, (i) future business plans, (ii) the composition, description, schematic or design of products, future products or equipment of the Company, or any Subsidiary thereof, or any third party, (iii) communication systems, audio systems, system designs and related documentation, (iv) advertising or marketing plans, (v) information regarding independent contractors, employees, clients, licensors, suppliers, Customers, Prospective Customers, or any third party, including, but not limited to, Customer lists and Prospective Customer lists compiled by the Company, or any Subsidiary thereof, and Customer and Prospective Customer information compiled by the Company, or any Subsidiary thereof, and (vi) information concerning the Company's, or any Subsidiary’s, or a third party’s financial structure and methods and procedures of operation. Confidential Information shall not include any information that (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure, (ii) has been independently developed and disclosed by others without violating the legal rights of any party, or (iii) otherwise enters the public domain through lawful means.
2.13    Consultant shall mean any consultant or adviser if:
(a)    The consultant or adviser renders bona fide services to the Company or any Subsidiary;
(b)    The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities within the meaning of the general instructions to SEC Form S-8; and
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(c)    The consultant or adviser is a natural person who has contracted directly with the Company to render such services.
2.14    Contact shall mean, with respect to an Eligible Recipient, any interaction between such Eligible Recipient and a Customer or Prospective Customer which takes place in an effort to establish, maintain, and/or further a business relationship on behalf of the Company, and any Subsidiary thereof.
2.15    Continuous Service shall mean the absence of any interruption or termination of service as an Officer, Employee, Consultant or Independent Director. Continuous Service shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence as approved by the Board or the chief executive officer of the Company, or any Subsidiary thereof, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company, or any Subsidiary thereof, policy adopted from time to time; or (iv) transfers between locations of the Company, or any Subsidiary thereof, or between Company or a Subsidiary, or any successors to such organization. However, notwithstanding anything in the foregoing to the contrary, the Board shall have complete and absolute discretion to determine whether an Officer, Employee, Consultant or Independent Director is in the Continuous Service of the Company or Subsidiary at any time.
2.16    Customer shall mean any Person to whom the Company, or any Subsidiary thereof, has sold its products or services.
2.17    Deferred Stock means an award of a contractual right to Common Stock in the future made to an Eligible Recipient pursuant to Section 9.5 of the Plan, but subject to such terms and conditions as may be established by the Administrator.
2.18    Director shall mean a member of the Board.
2.19    Dividend Equivalent shall mean a right awarded under Section 9.3 of the Plan to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock.
2.20    DRO shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.
2.21    Effective Date shall mean the date on which this Plan is adopted by the Board, or such delayed effective date as the Board may specify, as noted in resolutions effectuating such adoption; provided, that in the case of the Second Amended and Restated 2015 Incentive Plan, the Plan shall become effective as of stockholder approval at the 2023 Annual Meeting of Stockholders and shall govern awards granted on or after such date of stockholder approval.
2.22    Eligible Recipient shall mean an Officer, Employee, Consultant or Independent Director.
2.23    Employee shall mean any common law employee of the Company or of any Subsidiary
2.24    Exchange Act shall mean the Securities Exchange Act of 1934, as amended.
2.25    Fair Market Value of a share of Common Stock as of a given date shall be a price that is based on the opening, closing, actual, high, low, or average selling prices of a share of Common Stock reported on the principal stock exchange on which the shares are principally traded on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to (a) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (b) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by Nasdaq or such successor quotation system, or (c) if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Administrator in its complete and absolute discretion.
2.26    Forfeiture Activities shall mean, with respect to an Eligible Recipient, any of the following:
(a)    Trade Secrets & Confidential Information. Such Eligible Recipient (i) uses, discloses, or reverse engineers the Trade Secrets or the Confidential Information for any purpose other than the Company's
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Business, or the Business of a Subsidiary thereof, except as authorized in writing by the Company, or any Subsidiary thereof; (ii) during the Eligible Recipient’s employment with the Company, or any Subsidiary thereof, uses, discloses, or reverse engineers (a) any confidential information or trade secrets of any former employer or third party, or (b) any works of authorship developed in whole or in part by the Eligible Recipient during any former employment or for any other party, unless authorized in writing by the former employer or third party; or (iii) after the Eligible Recipient’s cessation of services for the Company, or any Subsidiary thereof, (a) retains any Trade Secrets or Confidential Information, including any copies existing in any form (including electronic form), which are in Eligible Recipient’s possession or control, or (b) destroys, deletes, or alters any Trade Secrets or Confidential Information without the Company’s (or a Subsidiary’s) prior written consent. The Forfeiture Activities under this subsection (a) shall: (i) with regard to the Trade Secrets, remain in effect and be applicable as long as the information constitutes a Trade Secret under applicable law, and (ii) with regard to the Confidential Information, remain in effect and be applicable during the Forfeiture Period.
(b)    Solicitation of Customers. During the Forfeiture Period of such Eligible Recipient, the Eligible Recipient directly or indirectly, solicits any Customer for the purpose of selling products or providing services to any enterprise competitive with the Business, provided that such Eligible Recipient had Contact with such Customer at any time during the period in which the Eligible Recipient was employed by or performed services for the Company, and any Subsidiary thereof. Nothing in this subsection (b) shall be construed to include any Customer of the Company, or any Subsidiary thereof, (i) to which such Eligible Recipient never sold products or provided any services while employed by or providing services to the Company, or any Subsidiary thereof, (ii) that explicitly severed its business relationship with the Company, or any Subsidiary thereof, unless such Eligible Recipient, directly or indirectly, caused or encouraged the Customer to sever the relationship, or (iii) to which Eligible Recipient is selling products or providing services the Company, or any Subsidiary thereof, no longer offers.
(c)    Solicitation of Prospective Customers. During the Forfeiture Period of such Eligible Recipient, the Eligible Recipient, directly or indirectly, solicits any Prospective Customer of the Company, or any Subsidiary thereof, for the purpose of selling products or providing any services competitive with the Business, provided that such Eligible Recipient had Contact with such Prospective Customer during the last year of the period in which Eligible Recipient was employed by or performed services for the Company, and any Subsidiary thereof (or during such period if employed or providing services for less than a year). Nothing in this subsection (c) shall be construed to include Prospective Customers of the Company, or any Subsidiary thereof, to which Eligible Recipient is selling products or providing any services which the Company, or any Parent or Subsidiary thereof, no longer offers.
(d)    Solicitation of Forfeiture Period Employees. During the Forfeiture Period of such Eligible Recipient, the Eligible Recipient, directly or indirectly, solicits, recruits or induces any Forfeiture Period Employee to (a) terminate his employment or service relationship with the Company, or any Subsidiary thereof, or (b) work for any other Person engaged in the Business. This subsection (d) shall only apply to Forfeiture Period Employees (i) with whom such Eligible Recipient had Material Interaction, or (ii) such Eligible Recipient, directly or indirectly, supervised.
(e)    Non-Disparagement. During the Forfeiture Period of such Eligible Recipient, the Eligible Recipient makes any disparaging or defamatory statements, whether written or oral, regarding the Company, or any Subsidiary thereof,. This subsection (e) shall not preclude an Eligible Recipient from responding truthfully to questions or requests for information to the government, a regulator or in a court of law in connection with a legal or regulatory investigation or proceeding, nor shall it preclude an Eligible Recipient from any activity that is protected by whistleblower retaliation laws.
2.27    Forfeiture Period shall mean, with respect to an Eligible Recipient, the time period during which such Eligible Recipient is employed with, or is performing services for, the Company, or any Subsidiary thereof, and for a period of two (2) years thereafter.
2.28    Forfeiture Period Employee shall mean, with respect to an Eligible Recipient, any Person who (a) is employed by or providing services to the Company, or any Subsidiary thereof, at the time the Eligible Recipient ceases to perform services for the Company, or any Subsidiary thereof, or (b) was employed by or providing services to the Company, or any Subsidiary thereof, during the last year in which Eligible Recipient performed services for the Company, and any Subsidiary thereof (or during the period in which the Eligible Recipient performed services for the Company, or any Subsidiary thereof, if the Eligible Recipient performed services for the Company, or any Subsidiary thereof, for less than a year).
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2.29    Holder shall mean a person who has been granted or awarded an Award.
2.30    ISO shall mean an option which conforms to the applicable provisions of Code §422 and which is designated as an ISO by the Administrator.
2.31    Independent Director shall mean a member of the Board who is not an Officer or Employee.
2.32    Insider shall mean an individual who is, on the relevant date, an Officer, Director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.
2.33    Material Interaction shall mean, with respect to an Eligible Recipient, any interaction between such Eligible Recipient and a Forfeiture Period Employee that relates or related, directly or indirectly, to the performance of such Eligible Recipient's duties or the Forfeiture Period Employee’s duties for the Company, and any Subsidiary thereof.
2.34    NQSO shall mean an Option which is not designated as an ISO by the Administrator or which does not conform to the applicable provisions of Code §422.
2.35    Officer shall mean any officer of the Company, or of any Subsidiary.
2.36    Option shall mean a stock option granted under Section 5 of the Plan. An Option granted under the Plan shall, as determined by the Administrator, be intended to be either a NQSO or an ISO; provided, however, that Options granted to Eligible Recipients who are Independent Directors and Consultants at the time of grant shall be NQSOs.
2.37    Performance Award shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Section 9.2 of the Plan.
2.38    Performance Criteria shall mean the following business criteria with respect to the Company, any Subsidiary or any division or operating unit: (a) net income; (b) pre-tax income; (c) operating income; (d) cash flow; (e) earnings per share; (f) return on equity; (g) return on invested capital or assets or equity or sales; (h) cost reductions or savings; (i) funds from operations; (j) appreciation in the fair market value of Common Stock; (k) earnings before or after any one or more of the following items: interest, taxes, depreciation or amortization; (l) net income; (m) cash flow return on investments which equals net cash flows divided by owners’ equity; (n) gross revenues; (o) total shareholder returns; (p) achievement of sales targets; (q) completion of acquisitions; (r) cash generation, profit and/or revenue targets; (s) growth measures, including revenue growth, as compared with a peer group or other benchmark; or (t) any other performance criteria selected by the Committee whether or not listed herein; each as determined in accordance with generally accepted accounting principles or subject to such adjustments as may be specified by the Committee with respect to an Award.
2.39    Plan shall mean this Second Amended and Restated American Healthcare REIT, Inc. 2015 Incentive Plan, as amended and restated effective as of June __, 2023, and as may be further amended from time to time. This Plan was originally effective July 23, 2015, as adopted by Griffin-American Healthcare REIT IV, Inc., and amended and restated effective as of November 18, 2021.
2.40    Prospective Customer shall mean any Person to which the Company, or any Subsidiary thereof, has solicited to sell its products or services.
2.41    Qualified Event shall mean any of the following: (a) a straight listing of the shares of the Company common stock on the New York Stock Exchange, NASDAQ or on any other nationally recognized stock exchange; (b) an underwritten public offering of the Company common stock pursuant to an effective registration statement under the Securities Act, in which the shares of the Company common stock are approved for listing or quotation on the New York Stock Exchange, NASDAQ or on any other nationally recognized stock exchange; or (c) a reverse merger of the Company into an existing publicly held company or its acquisition subsidiary, resulting in the Company common stock first becoming listed on the New York Stock Exchange, NASDAQ or on any other nationally recognized stock exchange.
2.42    Restricted Stock shall mean an award of Common Stock awarded under Section 8 of the Plan, whereby the Holder has immediate rights of ownership in the Common Stock underlying the Award, but such Common Stock is subject to restrictions in accordance with the terms and provisions of this Plan and the Award Agreement pertaining to the Award and may be subject to forfeiture by the Holder until the earlier of (a) the time such restrictions lapse or are satisfied, or (b) the time such shares are forfeited, pursuant to the terms of the Award Agreement pertaining to the Award.
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2.43    Rule 16b-3 shall mean Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.
2.44    Securities Act shall mean the Securities Act of 1933, as amended.
2.45    Stock Appreciation Right shall mean a stock appreciation right granted under Section 10 of the Plan whereby the Holder, without payment to the Company (except for any applicable withholding or other taxes), receives cash, Common Stock, a combination thereof, or such other consideration as the Board may determine, and, in each case, specified in the Award Agreement, in an amount equal to the excess of the Fair Market Value per share of Common Stock on the date on which the Stock Appreciation Right is exercised over the Stock Appreciation Right exercise price noted in the Award Agreement for each share of Common Stock subject to the Stock Appreciation Right.
2.46    Stock Payment shall mean (a) a payment in the form of shares of Common Stock, or (b) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to an Eligible Recipient in cash, awarded under Section 9.4 of the Plan.
2.47    Subsidiary shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. "Subsidiary" shall also mean any partnership or limited liability company in which the Company, or any Subsidiary, owns a partnership or membership interest representing fifty percent (50%) or more of the capital or profit interests of such partnership or limited liability company.Notwithstanding the foregoing, “Subsidiary” for ISOs, shall mean a “subsidiary corporation” within the meaning of Code §424(f)).
2.48    Ten Percent Shareholder shall mean a person who owns (after taking into account the attribution rules of Code §424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of either the Company or a Subsidiary. For purposes of the preceding sentence, shares of stock owned (directly or indirectly) by or for a person’s brothers and sisters (whether by the whole or half-blood), spouse, ancestors and lineal descendants will be considered to be owned by the person, and if a domestic or foreign corporation, partnership, estate or trust owns (directly or indirectly) shares of stock, those shares are considered to be owned proportionately by or for the stockholders, partners, or beneficiaries of the corporation, partnership, estate or trust. The extent to which stock held by a person as a trustee of a voting trust is considered owned by such person is determined under all of the facts and circumstances. Stock that a person may purchase under outstanding options is not treated as stock owned by such person. In interpreting the foregoing, the provisions of Treas. Reg. §1.422-2(f)(2) shall govern.
2.49    Trade Secrets shall mean information of the Company, or any Subsidiary thereof, and its licensors, suppliers, clients and customers, without regard to form, including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, a list of actual Customers, clients, licensors, or suppliers, or a list of Prospective Customers, clients, licensors, or suppliers which is not commonly known by or available to the public and which information (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.
3Shares Subject to Plan
3.1     Shares Subject to Plan.
(a)    Overall Limitation. The shares of stock subject to Awards shall be Common Stock, as specified in Award Agreements. Subject to adjustment as provided in Section 12.4, the aggregate number of shares of Class T Common Stock which may be issued upon exercise of such Options or rights or upon any such Awards under the Plan shall not exceed four million (4,000,000). For the avoidance of doubt, the total number of shares reserved and available for issuance under the Plan shall include and account for any shares subject to Awards previously granted under the Plan (subject to the provisions of Section 3.2) since its adoption but prior to this amendment and restatement.
(b)    Maximum Aggregate Shares Issuable ISO Limitation. The total maximum number of shares of Class T Common Stock that may be issued pursuant to the exercise of ISOs under this Plan shall at all times be exactly the same as the total maximum number of shares that may be issued pursuant to Awards pursuant to Section 3.1(a) above.
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3.2     Add-back of Options and Other Rights. If any Award under the Plan, expires, terminates or is canceled without having been fully exercised or vested or is exercised or settled in whole or in part for cash as permitted by the Plan, the number of shares subject to such Award but as to which such Award or other right was not exercised or settled prior to its expiration, termination, cancellation or exercise or settlement may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3.1. Furthermore, any shares subject to Awards which are adjusted pursuant to Section 12.4 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3.1. Shares of Common Stock which are delivered by the Holder or withheld by the Company upon the exercise or settlement of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3.1. If any shares of Restricted Stock are surrendered by the Holder or repurchased by the Company pursuant to Section 8.4 hereof, such shares may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3.1. Notwithstanding the provisions of this Section 3.2, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an ISO to fail to qualify as an incentive stock option under Code §422.
4Granting of Awards
4.1     Award Agreement. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to be ISOs shall contain such terms and conditions as may be necessary to meet the applicable provisions of Code §422.
4.2     Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
4.3     No Guarantee of Continued Relationship. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Consultant for, the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company and any Subsidiary. The grant of an Award to a Holder under this Plan shall not constitute a contract of employment or a contract to perform services and shall not confer on a Holder any rights upon his or her termination of employment or other relationship with the Company in addition to those rights, if any, expressly set forth in the Award Agreement that evidences his or her Award.
5Granting of Options to Eligible Recipients
5.1     Eligibility. Any Eligible Recipient selected by the Administrator pursuant to Section 5.3(a) shall be eligible to be granted an Option.
5.2     Qualification of ISOs. Only Officers or Employees are eligible to receive an Option which is an ISO.
5.3     Granting of Options to Eligible Recipients.
(a)    The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan, select from among the Eligible Recipients (including Eligible Recipients who have previously received Awards under the Plan) such of them as in its opinion should be granted Options; determine the number of shares to be subject to such Options granted to the selected Eligible Recipient; determine whether such Options for Officers or Employees are to be ISOs or NQSOs (subject to Section 5.2 above) and determine the terms and conditions of such Options, consistent with the Plan;
(b)    Upon the selection of an Eligible Recipient to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such terms and conditions on the Option as it deems appropriate.

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6Terms of Options
6.1     Option Price. The price per share of the shares subject to each Option granted to Eligible Recipients shall be set by the Committee; provided, however, that such price shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted, and, in the case of ISOs granted to a Ten Percent Shareholder, such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted. Notwithstanding the foregoing, the exercise price of an Option granted in substitution of an existing option pursuant to Treas. Reg. §1.424-1(a) or Treas. Reg. §1.409A-1(b)(5)(v)(D) may be established under the requirements of those provisions without regard to the foregoing (see Section 6.4 below).
6.2     Option Term. The term of an Option granted to an Eligible Recipient shall be set by the Committee in its discretion; provided, however, that, in the case of ISOs, the term shall not be more than 10 years from the date the ISO is granted, or five years from the date the ISO is granted if the ISO is granted to a Ten Percent Shareholder. Upon consideration of Code §§409A and 422, the Committee may extend the term of any outstanding Option.
6.3     Option Vesting.
(a)    The period during which the Holder of an Option shall be entitled to exercise, in whole or in part, an Option shall be set by the Committee and stated in the Award Agreement. At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option granted to an Eligible Recipient vests. However, if the Holder of an Option receives a hardship distribution from a Code §401(k) plan of the Company or a Subsidiary, the Option may not be exercised during the six (6) month period following the hardship distribution, unless the Company determines that such exercise would not jeopardize the tax-qualification of the Code §401(k) plan. The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, vesting or performance-based restrictions, voting restrictions, investment intent restrictions, restrictions on transfer, restrictions or limitations or other provisions that would be applied to shareholders under any applicable agreement among the shareholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such shares.
(b)    To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Code §422, but without regard to Code §422(d)) are exercisable for the first time by a Holder during any calendar year (under the Plan and all other incentive stock option plans of the Company and any parent or subsidiary corporation, within the meaning of Code §422) of the Company, exceeds $100,000, such Options shall be treated as NQSOs to the extent required by Code §422. The rule set forth in the preceding sentence shall be applied in accordance with regulations issued under Code §422. For purposes of this Section 6.3(b), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.
6.4     Substitute Awards. Notwithstanding anything to the contrary in this Section, any Option in substitution for a stock option previously issued by another entity, which substitution occurs in connection with a transaction to which Code §424(a) is applicable, may provide for an exercise price computed in accordance with Code §424(a) and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued stock option being replaced thereby.
7Exercise of Options
7.1     Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.
7.2     Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:
(a)    A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;
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(b)    Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;
(c)    In the event that the Option shall be exercised pursuant to Section 12.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and
(d)    Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator may, in its discretion and to the extent permitted by applicable law, (i) allow a delay in payment up to 30 days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator; (vi) allow payment, in whole or in part, through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; (vii) any other method permitted by the Committee or (viii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii), (iv), (v) and (vi). In the case of a promissory note, the Administrator may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law. However, notwithstanding the foregoing, with respect to any Holder who is an Insider, a tender of shares or a “cashless” or “net share” exercise must (1) have met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) be a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Award Agreement provides otherwise, the foregoing exercise payment methods shall be subsequent transactions approved by the original grant of an Option.
7.3     Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:
(a)    The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;
(b)    The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;
(c)    The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(d)    The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and
(e)    The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such shares under Section 7.2(d).
7.4     Rights as Shareholders. Holders shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until such shares have been issued by the Company to such Holders.
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7.5     Ownership and Transfer Restrictions. The Administrator, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective exercise documentation provided to the Holder upon exercise and may be referred to on the certificates evidencing such shares. The Holder shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an ISO within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Code §424(h)) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.
7.6     Additional Limitations on Exercise of Options. Holders may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.
8Award of Restricted Stock
8.1     Eligibility. Subject to the terms and provisions of this Plan, Restricted Stock may be awarded to any Eligible Recipient who the Committee determines should receive such an Award.
8.2     Award of Restricted Stock to Eligible Recipients.
(a)    The Committee may from time to time, in its absolute discretion, select from among the Eligible Recipients (including Eligible Recipients who have previously received other awards under the Plan) such of them as in its opinion should be awarded Restricted Stock; and determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with the Plan.
(b)    The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.
(c)    Upon the selection of an Eligible Recipient to be awarded Restricted Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Stock and may determine and impose such conditions, limitations, restrictions and other terms and conditions on the issuance of such Restricted Stock as it deems appropriate, including, but not limited to, vesting or performance-based restrictions, voting restrictions, investment intent restrictions, restrictions on transfer, rights of the Company to re-purchase shares acquired pursuant to the Restricted Stock Award, “first refusal” rights of the Company to purchase shares acquired pursuant to the Restricted Stock Award prior to their sale to any other person, restrictions or limitations or other provisions that would be applied to shareholders under any applicable agreement among the shareholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such shares.
8.3     Rights as Shareholders. Subject to Section 8.4, upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 8.5, the Holder shall have, unless otherwise provided by the Administrator in the Award Agreement, all the rights of a shareholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Administrator, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 8.4.
8.4     Restriction. All shares of Restricted Stock issued under the Plan (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such terms, conditions and restrictions, if any, as the Administrator shall provide. After the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.
8.5     Escrow. If desired by the Administrator, the Secretary of the Company or such other escrow holder as the Administrator may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed. With respect to shares of Restricted Stock granted or awarded to an Eligible Recipient, upon the expiration or removal of such restrictions, the Secretary of the Company, or other escrow holder, shall transfer the shares to the Holder.
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8.6     Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Administrator shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.
8.7     Section 83(b). If desired by the Administrator, a Holder may not make an election under Code §83(b) with respect to any share of Restricted Stock granted or awarded hereunder without the consent of the Company, which the Company may grant or withhold in its sole discretion, and, upon a failure of a Holder to refrain from making such an election without Company consent, the Restricted Stock granted shall immediately be forfeited and the Holder shall receive only the purchase price, if any, for such forfeited Restricted Stock.
9Performance Awards, Dividend Equivalents, Deferred Stock, Stock Payments
9.1     Eligibility. Subject to the terms and provisions of this Plan, one or more Performance Awards, Dividend Equivalents, awards of Deferred Stock and/or Stock Payments may be granted to any Eligible Recipient whom the Committee determines should receive such an Award.
9.2     Performance Awards. Any Eligible Recipient selected by the Committee may be granted one or more Performance Awards. The value of such Performance Awards may be subject to the achievement of performance goals which are related to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Eligible Recipient.
9.3     Dividend Equivalents.
(a)    Any Eligible Recipient selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date a Stock Appreciation Right, Deferred Stock or Performance Award is granted, and the date such Stock Appreciation Right, Deferred Stock or Performance Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. If the credit of Dividend Equivalents is keyed to the date such Stock Appreciation Right, Deferred Stock, or Performance Award is exercised, such credit should be made with consideration of and in compliance with the requirements of Code §409A with respect to such credit.
(b)    Any Holder of an Option selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option is granted, and the date such Option is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. If the credit of Dividend Equivalents is keyed to the date such Option is exercised, such credit should be made with consideration of the requirements of Code §409A with respect to such credit.
9.4     Stock Payments. Any Eligible Recipient selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.
9.5     Deferred Stock. Any Eligible Recipient selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee, and thus, Deferred Stock may not be sold or otherwise hypothecated or transferred until vesting conditions are satisfied or expire. Unless otherwise provided by the Committee, a Holder of Deferred Stock shall have no rights as a Company shareholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued. Deferred Stock must meet certain restrictions contained in Code §409A if it is to avoid taxation under Code §409A as a “nonqualified deferred compensation plan.” Grants of Deferred Stock under this Plan should be made with consideration of the impact of Code §409A with respect to such grant upon both the Company and the recipient of such Deferred Stock.
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9.6     Term. The term of a Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment shall be set by the Committee in its discretion.
9.7     Exercise or Purchase Price. The Committee may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock or shares received as a Stock Payment; provided, however, that such price shall not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law.
9.8     Terms and Provisions. The Administrator shall determine the terms and provisions of Performance Awards, Dividend Equivalents, awards of Deferred Stock and/or Stock Payments in his complete and absolute discretion subject to the terms and provisions of this Plan.
9.9     Form of Payment. Payment of the amount determined under Section 9.2 or 9.3 above shall be in cash, in Common Stock or a combination of both, as determined by the Committee and specified in the Award Agreement. To the extent any payment under this Section 9 is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 7.4.
10Stock Appreciation Rights
10.1     Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Recipient selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement. Any Stock Appreciation Right that is intended to avoid taxation under Code §409A as a “nonqualified deferred compensation plan” must be granted with an exercise price per share equivalent to or greater than the Fair Market Value of a share of Common Stock of the Company determined as of the date of such grant, consistent with Treas. Reg. §1.409-1(b)(5)(iv), and any other applicable guidance or regulations issued by the Internal Revenue Service.
10.2     Coupled Stock Appreciation Rights.
(a)    A Coupled Stock Appreciation Right ("CSAR") shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.
(b)    A CSAR may be granted to the Holder for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.
(c)    A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company the unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.
10.3     Independent Stock Appreciation Rights.
(a)    An Independent Stock Appreciation Right ("ISAR") shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable at such times and in such installments, and shall cover such number of shares of Common Stock, as the Committee may determine in its complete and absolute discretion. The exercise price per share of Common Stock subject to each ISAR shall be set by the Committee.
(b)    An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.
10.4     Payment and Limitations on Exercise.
(a)    Payment of the amounts determined under Section 10.2(c) and 10.3(b) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee and set forth in the Award Agreement. To the extent such payment is effected in Common Stock it shall be made subject to satisfaction of all provisions of Section 7.4 above pertaining to Options.
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(b)    Holders of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Committee.
11Administration
11.1     Compensation Committee. The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is a "non-employee director", as defined by Rule 16b-3. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.
11.2     Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to ISOs shall be consistent with the provisions of Code §422. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Independent Directors. Furthermore, notwithstanding any provision of this Plan to the contrary, the Board may assume the powers and responsibilities granted to the Committee or other delegate at any time, in whole or in part.
11.3     Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.
11.4     Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company's Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.
11.5     Delegation of Authority to Grant Awards. The Committee may, but need not, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee consisting of one or more members of the Committee or of one or more Officers of the Company; provided, however, that the Committee may not delegate its authority to grant Awards to individuals (a) who are subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act or (b) who are Officers of the Company who are delegated authority by the Committee hereunder, and delegation of the authority to grant Awards under the Plan is not allowed to the extent prohibited by applicable law. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 11.5 shall serve in such capacity at the pleasure of the Committee.
12Miscellaneous Provisions
12.1     Not Transferable.
(a)    Except as otherwise provided in Section 12.1(b):
(1)No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or vested, and the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed.
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(2)No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
(3)During the lifetime of the Holder, only he or she may exercise an Option or other Award (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of with the consent of the Administrator pursuant to a DRO. After the death of the Holder, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his or her personal representative or by any person empowered to do so under the deceased Holder's will or under the then applicable laws of descent and distribution.
(b)    Notwithstanding Section 12.1(a), in the case of Options granted to Independent Directors, an Optionee who is an Independent Director may transfer an Option to a Permitted Transferee (as defined below) subject to the following terms and conditions: (i) an Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) any Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Option as applicable to the original Holder (other than the ability to further transfer the Option); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer. Shares of Common Stock acquired by a Permitted Transferee through the exercise of an Option have not been registered under the Securities Act or any state securities act and may not be transferred, nor will any assignee or transferee thereof be recognized as an owner of such shares of Common Stock for any purpose, unless a registration statement under the Securities Act and any applicable state securities act with respect to such shares shall then be in effect or unless the availability of an exemption from registration with respect to any proposed transfer or disposition of such shares shall be established to the satisfaction of counsel for the Company. For purposes of this Section 12.1(b), "Permitted Transferee" shall mean, with respect to a Holder, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder's household (other than a tenant or Employee), a trust in which these persons (or the Holder) control the management of assets, and any other entity in which these persons (or the Holder) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Administrator after taking into account any state or federal tax or securities laws applicable to transferable Options.
12.2     Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 12.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided, however, shareholder approval of an amendment to the Plan may be necessary (1) in order for the Plan to continue to be able to issue ISO’s under Code §422 pursuant to Treas. Reg. §1.422-2(b)(2)(iii), and (2) in order for the Plan to comply with rules promulgated by an established stock exchange or national market system, and, in all cases, the Board shall determine whether approval by the shareholders shall be requested and/or required in its complete and absolute discretion after due consideration of such matters. Further, without approval of the Company's shareholders given within 12 months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 12.4, increase the limits imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan. No amendment, suspension or termination of the Plan shall, without the consent of the Holder, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the first to occur of the following events:
(a)    The expiration of 10 years from the date the Second Amended and Restated 2015 Plan is adopted by the Board; or
(b)    The expiration of 10 years from the date the Second Amended and Restated 2015 Plan is approved by the Company's shareholders under Section 12.5.
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12.3     Amendment or Cancellation of Awards. The Committee shall have the right to modify, amend or cancel any Award after it has been granted if (a) the modification, amendment or cancellation does not diminish the rights or benefits of the Holder under the Award (provided, however, that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to an Award shall not be deemed as a diminishment of rights or benefits of such Award), (b) the Holder consents in writing to such modification, amendment or cancellation, (c) there is a dissolution or liquidation of the Company, (d) this Plan and/or the Award Agreement expressly provides for such modification, amendment or cancellation, or (e) the Company would otherwise have the right to make such modification, amendment or cancellation by applicable law. No modification, amendment or cancellation of an outstanding Award which is expressly allowed under another provision of this Plan shall be subject to the provisions of this Section 12.3.
12.4     Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
(a)    Subject to Section 12.4(e), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event (a “Corporate Event”), in the Administrator's sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:
(1)The number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued and adjustments of the limitations contained in Sections 3.1, 3.1(c), and 9.2);
(2)The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and
(3)The grant or exercise price with respect to any Award.
The Administrator shall be required to make such adjustments if such Corporate Event constitutes an “equity restructuring”, as defined in FASB ASC §718-10-20.
(b)    Subject to Sections 12.4(c) and (e), in the event of any transaction or event described in Section 12.4(a) including a Change of Control or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder's request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(1)To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder's rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;
(2)To provide that the Award cannot vest, be exercised or become payable after such event;
(3)To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 6.3 or the provisions of such Award;
(4)To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
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(5)To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future; and
(6)To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to forfeiture under Section 8.4 after such event.
(c)    Subject to Sections 12.4(e), 4.2 and 4.3, the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.
(d)    No adjustment or action described in this Section 12.4 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Code §422(b)(1). Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded to the next whole number.
(e)    The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
12.5     Approval of Plan by Shareholders. The Plan will be submitted for the approval of the Company's shareholders within twelve (12) months after the date on which this Plan is adopted by the Board, disregarding any contingencies or delayed effective date relative to such adoption. In the event that shareholder approval of this Plan is not obtained, or in the event that this Plan is not subjected to the approval of the shareholders, then any Awards granted under this Plan shall nonetheless be deemed granted pursuant to the authority of the Board; provided, however, any such Option granted which was intended to be an ISO shall instead be a NQSO. Should this Plan be rejected by the shareholders after being submitted to the shareholders for their approval, the Plan shall immediately terminate at that time, and no further grants shall be made under this Plan thereafter. Notwithstanding the foregoing, no ISO shall be exercisable prior to the date that shareholder approval of this Plan is obtained unless the Holder receiving such ISO agrees that the ISO shall instead be treated as a NQSO for all purposes, and any exercise of an ISO by a Holder prior to the date that shareholder approval of this Plan is obtained shall automatically be deemed to be such an agreement by the exercising Holder.
12.6     Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Award. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Holder of such Award within six months after such shares of Common Stock were acquired by the Holder from the Company) in order to satisfy the Holder's federal and state income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect). To the extent that a Holder is an Insider, satisfaction of withholding requirements by having the Company withhold Shares may only be made to the extent that such withholding of Shares (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Award Agreement provides otherwise, the withholding of shares to satisfy
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federal, state and local withholding tax requirements shall be a subsequent transaction approved by the original grant of a Stock Incentive.

12.7     Restrictions on Awards. This Plan shall be interpreted and construed in a manner consistent with the Company's status as a real estate investment trust ("REIT"), within the meaning of Code §§856 through 860. No Award shall be granted or awarded, and with respect to an Award already granted under the Plan, such Award shall not vest, or be exercisable, distributable or payable if, in the discretion of the Administrator, such Award could impair the Company's status as a REIT or would violate the Company’s Charter or Bylaws.
12.8     Loans. To the extent permitted under applicable law, the Committee may, in its discretion, extend one or more loans to Eligible Recipients in connection with the exercise or receipt of an Award granted or awarded under the Plan, or the issuance of Restricted Stock or Deferred Stock awarded under the Plan; provided, however, that no such loan shall be an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal of an extension of credit in the form of a personal loan to or for any Director or executive Officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other applicable law. The terms and conditions of any such loan shall be set by the Committee.
12.9     Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) the Holder ceases to perform services for the Company or a Subsidiary prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder ceases to perform services for the Company or a Subsidiary for cause.
12.10    Cessation of Service. For all purposes under this Plan, the Committee shall have complete and absolute discretion to determine when a Holder has ceased to perform services for the Company or a Subsidiary, including situations involving cessation of services simultaneously with beginning the performance of other services, cessation of services in temporary situations or situations involving leave, and situations involving the cessation of services in one form with the simultaneous beginning of services in another form (such as, for example, cessation of services as an employee and the beginning of services as a contractor, or vice versa).
12.11    Effect of Plan upon Options and Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Eligible Recipients, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
12.12    Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
12.13    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.
12.14    Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Maryland without regard to conflicts of laws thereof.
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13Independent Director Awards
13.1     Awards to Independent Directors. Independent Directors shall be eligible to receive Awards under this Plan. The terms and conditions of any grant of an Award to an Independent Director shall be set forth in an Award Agreement.
13.2     Award Limits. The maximum aggregate Fair Market Value of stock with respect Awards which may be granted to any Independent Director during any calendar year shall be $500,000 (determined as of the grant date of such Awards).

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American Healthcare REIT

18191 VON KARMAN AVENUE, SUITE 300
IRVINE, CA 92612

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V13459-P89106-Z84555-Z84559-Z84563 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**AMERICAN HEALTHCARE REIT, INC.**

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED IN ITEM 1.**

1. For the election of Jeffrey T. Hanson, Danny Prosky, Mathieu B. Streiff, Scott A. Estes, Brian J. Flornes, Dianne Hurley, Marvin R. O'Quinn, Valerie Richardson and Wilbur H. Smith III to serve as Directors until the Annual Meeting of Stockholders of American Healthcare REIT, Inc. to be held in the year 2024 and until his or her successor is duly elected and qualifies.

| Nominees: | For | Withhold |
|---|---|---|
| 1a. Jeffrey T. Hanson | ☐ | ☐ |
| 1b. Danny Prosky | ☐ | ☐ |
| 1c. Mathieu B. Streiff | ☐ | ☐ |
| 1d. Scott A. Estes | ☐ | ☐ |
| 1e. Brian J. Flornes | ☐ | ☐ |
| 1f. Dianne Hurley | ☐ | ☐ |
| 1g. Marvin R. O'Quinn | ☐ | ☐ |
| 1h. Valerie Richardson | ☐ | ☐ |
| 1i. Wilbur H. Smith III | ☐ | ☐ |

NOTE: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If the stock is jointly owned, the signature of one shall bind all unless the Secretary of the company is given written notice of the contrary and furnished with a copy of the instrument or order which so provides.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Proxy Statement and Annual Report are available at www.proxyvote.com.

V13460-P89106-Z84555-Z84559-Z84563

**AMERICAN HEALTHCARE REIT, INC.**
**PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS**
**TO BE HELD ON JUNE 15, 2023**
**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**
**PLEASE VOTE BY JUNE 14, 2023**

The undersigned stockholder of American Healthcare REIT, Inc., a Maryland corporation, hereby appoints Mark E. Foster and Gabriel M. Willhite, and each of them, as proxies and attorneys-in-fact for the undersigned with full power of substitution in each of them as determined by the American Healthcare REIT, Inc. Board of Directors, on behalf and in the name of the undersigned, to attend the 2023 Annual Meeting of Stockholders of American Healthcare REIT, Inc. to be held on June 15, 2023 at 8:00 A.M. (PT), at the Irvine Marriott, located at 18000 Von Karman Avenue, Irvine, California 92612, and any and all adjournments and postponements thereof, and to cast on behalf of the undersigned all votes which the undersigned would be entitled to cast if personally present, as indicated on the reverse side of this ballot, and otherwise to represent the undersigned at the meeting and any adjournments or postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

**This proxy is solicited on behalf of the American Healthcare REIT, Inc. Board of Directors. In accordance with the recommendation of the Board of Directors or in the absence of such a recommendation, in their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting, including matters incident to its conduct or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies for any and all of the proposals referenced herein.**

**When properly executed, this proxy will be voted as specified by the undersigned stockholder. If no voting instruction is given as to any item, this proxy will be voted "FOR" each of the nominees named in Item 1 and "FOR" Items 2 and 3, and 4.**

For address changes and/or comments, please contact us at: 844-460-9414.

**Continued and to be signed on reverse side**